Exhibit 2.1

AMENDED AND RESTATED
PURCHASE AND SALE AGREEMENT

by and among

KKR & CO. L.P.,

KKR PRIVATE EQUITY INVESTORS, L.P.,

KKR GROUP HOLDINGS L.P.

(solely for purposes of Section 1.1, Section 1.2, Section 3 and Section 9.2),

KKR PEI ASSOCIATES, L.P.

(solely for purposes of Section 1.4),

KKR HOLDINGS L.P.

(solely for purposes of Section 4, Section 5.4, Section 5.7, Section 5.10(b) and Section 9.10),

KKR MANAGEMENT HOLDINGS L.P.

(solely for purposes of Section 6)

and

KKR FUND HOLDINGS L.P.

(solely for purposes of Section 6)

Dated as of July 19, 2009

5.	ADDITIONAL AGREEMENTS		16
	5.1	Consent Solicitation	16
	5.2	Reasonable Best Efforts	18
	5.3	No Solicitation	18
	5.4	Restructuring Transactions	19
	5.5	Insurance	20
	5.6	Modifications to Existing Agreements	20
	5.7	Execution of Additional Agreements	21
	5.8	Delivery of Letters	21
	5.9	Conduct of Business of the Controlling Partnership	22
	5.10	Publicity	24
	5.11	Anti-takeover Statutes	24
	5.12	Access to Information	24
	5.13	Litigation	25

6.	INDEMNIFICATION		25

7.	CONDITIONS PRECEDENT		28
	7.1	Mutual Conditions	28
	7.2	Conditions to Obligations of the Purchaser	28
	7.3	Conditions to Obligations of the Seller	29

8.	TERMINATION		30
	8.1	Termination	30
	8.2	Effect of Termination	31

9.	GENERAL PROVISIONS		31
	9.1	Nonsurvival of Representations, Warranties and Agreements	31
	9.2	Expenses	31
	9.3	Notices	32
	9.4	Interpretation	33
	9.5	Amendment; Waiver	33
	9.6	Counterparts	34
	9.7	Entire Agreement	34
	9.8	Severability	34
	9.9	Assignment; Third Party Beneficiaries	34
	9.10	Further Assurances	34
	9.11	Actions of the Seller	35
	9.12	Governing Law	35
	9.13	Submission to Jurisdiction	35
	9.14	Enforcement	36
	9.15	WAIVER OF JURY TRIAL	36
	9.16	Effect on Original Agreement	36

Exhibits

Exhibit A:	Press Release
Exhibit B:	Transaction Structure
Exhibit C:	Structuring Memorandum
Exhibit D:	Form of Investment Agreement
Exhibit E:	Form of Exchange Agreement
Exhibit F:	Form of Confidentiality and Restrictive Covenant Agreement
Exhibit G:	Form of Amended and Restated Limited Partnership Agreement of the Purchaser
Exhibit H:	Form of Amended and Restated Limited Partnership Agreement of KKR Management Holdings L.P.
Exhibit I:	Form of Amended and Restated Limited Partnership Agreement of KKR Fund Holdings L.P.
Exhibit J:	Form of Amended and Restated Limited Liability Company Agreement of the Controlling Partnership GP
Exhibit K:	Forms of Lock-Up Agreements
Exhibit L:	Form of Tax Receivables Agreement
Exhibit M:	Termination of Investment Agreement
Exhibit N:	Amended and Restated Services Agreement
Exhibit O:	Investment Policies and Procedures
Exhibit P:	Amended and Restated Acquired Partnership LPA
Exhibit Q:	Audit Committee Charter
Exhibit R:	Amendment to Articles of Incorporation of Seller GP

INDEX OF DEFINED TERMS

Acquired Partnership	1
Acquired Partnership GP	1
Acquired Partnership LPA	4
Acquisition Proposal	19
affiliate	33
Agreement	1
Board	1
Code	13
Confidential Controlling Partnership Disclosure Schedule	7
Consent Solicitation Documents	16
Consolidated Persons	7
Contract	8
Contributed Interests	9
Controlling Partnership	1
Controlling Partnership GP	1
Controlling Partnership GP Agreement	21
Effect	5
Effective Time	3
Exchange Act	33
Exchange Agreement	21
Fund Holdings	1
Fund Holdings LPA	21
GAAP	5
Governmental Entity	6
Group Partnerships	1
Holdings	1
HSR Act	6
Independent Directors	2
Interim Financial Statements	9
Investment Agreement	21
Investment Company Act	11
KKR Funds	7
KKR Group	9
Liability	3
Liens	2
Limited Partner Interests	1
Lock-Up Agreement	21
Losses	25
Management Holdings	1
Management Holdings LPA	21
Material Adverse Effect	5
Material Contract	13
Original Agreement	1
Outside Date	30
Participant	13
Permits	12
Permitted Liens	6
person	33
Press Release	14
Proceedings	25
Purchase and Sale	2
Purchaser	1
Purchaser Common Units	2
Purchaser Enhanced Arrangement	13
Purchaser GP	1
Purchaser LPA	21
Requisite Unitholder Consent	16
Restructuring Transactions	19
Satisfaction Date	3
SEC	10
Securities Act	10
Seller	1
Seller Common Units	2
Seller GP	1
Seller Limited Partnership Agreement	5
Seller Recommendation	16
Specified Information	17
Tax Receivables Agreement	21
Taxes	12

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

This AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT, dated as of July 19, 2009 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among (1) KKR & Co. L.P., a Delaware limited partnership (the “Controlling Partnership”), acting through KKR Management LLC, a Delaware limited liability company (the “Controlling Partnership GP”) in its capacity as the general partner of the Controlling Partnership, (2) KKR Private Equity Investors, L.P., a Guernsey limited partnership (the “Seller”), acting through KKR Guernsey GP Limited, a Guernsey company limited by shares (the “Seller GP”) in its capacity as the general partner of the Seller, (3) KKR PEI Associates, L.P., a Guernsey limited partnership (the “Acquired Partnership GP”), acting in its capacity as the general partner of KKR PEI Investments, L.P., a Guernsey limited partnership (the “Acquired Partnership”), and acting through KKR PEI GP Limited, a Guernsey company limited by shares in its capacity as general partner of the Acquired Partnership GP (solely for purposes of Section 1.4), (4) KKR Holdings L.P., a Cayman Islands exempted limited partnership (“Holdings”), acting through KKR Holdings GP Limited in its capacity as general partner of Holdings (solely for purposes of Section 4, Section 5.4, Section 5.7, Section 5.10(b) and Section 9.10), (5) KKR Management Holdings L.P., a Delaware limited partnership (“Management Holdings”), acting through KKR Management Holdings Corp. in its capacity as the general partner of Management Holdings (solely for purposes of Section 6), (6) KKR Fund Holdings L.P. (“Fund Holdings”), a Cayman Islands exempted limited partnership, acting through KKR Management LLC in its capacity as the general partner of the general partner of Fund Holdings (solely for purposes of Section 6) (Management Holdings and Fund Holdings are sometimes collectively referred to herein as the “Group Partnerships”) and (7) KKR Group Holdings L.P. (the “Purchaser”), a Cayman Islands exempted limited partnership, acting through KKR Group Limited, a Cayman limited company (the “Purchaser GP”) in its capacity as the general partner of the Purchaser (solely for purposes of Section 1.1, Section 1.2, Section 3 and Section 9.2).

WHEREAS, the parties hereto (other than the Purchaser) entered into a Purchase and Sale Agreement, dated as of July 27, 2008 (the “Original Agreement”);

WHEREAS, the parties hereto now desire to amend and restate the Original Agreement in its entirety as provided in this Agreement;

WHEREAS, the Seller owns all of the limited partner interests (the “Limited Partner Interests”) in the Acquired Partnership and certain other assets;

WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, all of the Limited Partner Interests and all of the other assets of the Seller upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Controlling Partnership, the Purchaser, Holdings and Messrs. Henry Kravis and George Roberts have each disclosed to the Seller and the board of directors of the Seller GP (the “Board”) in accordance with the organizational documents of the Seller GP and the Seller Limited Partnership Agreement (as defined below) that each of them is an Interested Party (as such term is defined in the Seller Limited Partnership Agreement) and accordingly this Agreement and the transactions contemplated hereby are required, among other things, to be approved by a majority of the directors of the Seller GP who are not affiliated with the Controlling Partnership, the Purchaser, the Purchaser GP or Holdings (the “Independent Directors”);

WHEREAS, the Board approved guidelines to govern the conduct of the Independent Directors’ review of the transactions contemplated by this Agreement, which guidelines, among other things, provided that the Independent Directors have the authority to set up their own process for evaluating the transactions contemplated by this Agreement, have the sole authority to select their advisors, have the sole authority to negotiate for and on behalf of the Seller the terms and conditions of this Agreement, and have the sole authority to recommend to the Board that the Board approve or not approve the transactions contemplated by this Agreement;

WHEREAS, the Independent Directors have unanimously recommended to the Board that the Board approve this Agreement and the transactions contemplated by this Agreement; and

WHEREAS, the Board, acting upon the unanimous recommendation of the Independent Directors, has unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Seller and the holders of common units, including restricted depository units, of the Seller (the “Seller Common Units”) and has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.                                       THE PURCHASE AND SALE

1.1                                 Purchase and Sale.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Seller shall sell, convey, assign and transfer to the Purchaser, and the Purchaser shall purchase from the Seller, the Limited Partner Interests and all of the other assets of the Seller, free and clear of all liens, claims, charges, mortgages, pledges, security interests or other encumbrances of any kind (“Liens”), other than Permitted Liens (as defined below).  In consideration of the sale, conveyance, assignment and transfer of the Limited Partner Interests and all of the other assets of the Seller and upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Purchaser shall deliver to the Seller a number of common units representing limited partner interests of the Purchaser (the “Purchaser Common Units”) equal to the number of Seller Common Units then outstanding, as a result of which the Seller will at the Effective Time own 100% of the outstanding Purchaser Common Units.  The transactions contemplated by this Section 1.1 are sometimes referred to herein as the “Purchase and Sale”.

1.2                                 Assumption of Liabilities.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Purchaser shall assume and pay, perform

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and discharge when due and indemnify the Seller and the Seller GP and hold the Seller and the Seller GP harmless against all of the Liabilities of the Seller and the Seller GP as of the Effective Time and all of the Liabilities of the Seller and the Seller GP incurred at or arising after the Effective Time. The Purchaser shall have the right to cause one or more of its designated affiliates to assume and pay, perform and discharge when due the Liabilities, but in no event shall the Purchaser be released from its obligation in this Section 1.2 to indemnify the Seller and the Seller GP and hold the Seller and the Seller GP harmless against such Liabilities.  For purposes of the foregoing, “Liability” means any debt, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, present or future, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), including any off-balance sheet liabilities and all liabilities relating to or incurred in connection with any suit, claim, action, proceeding, arbitration or investigation arising out of or related to this Agreement or the transactions contemplated by this Agreement.

1.3                                 Satisfaction of Conditions; Effective Time.

(a)                                  All of the conditions set forth in Section 7 of this Agreement shall be deemed to be irrevocably satisfied or waived for all purposes of this Agreement on the first date on which all of the conditions set forth in Section 7 of this Agreement have been satisfied or lawfully waived (such date, the “Satisfaction Date”) (it being understood and agreed that for purposes of determining the Satisfaction Date, the conditions set forth in Section 7.2(a)-(c) and Section 7.3(a)-(c) shall be deemed satisfied or waived on the date on which all of the other conditions set forth in Section 7 of this Agreement have been satisfied or waived if the conditions set forth in Section 7.2(a)-(c) and Section 7.3(a)-(c) are waived or capable of being satisfied (and in the case of Section 7.2(b) and Section 7.3(b) have been satisfied) as of such date, or if not capable of being satisfied as of such date, on the first date after such date on which the conditions set forth in Section 7.2(a)-(c) and Section 7.3(a)-(c) are waived or capable of being satisfied (and in the case of Section 7.2(b) and Section 7.3(b) have been satisfied)); provided that in no event shall the Satisfaction Date be prior to August 14, 2009 unless the Controlling Partnership has consented to an earlier Satisfaction Date.

(b)                                 Each party agrees to deliver, or cause to be delivered, any documents or instruments that are required to be delivered in order to satisfy the conditions set forth in Section 7.2 and Section 7.3 on the date that would constitute the Satisfaction Date assuming that such documents and instruments have been delivered on such date, and the delivery of those documents shall occur at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or such other place as the parties shall mutually agree.

(c)                                  The transfer of assets contemplated pursuant to Section 1.1 hereof, and the assumption of liabilities contemplated pursuant to Section 1.2 hereof, shall not be effected, or deemed to be effected, until the Effective Time.  For purposes of this Agreement, the “Effective Time” shall mean 12:01 am Eastern Time on October 1, 2009 or, in the event the Satisfaction Date has not occurred on or prior to October 1, 2009, 12:01 am Eastern Time on the first day of the fiscal quarter of the Controlling Partnership immediately succeeding the fiscal quarter in which the Satisfaction Date occurs; provided however without the consent of the Seller the Effective Time shall not occur if (i) the Controlling Partnership or Holdings has not performed in

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all material respects all obligations required to be performed by it under Section 5.4, Section 5.5, Section 5.6, Section 5.7 and Section 5.9 during the period from the Satisfaction Date to the Effective Time, (ii) the Restructuring Transactions shall not have been implemented in a manner consistent with the steps set forth in the structure memorandum set forth as Exhibit C hereto, except for deviations thereto which would not reasonably be expected to have an adverse impact in more than an insignificant respect on the Seller, the Controlling Partnership or the holders of the Seller Common Units or deviations consented to by the Seller, which consent shall not be unreasonably withheld or delayed or (iii) the Seller shall not have received the certificate required to be delivered pursuant to Section 5.4(d).  For the avoidance of doubt, notwithstanding the occurrence of the Satisfaction Date, the beneficial ownership of the assets and liabilities of the Seller and the Consolidated Persons will be retained by the Seller and the Consolidated Persons, respectively, until the Effective Time and neither the Seller nor the Consolidated Persons shall begin to share in or receive any of the assets, liabilities, profits, losses or distributions of each other until the Effective Time.

1.4                                 Acquired Partnership GP Consent.  In accordance with the requirements of Clause 9.2 of the limited partnership agreement of the Acquired Partnership (as amended, supplemented or otherwise modified from time to time, the “Acquired Partnership LPA”), the Acquired Partnership GP, acting as general partner of the Acquired Partnership, hereby consents to the transfer of the Limited Partner Interests upon the terms and subject to the conditions set forth in this Agreement and agrees, subject to the Purchaser becoming a party to the Acquired Partnership LPA and assuming the Seller’s obligations thereunder, to register the Purchaser as the sole limited partner of the Acquired Partnership in the books of the Acquired Partnership.

2.                                       REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller GP acting as the general partner of the Seller hereby represents and warrants to the Controlling Partnership as follows:

2.1                                 Organization.  The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the Island of Guernsey.

2.2                                 Authority.  The Seller (acting through the Seller GP) has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Seller and the Seller GP and, except as contemplated by Section 2.4, no other action is necessary on the part of the Seller or the Seller GP for the execution, delivery and performance by the Seller (acting through the Seller GP) of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Seller GP acting as the general partner of the Seller and, assuming due authorization, execution and delivery by the Controlling Partnership, the Purchaser, Holdings, the Group Partnerships and the Acquired Partnership GP, constitutes a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equity principles.  The Board, acting upon the unanimous

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recommendation of the Independent Directors, has unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Seller and the holders of the Seller Common Units and has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

2.3                                 No Conflicts.

(a)                                  Neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated hereby (including the Restructuring Transactions and including the execution and performance of each of the agreements referenced in Section 3.20), nor compliance by the Seller with any of the terms or provisions hereof, will (i) violate any provision of the amended and restated limited partnership agreement of the Seller, dated as of May 2, 2007 (as amended, supplemented or otherwise modified from time to time, the “Seller Limited Partnership Agreement”) and (ii) assuming that the consents, approvals and filings referred to in Section 2.4 are duly obtained or made and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below) on the Acquired Partnership, violate any statute, code, ordinance, rule or regulation applicable to the Seller.

(b)                                 For purposes of this Agreement, “Material Adverse Effect” means, with respect to any person (other than the holders of the Seller Common Units), a material adverse effect on the business, results of operations or financial condition of such person and any person (other than the Acquired Partnership and its subsidiaries in the case of the Purchaser) whose financial results are consolidated with such person (including, in the case of the Purchaser, the KKR Funds (as defined below)), taken as a whole, and, with respect to the holders of the Seller Common Units, a material adverse effect on the overall economic value to be received as of the date of this Agreement by the Seller as a result of the Purchase and Sale, taken as a whole (it being understood that for purposes of determining whether there has been a Material Adverse Effect with respect to the holders of the Seller Common Units, any Effect that does not generally affect holders of a material proportion of Seller Common Units will be disregarded); provided, however, that in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur, there shall be excluded any effect, event, development, occurrence or change (each, an “Effect”) on the referenced person to the extent the cause of such Effect is (i) changes in general economic or political conditions, (ii) changes in the financial or securities markets generally, (iii) entry into or announcement of the execution of this Agreement, (iv) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism, (v) general changes or developments in the industries in which the referenced person operates, (vi) changes in law, rules, regulations, accounting principles generally accepted in the United States of America (“GAAP”) or interpretations thereof and (vii) with respect to the Acquired Partnership, any actions or omissions on the part of the Seller that are directed by the Controlling Partnership or any of its affiliates including the Seller GP or the Seller, acting through the Seller GP, except for such actions or omissions of the Seller GP or the Seller, acting through the Seller GP, that are due to the taking of any action, or failure to take any action, by the Independent Directors (in their capacity as such); except, in the cases of clauses (ii), (v) and (vi) to the extent that the referenced person, taken as a whole, together with any person (other than the Acquired Partnership and its subsidiaries in the case of the Purchaser) whose financial results are consolidated with such person, is materially disproportionately affected thereby as

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compared with other participants in the applicable industry or industries in which any such persons operate.  The parties hereto acknowledge and agree that the exclusions set forth in clauses (i) through (vii) above shall not include, and in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur there may be taken into account, any Effect the cause of which is any enacted change in United States Tax law, rules, regulations or interpretations thereof, including, for the avoidance of doubt, the enactment of the Levin-Rangel bill (H.R. 1935), the Welch bill (H.R. 2762) and/or any Tax law, statute, rule, ordinance and/or regulation enacted by any Governmental Entity (as defined below) in the United States having a similar effect.

2.4                                 Consents and Approvals.  No order, permission, consent, approval, license, authorization, registration, or validation of, or filing with, or notice to, or exemption by, any court, administrative agency or commission or other governmental authority or instrumentality, legislative body or self-regulatory organization (each a “Governmental Entity”) by the Seller is necessary in connection with the execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby, except (i) for the giving of written notice by the Seller GP to the Guernsey Financial Services Commission, (ii) for the giving of notice by the Seller to the Authority for the Financial Markets in The Netherlands and/or Euronext Amsterdam by NYSE Euronext, the regulated market of Euronext Amsterdam N.V., (iii) filings necessary to comply with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (iv) for compliance with Section 3.01 of the Authorised Closed-Ended Investment Schemes Rules 2008 or for the granting by the Guernsey Financial Services Commission of a modification to Rule 3.01(12) of the Authorised Closed-Ended Investment Schemes Rules 2008 to the effect that the Purchase and Sale satisfies the criteria for independent valuation if the value of the property being sold is subject to an independent fairness opinion from a person qualified to provide such an opinion.

2.5                                 Ownership of Limited Partner Interests.  The Seller owns beneficially and of record the Limited Partner Interests free and clear of any Liens other than Liens for Taxes (as defined below) and other governmental charges and assessments not yet due and payable or that are being contested in good faith and for which adequate accruals or reserves have been established (“Permitted Liens”).  The Limited Partner Interests to be sold pursuant to Section 1.1 of this Agreement consist of Class A limited partner interests, Class B limited partner interests, Class C limited partner interests and Class D limited partner interests.   There are no voting trusts, proxies, powers of attorney or other agreements or understandings with respect to the voting of any of the Limited Partner Interests.

2.6                                 Brokers.  The Seller has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees or commissions in connection with the transactions contemplated by this Agreement for which the Controlling Partnership, the Purchaser or the Acquired Partnership is or will become liable, except for the fees of Lazard Frères & Co. LLC and Citigroup Global Markets Limited in connection with the transactions contemplated by this Agreement as advisors to the Seller and the Independent Directors the amount of which have been disclosed to the Controlling Partnership and will be borne by the Purchaser in accordance with Section 9.2 in the event the Effective Time occurs and otherwise will be borne by the Seller.

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2.7                                 Other Agreements.  Each of the Investment Agreement, the Exchange Agreement and the Tax Receivables Agreement will be duly authorized, executed and delivered by the Seller, and, assuming due authorization, execution and delivery by the other parties thereto, will be a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equity principles.

3.                                       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE CONTROLLING PARTNERSHIP

Except as otherwise specified in a correspondingly enumerated section of the disclosure schedule delivered to the Seller by the Controlling Partnership concurrently with the execution of this Agreement (the “Confidential Controlling Partnership Disclosure Schedule”) (it being understood that any matter set forth under any item under any section or subsection of the Confidential Controlling Partnership Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to the extent such matter is disclosed in such a way as to make its relevance to the information called for by such other section or subsection reasonably apparent), the Controlling Partnership GP acting as the general partner of the Controlling Partnership and the Purchaser GP acting as the general partner of the Purchaser hereby represents and warrants to the Seller as follows:

3.1                                 Organization.

(a)                                  Each of the Purchaser, the Controlling Partnership, the Consolidated Persons (as defined below) and each of the KKR Funds (as defined below) (i) is duly organized, validly existing and in good standing (to the extent such a concept exists in the relevant jurisdiction) in the jurisdiction in which it is organized, (ii) has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and (iii) is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties or assets owned or leased by it makes such licensing or qualification necessary, except, in the cases of clauses (ii) and (iii) where the failure to have such power and authority, or to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser (after giving effect to the Restructuring Transactions, but excluding the Acquired Partnership and its subsidiaries).

(b)                                 For purposes of this Agreement, (i) “Consolidated Persons” means the Purchaser and each of the persons whose financial results will be consolidated with the Purchaser in accordance with GAAP upon the consummation of the Restructuring Transactions (as defined below) other than (A) the KKR Funds and (B) the Acquired Partnership and its subsidiaries and (ii) “KKR Funds” means investment funds or investment vehicles that are from time-to-time managed, sponsored or otherwise advised by one or more members of the KKR Group whose financial results will be required to be consolidated with the Purchaser in accordance with GAAP upon the consummation of the Restructuring Transactions, other than the Acquired Partnership and its subsidiaries.

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3.2                                 Authority.  The Controlling Partnership (acting through the Controlling Partnership GP), the Purchaser (acting through the Purchaser GP) and the Group Partnerships have the requisite power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby (including the Restructuring Transactions).  The execution, delivery and performance of this Agreement have been and the consummation of the transactions contemplated hereby (including the Restructuring Transactions) have been, or will be, duly authorized by all necessary action on the part of the Controlling Partnership, the Purchaser, the Purchaser GP and the Group Partnerships and no other action will be necessary on the part of the Controlling Partnership, the Purchaser, the Controlling Partnership GP and the Group Partnerships for the execution, delivery and performance by the Controlling Partnership (acting through the Controlling Partnership GP), the Purchaser and the Group Partnerships of this Agreement and the consummation of the transactions contemplated hereby (including the Restructuring Transactions).  This Agreement has been duly executed and delivered by the Controlling Partnership, the Purchaser and the Group Partnerships and, assuming due authorization, execution and delivery by the Seller, Holdings and the Acquired Partnership GP, constitutes a valid and binding obligation of the Controlling Partnership, the Purchaser and the Group Partnerships, enforceable against the Controlling Partnership, the Purchaser and the Group Partnerships in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equity principles.

3.3                                 No Conflicts.  Neither the execution and delivery of this Agreement by the Controlling Partnership, the Purchaser and the Group Partnerships nor the consummation by the Controlling Partnership, the Purchaser and the Group Partnerships of the transactions contemplated hereby (including the Restructuring Transactions and including the execution and performance of each of the agreements referenced in Section 3.20), nor compliance by the Controlling Partnership, the Purchaser or the Group Partnerships with any of the terms or provisions hereof, will (i) violate any provision of the certificate of formation or limited partnership agreement of the Controlling Partnership or any similar organizational documents of any of the Consolidated Persons or any of the KKR Funds or of the Purchaser GP and (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained or made and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser (after giving effect to the Restructuring Transactions, but excluding the Acquired Partnership and its subsidiaries), (x) violate any statute, code, ordinance, rule, regulation, judgment, order, award, decree or injunction applicable to the Controlling Partnership, the Purchaser GP, any of the Consolidated Persons or any of the KKR Funds or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, or require redemption or repurchase or otherwise require the purchase or sale of any securities, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Controlling Partnership, the Purchaser GP, any of the Consolidated Persons or any of the KKR Funds under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation (each, a “Contract”) to which the Controlling Partnership, the Purchaser GP or any of the Consolidated Persons is a

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party, or by which any of them or any of their respective properties or assets may be bound or affected.

3.4                                 Consents and Approvals.  No order, permission, consent, approval, license, authorization, registration, or validation of, or filing with, or notice to, or exemption by, any Governmental Entity by the Controlling Partnership, the Purchaser or the Group Partnerships is necessary in connection with the execution, delivery and performance of this Agreement by the Controlling Partnership, the Purchaser or the Group Partnerships and the consummation by the Controlling Partnership, the Purchaser or the Group Partnerships of the transactions contemplated hereby (including the Restructuring Transactions and including the execution of the agreements referenced in Section 3.20), except filings necessary to comply with the applicable requirements of the HSR Act.

3.5                                 Absence of Material Adverse Effect.  Since March 31, 2009, there has been no Effect that, individually or in the aggregate, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser (after giving effect to the Restructuring Transactions, but excluding the Acquired Partnership and its subsidiaries).

3.6                                 Contributed Interests; Financial Statements.

(a)                                  Except as set forth in Section 3.6(a) of the Confidential Controlling Partnership Disclosure Schedule, upon consummation of the Restructuring Transactions, the Group Partnerships will own, directly and indirectly, all of the controlling and economic interests in the group of entities (the “KKR Group”) whose financial position, results of operations and cash flows are reflected in the historical condensed combined financial statements of the KKR Group as of December 31, 2008 and for the year then ended and as of March 31, 2009 and for the three months then ended (the “Interim Financial Statements”). Such interests (other than those included in the exceptions set forth in the preceding sentence) are sometimes referred to herein as the “Contributed Interests.”

(b)                                 Complete, true and correct copies of the Interim Financial Statements and the historical combined financial statements of the KKR Group as of December 31, 2007 and for the year then ended and as of December 31, 2008 and for the year then ended are attached hereto as Section 3.6(b) of the Confidential Controlling Partnership Disclosure Schedule. Such financial statements (including, in each case, any notes thereto) comply in all material respects with the published rules and regulations of the SEC in effect as of the date of this Agreement and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto).  The combined financial statements of the KKR Group as of December 31, 2008 and for the year then ended were audited by Deloitte & Touche LLP and fairly present, in all material respects, the combined financial condition, results of operations, changes in equity and cash flows of the KKR Group as of December 31, 2008 and for the year then ended. The Interim Financial Statements were prepared in a manner that is consistent with the preparation of the annual financial statements and fairly present in all material respects, the combined financial position, results of operations, changes in equity and cash flows of the KKR Group as of the dates and for the periods presented therein (subject to normal year-end audit adjustments which are not expected to be, individually or in the aggregate,

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materially adverse to the KKR Group taken as a whole and the absence of certain footnote disclosures not required with respect to interim dates).

(c)                                  Deloitte & Touche LLP is, and during the periods covered by the KKR Group’s financial statements referred to in Section 3.6(b), was an independent registered public accounting firm as required under the United States Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder adopted by the United States Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States).

3.7                                 No Undisclosed Liabilities.

(a)                                  Except (i) for those liabilities that are reflected or reserved against on the combined statement of financial condition included in the Interim Financial Statements or described in the footnotes to the Interim Financial Statements, (ii) for liabilities incurred in the ordinary course of business since March 31, 2009 and (iii) for liabilities incurred in connection with this Agreement and the transactions contemplated hereby, including the Restructuring Transactions, the KKR Group has not incurred any material liabilities or obligations that would be required to be reflected or reserved against on a combined statement of financial condition of the KKR Group prepared in accordance with GAAP.

(b)                                 The Controlling Partnership, the Purchaser, the Purchaser GP and KKR Management Holdings Corp. (i) have been formed solely for the purpose of engaging in the transactions contemplated hereby (including the Restructuring Transactions) and (ii) have engaged and, prior to the Satisfaction Date, will have engaged in no other business activities, and have incurred and, prior to the Satisfaction Date, will have incurred no liabilities or obligations other than in furtherance of the transactions contemplated hereby (including the Restructuring Transactions).

3.8                                 Internal Controls.  The Controlling Partnership, each of the Consolidated Persons and each of the KKR Funds have established and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since December 31, 2008, there has been no change in the KKR Group’s internal controls over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the KKR Group’s internal controls over financial reporting.

3.9                                 Capitalization.

(a)                                  The Purchaser Common Units and the limited partnership interests evidenced thereby to be issued to the Seller pursuant to Section 1.1 will be duly authorized prior to issuance and, when issued pursuant to the terms and conditions of this Agreement, will be

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validly issued and fully paid and free and clear of any Liens.  Except for (i) Purchaser Common Units issuable to the Seller pursuant to Section 1.1 or in connection with an exchange by Holdings or its designees of partner interests in the Group Partnerships in accordance with the Exchange Agreement (as defined below), and (ii) non-economic general partner interests in the Purchaser, there are no (A) outstanding equity interests in the Purchaser, (B) outstanding securities or other instruments or rights of any person convertible or exchangeable for equity interests in the Purchaser or (C) options or other rights to acquire from the Purchaser any equity interests in the Purchaser or obligations of the Purchaser to issue any equity interests in the Purchaser.

(b)                                 All of the issued shares of capital stock, partnership interests, member interests or other equity interests of each other Consolidated Person have been or will be, duly authorized and validly issued and fully paid (in the case of any other Consolidated Persons that are organized as limited liability companies, limited partnerships or other business entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions, in the case of any Consolidated Persons that are organized as limited liability companies, as such non-assessability may be affected by Section 18-303, Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any Consolidated Persons that are organized as limited partnerships, as such non-assessability may be affected by Section 17-303, Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement) and are owned or will be owned, as the case may be, directly or indirectly by the Purchaser or Holdings, free and clear of any Liens other than Permitted Liens.

(c)                                  Other than as referred to in Section 3.9(a), there are no preemptive rights or other rights to subscribe for, to purchase, to exchange any securities or interests for or to convert any securities or interests into, any partnership interests or partnership units or membership interests or shares of capital stock of the Controlling Partnership or any of the Consolidated Persons pursuant to any partnership or limited liability company agreement, any articles or certificates of incorporation or other governing documents or any agreement or other instrument to which the Controlling Partnership or such Consolidated Person is a party or by which the Controlling Partnership or such Consolidated Person may, directly or indirectly, be bound, and there are no outstanding options or warrants to purchase any securities of the Controlling Partnership or any of the Consolidated Persons.

3.10                           Investment Company.  Neither the Controlling Partnership nor any of the Consolidated Persons is, nor on the Satisfaction Date, after giving effect to the transactions contemplated hereby (including the Restructuring Transactions), will be required to register as an investment company under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.11                           Compliance with Law.  The businesses of the Controlling Partnership, the Consolidated Persons and the KKR Funds are being, and since January 1, 2007, have been, conducted in compliance in all material respects with any law, statute, rule, ordinance or

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regulation of any Governmental Entity.  Since January 1, 2007, neither the Controlling Partnership nor any of the Consolidated Persons nor any of the KKR Funds has received any written communication or notice from any Governmental Entity that alleges that the Controlling Partnership or a Consolidated Person or a KKR Fund is not in compliance in any material respect with any law, statute, rule, ordinance or regulation of any Governmental Entity and that is reasonably likely to give rise to any material liability on the part of the Controlling Partnership, any of the Consolidated Persons or any of the KKR Funds.

3.12                           Permits.  The Controlling Partnership, the Consolidated Persons and the KKR Funds have received all material permits, certificates, licenses and authorizations (the “Permits”) to own or hold under lease and operate their respective assets and to conduct the business of the Controlling Partnership, the Consolidated Persons and the KKR Funds as currently conducted.  All such Permits are validly held by the Controlling Partnership, the Consolidated Persons and the KKR Funds, as the case may be, and each of the Controlling Partnership, the Consolidated Persons and the KKR Funds has complied in all material respects with all terms and conditions of any such Permit.

3.13                           Absence of Litigation.  There is no suit, claim, action, proceeding, arbitration or investigation pending or, to the knowledge of the Controlling Partnership, threatened against the Controlling Partnership, any of the Consolidated Persons or any KKR Fund that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser (after giving effect to the Restructuring Transactions, but excluding the Acquired Partnership and its subsidiaries).  Neither the Controlling Partnership nor any of the Consolidated Persons nor any KKR Fund is subject to or bound by any outstanding order, injunction, judgment, award or decree that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser (after giving effect to the Restructuring Transactions, but excluding the Acquired Partnership and its subsidiaries).

3.14                           Taxes.  Each of the Controlling Partnership, the Consolidated Persons and, to the knowledge of the Controlling Partnership, the KKR Funds has (i) duly and timely filed (including pursuant to applicable extensions) all material returns, reports, information returns or other documents required to be filed with any taxing authority with respect to any taxes, charges, levies, penalties, interest, fees or other assessments imposed by any United States federal, state, local or foreign taxing authority (“Taxes”) and such returns, reports and other documents are true and correct and (ii) paid in full all material Taxes due or claimed to be due or owing from such entity, other than any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.  There are no material Tax audits or investigations of which the Controlling Partnership, any of the Consolidated Persons or, to the knowledge of the Controlling Partnership, any of the KKR Funds has notice, nor does the Controlling Partnership have notice of any proposed additional material Tax assessments against the Controlling Partnership, any of the Consolidated Persons or, to the knowledge of the Controlling Partnership, any of the KKR Funds.

3.15                           Material Contracts.  As of the date of this Agreement, except for this Agreement, neither the Controlling Partnership nor any of the Consolidated Persons nor any KKR Fund is a party to or bound by any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K but without giving effect to the provisions of

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clause (i) thereof relating to the exclusion of contracts entered into more than two years before the filing of a registration statement) of the Controlling Partnership (after giving effect to the Restructuring Transactions, but excluding the Acquired Partnership and its subsidiaries) (each such Contract, a “Material Contract”).  As of the date of this Agreement, each of the Material Contracts is valid and binding on the Controlling Partnership or the Consolidated Person or the KKR Fund party thereto and is in full force and effect in all material respects.  There is no material breach or default under any Material Contract or any material management agreement by the Controlling Partnership or the Consolidated Person or the KKR Fund party thereto or, to the knowledge of the Controlling Partnership, any other party thereto and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a material breach or default thereunder by the Controlling Partnership, the Consolidated Person, the KKR Fund party thereto or, to the knowledge of the Controlling Partnership, any other party thereto.  None of the Controlling Partnership or any of the applicable Consolidated Persons or KKR Funds has received prior to the date of this Agreement any notice of the intention of any party to terminate any Material Contract or any material management agreement.  Complete, true and correct copies of all Material Contracts, together with all existing modifications and amendments thereto, have been made available to the Seller prior to the date of this Agreement.

3.16                           Benefits.  No condition exists that would subject the Controlling Partnership or any of the Consolidated Persons, either directly or by reason of their affiliation with any member of their “controlled group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)), to any material Tax, fine, lien, penalty or other liability imposed by the Employee Retirement Income Security Act of 1974, as amended, the Code or other applicable laws, rules and regulations.  There are no plans, programs, policies, agreements, arrangements or understandings of the Controlling Partnership or any of the Consolidated Persons pursuant to the express terms of which any partner, member, director, officer, employee or consultant of the Controlling Partnership or any of the Consolidated Persons (each, a “Participant”) would reasonably be expected to become entitled to (a) any additional compensation, enhanced severance or other benefits or grant of Purchaser Common Units or awards related thereto or any acceleration of the time of payment or vesting of any compensation, severance or other benefits or any funding of any compensation or benefits by the Controlling Partnership or any of the Consolidated Persons, in each case, as a result of the Restructuring Transactions or (b) any other compensation or benefits from the Controlling Partnership or any of the Consolidated Persons that is related to, contingent upon, or the value of which would be calculated on the basis of the Purchaser Common Units (each such plan, program, policy, agreement, arrangement or understanding described in the foregoing clause (a) or (b), a “Purchaser Enhanced Arrangement”).  Neither the Controlling Partnership nor any of the Consolidated Persons (other than Holdings or an affiliate thereof (other than the Controlling Partnership or any of the Consolidated Persons)) is a party to any written employment, retention bonus, change in control, severance or termination agreement with any Participant who is entitled to compensation from the Controlling Partnership or any of the Consolidated Persons in excess of $1,000,000 per year.

3.17                           Brokers.  Neither the Controlling Partnership, the Purchaser, the Purchaser GP, nor any Consolidated Person has incurred any obligation or liability, contingent or

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otherwise, for brokers’ or finders’ fees or commissions in connection with the transactions contemplated by this Agreement for which the Seller is or will become liable.

3.18                           Press Release.  (a)        The press release to be issued on announcement of the execution of this Agreement, including any attachments thereto, is attached hereto as Exhibit A (the “Press Release”).  The information set forth in the Press Release is true and correct in all material respects and is not misleading in any material respect.  The Press Release contains, in summary form, all the information about the Purchaser (after giving effect to the Restructuring Transactions), the terms and conditions of the Purchase and Sale, the Restructuring Transactions, the Investment Agreement and the consideration to be received by the Seller pursuant hereto, including information necessary for assessing the value of such consideration, that is required to be made publicly available as of the date of this Agreement pursuant to the Dutch Financial Markets Supervision Act or the Protection of Investors (Bailiwick of Guernsey) Law, 1987, as amended.  Without limiting the provisions set forth in the preceding sentence, the parties acknowledge that additional information with respect to the Purchaser, the terms and conditions of the Purchase and Sale, the Restructuring Transaction, the Investment Agreement and the consideration to be received by the Seller, including pro forma financial information, will be included in the Consent Solicitation Documents.

(b)                                 The ranges of economic net income, assets under management and fee-related earnings of the total reportable segments of the KKR Group and the range of net asset value of the Seller included in the Press Release as of and for the three months ended June 30, 2009 are the Controlling Partnership’s good faith estimates of such ranges.  The economic net income of the total reportable segments of the KKR Group shall be reported by the Controlling Partnership in the footnotes to its financial statements as at June 30, 2009 within the range included in the Press Release.

3.19                           No Registration Rights.  There are no Contracts between the Controlling Partnership or any Consolidated Person and any person granting such a person the right to require the Controlling Partnership or a Consolidated Person to register any securities of any Consolidated Person.

3.20                           Other Agreements.  Each of the agreements referred to in Section 5.7 will be duly authorized, executed and delivered by the Controlling Partnership or the parties thereto that are affiliated with the Controlling Partnership (other than the Seller), as applicable, and, assuming due authorization, execution and delivery by the other parties thereto, will be a valid and binding obligation of the Controlling Partnership or the parties thereto that are affiliated with the Controlling Partnership (other than the Seller), as applicable, enforceable against them in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equity principles.

3.21                           Intellectual Property.  (i) The Consolidated Persons own or have the right to use in perpetuity, without payment to any other person, and have duly registered or filed for registration with the appropriate Governmental Entities, the “KKR” trademark in the United States and, to the knowledge of the Controlling Partnership, in all other countries or jurisdictions where such trademark is reasonably necessary for the conduct of the business of the Controlling

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Partnership and the Consolidated Persons as presently conducted, (ii) the consummation of the Purchase and Sale and the other transactions contemplated hereby (including the Restructuring Transactions) does not and will not conflict with, alter or impair any such rights, (iii) since January 1, 2007, none of the Controlling Partnership or any of the Consolidated Persons has received any written communication or notice from any person asserting any ownership interest in the “KKR” trademark and (iv) none of the Controlling Partnership or any of the Consolidated Persons has granted any license of any kind relating to the “KKR” trademark to any unaffiliated third party or is bound by or a party to any written option, license or similar Contract relating to the “KKR” trademark with any unaffiliated third party.

4.                                       REPRESENTATIONS AND WARRANTIES OF HOLDINGS

Holdings hereby represents and warrants to the Seller as follows:

4.1                                 Organization.  Holdings is duly organized and validly existing and in good standing under the laws of the Cayman Islands.

4.2                                 Authority.  Holdings has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (including the Restructuring Transactions).  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including the Restructuring Transactions) have been, or will be, duly authorized by all necessary action on the part of Holdings and no other action will be necessary on the part of Holdings for the execution, delivery and performance by Holdings of this Agreement and the consummation of the transactions contemplated hereby (including the Restructuring Transactions).  This Agreement has been duly executed and delivered by Holdings and, assuming due authorization, execution and delivery by the Purchaser, the Controlling Partnership, the Seller, the Group Partnerships and the Acquired Partnership GP, constitutes a valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equity principles.

4.3                                 No Conflicts.  Neither the execution and delivery of this Agreement by Holdings nor the consummation of the transactions contemplated hereby, nor compliance by Holdings with any of the terms or provisions hereof, will (i) violate any provision of the certificate of formation or limited partnership agreement of Holdings and (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained or made and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Holdings (after the giving effect to the Restructuring Transactions), (x) violate any statute, code, ordinance, rule, regulation, judgment, order, award, decree or injunction applicable to Holdings or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, or require redemption or repurchase or otherwise require the purchase or sale of any securities or constitute a default under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Holdings under, any of the terms, conditions or provisions of any Contract to which Holdings is a party, or by which Holdings or any of its properties or assets may be bound or affected.

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4.4                                 Consents and Approvals.  No order, permission, consent, approval, license, authorization, registration, or validation of, or filing with, or notice to, or exemption by, any Governmental Entity by Holdings is necessary in connection with the execution, delivery and performance of this Agreement by Holdings and the consummation by Holdings of the transactions contemplated hereby.

5.                                       ADDITIONAL AGREEMENTS

5.1                                 Consent Solicitation.

(a)                                  The Controlling Partnership and the Seller shall as promptly as practicable prepare a written consent and such other documents, substantially in the form of the draft provided by the Controlling Partnership to the Seller concurrently with the execution of this Agreement with such changes as deemed reasonably necessary by the Controlling Partnership and Seller acting in good faith (collectively, the “Consent Solicitation Documents”) that may be necessary or desirable (as agreed reasonably and in good faith by the Controlling Partnership and the Seller, taking into account requirements under applicable law) to obtain the consent of the holders of at least a majority of the Seller Common Units for which a properly submitted consent form is submitted in response to the Consent Solicitation Documents (excluding in both the numerator and the denominator any Seller Common Units whose consent rights are controlled by the Controlling Partnership or its affiliates) to consummate the Purchase and Sale (the “Requisite Unitholder Consent”), all pursuant to the procedures to be agreed reasonably and in good faith by the Controlling Partnership and the Seller, taking into account requirements under applicable law.  To the extent that the consent of holders of at least a majority of the Seller Common Units outstanding (excluding from the numerator and the denominator any Seller Common Units whose consent rights are controlled by the Controlling Partnership or its affiliates and any Seller Common Units whose consent rights are controlled as of the applicable record date by a person who has informed the Seller in writing that it will not submit a consent form in response to the Consent Solicitation Documents) have been obtained, all consents shall cease to be revocable and the Requisite Unitholder Consent shall be deemed to have been obtained on such date. Subject to Section 5.1(e), the Board has recommended that the holders of Seller Common Units consent to the matters included in the Requisite Unitholder Consent (the “Seller Recommendation”), and the Seller shall include the Seller Recommendation in the Consent Solicitation Documents.

(b)                                 On July 24, 2009, or as promptly as possible thereafter, the Seller shall mail, or otherwise disseminate in a manner that complies with any applicable law, rule, regulation and the Seller Limited Partnership Agreement, the Consent Solicitation Documents to the holders of the Seller Common Units.  The Seller shall use its reasonable best efforts to obtain the Requisite Unitholder Consent as promptly as practicable following the mailing or other dissemination of the Consent Solicitation Documents.  In the event that the consent solicitation period contemplated by the Consent Solicitation Documents has expired, or would otherwise expire, and the condition set forth in Section 7.1(a) was not, or would not be, satisfied upon such expiration, the expiry time of the consent solicitation shall be extended from time to time upon the request of either the Controlling Partnership or the Seller; provided that in no event will the expiry time be extended beyond the Outside Date or in violation of the Seller Limited

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Partnership Agreement without in either case the prior consent of both the Controlling Partnership and the Seller.

(c)                                  The Controlling Partnership shall furnish to the Seller all information concerning the Controlling Partnership and each of the Consolidated Persons and KKR Funds and such other matters as may be reasonably necessary or advisable in connection with the Consent Solicitation Documents.  The Seller shall provide the Controlling Partnership with a reasonable opportunity to review and comment (and the Seller shall consider in good faith the inclusion of any comments provided by the Controlling Partnership) on the Consent Solicitation Documents and any amendments or supplements thereto prior to the mailing or other dissemination thereof to the holders of the Seller Common Units.  The Controlling Partnership represents that the preliminary unaudited pro forma segment information to be included in the Consent Solicitation Documents will be based on historical segment information of the KKR Group and historical financial information of the Acquired Partnership and its subsidiaries and will give effect in all material respects to the aspects of the transactions contemplated hereby (including the Restructuring Transactions) described therein as if such transaction aspects had occurred on January 1, 2008 with respect to the preliminary unaudited pro forma statement of operations segment information and as of March 31, 2009 with respect to the preliminary unaudited pro forma statement of financial condition segment information by applying the adjustments described in the accompanying notes. Such adjustments are based on information that is available and determinable as of the date of this Agreement and are based on assumptions that management of the Controlling Partnership believes are reasonable as of the date of this Agreement in order to reflect, on a pro forma basis, the impact of the transaction aspects described therein on the historical segment financial information of the KKR Group.

(d)                                 The Controlling Partnership and, with respect only to the Specified Information (as defined below), the Seller, agree that none of the information included or incorporated by reference in the Consent Solicitation Documents will, at the time the Consent Solicitation Documents are mailed or otherwise disseminated to the holders of the Seller Common Units, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If at any time prior to the date on which the Requisite Unitholder Consent is received any information should be discovered by either the Controlling Partnership or the Seller that should be set forth in an amendment or supplement to the Consent Solicitation Documents so that the Consent Solicitation Documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party, and to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly mailed or otherwise disseminated to the holders of the Seller Common Units.  For purposes of this Agreement, “Specified Information” shall mean any information concerning the Independent Directors and the process conducted by them in connection with the transactions contemplated hereby furnished in writing by or on behalf of the Independent Directors specifically for use in the Consent Solicitation Documents, it being understood that such information shall be identified as such by the Seller prior to the mailing or other dissemination of the Consent Solicitation Documents.

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(e)                                  At any time prior to the obtaining of the Requisite Unitholder Consent, the Independent Directors may change their recommendation to the Board in response to any material events or circumstances, if the Independent Directors have concluded in good faith, after consultation with, and taking into account the advice of, their outside legal counsel, that had such material events or circumstances occurred and/or been known to the Independent Directors prior to the date of this Agreement, the Independent Directors would, in compliance with their fiduciary duties under applicable law, not have recommended, or would have modified the terms of their recommendation, to the Board that the Board approve this Agreement and the transactions contemplated by this Agreement.

5.2                                 Reasonable Best Efforts.

(a)                                  Subject to the terms and conditions of this Agreement, each of the Controlling Partnership and the Seller shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Section 7 of this Agreement are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable, including using its reasonable best efforts to (i) obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or any third party which is required to be obtained in connection with the transactions contemplated by this Agreement from Governmental Entities or third parties and (ii) making all registrations, notifications and filings with any Governmental Entity or any third party that are required to be made in connection with the transactions contemplated by this Agreement.  Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Controlling Partnership or the Seller to take, or agree to take, any action if the taking of such action would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser (after giving effect to the Restructuring Transactions, but excluding the Acquired Partnership and its subsidiaries) or the Seller, as applicable.  Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require the Controlling Partnership or any of its affiliates to take any action that would require the Controlling Partnership or any of its affiliates to become subject to regulation under the Investment Company Act.

(b)                                 Each of the Controlling Partnership and the Seller shall in connection with the efforts referenced in Section 5.2(a) (i) promptly cooperate with and furnish information to the other in connection with any action required to be taken pursuant to Section 5.2(a), and (ii) permit the other to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity in connection with the foregoing, and to the extent permitted by law, give the other the opportunity to attend and participate in such meetings and conferences.

5.3                                 No Solicitation.

(a)                                  The Seller shall not, and shall cause its investment bankers, attorneys, accountants, agents and other representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage, or take any action intended to, or which could reasonably be expected to, facilitate the making by any person of an Acquisition Proposal (as defined below) or any inquiry

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or proposal that could reasonably be expected to lead to an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding an Acquisition Proposal or any inquiry that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (iii) furnish to any person any information or data with respect to it or any of its assets or otherwise cooperate with or take any action to knowingly facilitate any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal or (iv) enter into any letter of intent, memorandum of understanding or other agreement or understanding relating to, or that could reasonably be expected to lead to, an Acquisition Proposal.  The Seller shall promptly notify the Controlling Partnership of the receipt of any Acquisition Proposal (or any request for any information or data or other inquiry or request that could reasonably be expected to lead to an Acquisition Proposal).  For the avoidance of doubt, the parties understand and agree that nothing in this Agreement is intended to give the Independent Directors the power or authority to participate in any discussions or negotiations regarding, or entering into any agreement or understanding on behalf of the Seller with any person with respect to, any direct or indirect acquisition of any Limited Partner Interests, any of the outstanding Seller Common Units or any of the assets of the Acquired Partnership.

(b)                                 For purposes of this Agreement, “Acquisition Proposal” means any inquiry, proposal or offer, whether or not conditional, from any person other than the Controlling Partnership or its affiliates relating to any direct or indirect acquisition of (i) any Limited Partner Interests, (ii) 20% or more of the outstanding Seller Common Units or (iii) 20% or more of the consolidated assets of the Acquired Partnership.

5.4                                 Restructuring Transactions.

(a)                                  Holdings shall use its reasonable best efforts to take, or cause to be taken, such actions as are necessary so that at the Effective Time: (i) the Group Partnerships shall own, directly or indirectly, all of the Contributed Interests, (ii) upon the completion of the Purchase and Sale, the Purchaser shall contribute all of the Limited Partnership Interests and any assets of the Acquired Partnership distributed to the Purchaser in respect of such Limited Partnership Interests, directly or indirectly, to the Group Partnerships in exchange for a direct or indirect controlling interest and 30% of the outstanding Class A units representing limited partner interests in each of the Group Partnerships (it being understood that no Class A units that are permitted to be issued pursuant to Section 5.9(a)(iv)(C) shall be deemed outstanding for purposes of the foregoing), and (iii) upon the completion of the Purchase and Sale, the structure of the KKR Group shall be consistent with the structure set forth in Exhibit B hereto.  The transactions contemplated by this Section 5.4 are sometimes referred to herein as the “Restructuring Transactions”.

(b)                                 The Restructuring Transactions shall be implemented in a manner that is consistent with the steps set forth in the structure memorandum attached as Exhibit C hereto, except for deviations thereto (including to address a change in law) which would not reasonably be expected to have an adverse impact in more than an insignificant respect on the Seller, the Controlling Partnership or the holders of the Seller Common Units or deviations consented to by the Seller, which consent shall not be unreasonably withheld or delayed.    The Controlling Partnership shall consider in good faith any deviations to the steps (or methods of implementing the steps) set forth in Exhibit C requested by the Seller or its representatives, it being understood

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that the decision of whether or not to implement any such requested deviations or methods shall be in the sole determination of the Controlling Partnership acting in good faith.

(c)                                  In connection with the Restructuring Transactions, the Seller and KKR Management Holdings Corp. shall not make an election under Section 362(e)(2)(C) of the Code to reduce the tax basis in the Seller Common Units held by holders of Seller Common Units immediately before the Restructuring Transactions unless a majority of the Independent Directors, prior to the US Listing (as defined in the Investment Agreement) consent to such election in their sole discretion.  Notwithstanding the foregoing, the Independent Directors shall consult in good faith with the Controlling Partnership about whether to make such an election.

(d)                                 At or prior to the Effective Time, the Controlling Partnership shall deliver to the Seller a certificate signed by a senior officer on behalf of each of the Controlling Partnership GP and the general partner of Holdings in form and substance reasonably satisfactory to the Seller certifying that each has performed in all material respects all obligations required to be performed by it under Section 5.4, Section 5.5, Section 5.6, Section 5.7 and Section 5.9 during the period from the Satisfaction Date to the Effective Time.  The certificate shall be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 or such other place as the parties may mutually agree.

5.5                                 Insurance.  Except as otherwise set forth in Section 5.5 of the Confidential Controlling Partnership Disclosure Schedules, from the Effective Time until the occurrence of the closing contemplated by the Investment Agreement, the Seller shall, and to the extent required, the Controlling Partnership shall cause the non-Independent Directors of the Seller GP to authorize the Seller to, maintain directors’ and officers’ liability insurance for the benefit of the directors and officers (and former directors and officers) of the Seller GP containing at least the same coverage and amounts as the existing directors’ and officers’ liability insurance of the Seller GP in effect on the date of this Agreement; provided that (i) the Seller shall use its commercially reasonable efforts to increase the coverage limit for such insurance coverage to $100 million and (ii) the Seller shall not be permitted to expend annually in excess of the percentage set forth in Section 5.5 of the Confidential Controlling Partnership Disclosure Schedule of the annual premium currently paid by the Seller for such insurance; provided that if the annual premium for such insurance coverage exceeds such amount, the Seller shall be required to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

5.6                                 Modifications to Existing Agreements.  Each of the Controlling Partnership and the Seller shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause, prior to the Satisfaction Date, or as promptly as practicable thereafter and in any event prior to the Effective Time (i) the Investment Agreement, dated as of May 10, 2006, between Kohlberg Kravis Roberts & Co. L.P. and the Seller, as amended, supplemented or otherwise modified from time to time, to be terminated at the Effective Time pursuant to the Termination Agreement substantially in the form attached hereto as Exhibit M, (ii) the Services Agreement, dated as of April 23, 2006 among the Seller, Kohlberg Kravis Roberts & Co. L.P., the Seller GP and the other service recipients named therein to be amended effective at or immediately following the Effective Time so as to read substantially in the form attached hereto as Exhibit N, (iii) the

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Investment Policies and Procedures of the Seller to be amended effective as of the Effective Time so as to read substantially in the form attached hereto as Exhibit O, (iv) the limited partnership agreement of the Acquired Partnership to be amended as of the Effective Time so as to read substantially in the form attached hereto as Exhibit P, (v) the audit committee charter of the board of the Seller GP to be amended as of the Effective Time so as to read substantially in the form attached hereto as Exhibit Q and (vi) the articles of incorporation of the Seller GP to be amended effective as of the Effective Time so as to read in substantially the form attached hereto as Exhibit R.

5.7                                 Execution of Additional Agreements.  The Controlling Partnership and Holdings shall use its reasonable best efforts to execute, or to cause the other parties thereto to execute, prior to the Satisfaction Date (it being understood that the provisions of the following agreements shall not be effective until the Effective Time), the Investment Agreement between the Controlling Partnership, the Seller and the Group Partnerships, substantially in the form attached hereto as Exhibit D (the “Investment Agreement”), the Exchange Agreement between the Seller, the Group Partnerships, Holdings and the Purchaser, substantially in the form attached hereto as Exhibit E (the “Exchange Agreement”), the Amended and Restated Limited Partnership of the Purchaser, substantially in the form attached hereto as Exhibit G (the “Purchaser LPA”), the Amended and Restated Limited Partnership Agreement of Management Holdings, substantially in the form attached hereto as Exhibit H (the “Management Holdings LPA”), the Amended and Restated Limited Partnership Agreement of Fund Holdings, substantially in the form attached hereto as Exhibit I (the “Fund Holdings LPA”),the Lock-Up Agreements, substantially in the forms attached hereto as Exhibit K (the “Lock-Up Agreement”) and the Tax Receivables Agreement between the Seller, Holdings, Management Holdings Corp. and Management Holdings substantially in the form attached hereto as Exhibit L (the “Tax Receivables Agreement”).   The Controlling Partnership shall use its reasonable best efforts to execute, or to cause the other parties thereto to execute, prior to the Effective Time, the Confidentiality and Restrictive Covenant Agreement between the applicable employing entity and those persons who are members of KKR & Co. L.L.C. immediately prior to the consummation of the Restructuring Transactions, substantially in the form attached hereto as Exhibit F, and the Amended and Restated Limited Liability Company Agreement of the Controlling Partnership GP, substantially in the form attached hereto as Exhibit J (the “Controlling Partnership GP Agreement”).  The Seller shall use its reasonable best efforts to execute, prior to the Satisfaction Date, the Investment Agreement, the Exchange Agreement and the Tax Receivables Agreement, substantially in the forms attached as exhibits hereto.

5.8                                 Delivery of Letters.

(a)                                  The Controlling Partnership shall use its reasonable best efforts to cause to be delivered to the Seller a “comfort” letter from Deloitte & Touche LLP with respect to financial information contained in the Consent Solicitation Documents, dated the date of the Consent Solicitation Documents, in a form customary in scope and substance for “comfort” letters delivered by independent public accountants in connection with registration statements related to equity securities of an issuer (it being understood that such “comfort” letters shall also provide comfort on the interim financial statements included in the Consent Solicitation Documents in accordance with applicable Statement on Auditing Standards, customary comfort on the pro forma financial statements (except that it is anticipated that the pro forma financial

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statements will not be compliant with Rule 11-02 of Regulation S-X) and other data and customary negative assurance comfort).

(b)                                 The Controlling Partnership shall use its reasonable best efforts to cause to be delivered to the Seller a “negative assurance” letter from Simpson Thacher & Bartlett LLP with respect to the absence of material misstatements or omissions in the Consent Solicitation Documents, dated the date of the Consent Solicitation Documents in a form customary in scope and substance for “negative assurance” letters delivered by issuer’s counsel in connection with registration statements relating to equity securities of an issuer.

(c)                                  The Controlling Partnership shall use its reasonable best efforts to cause to be delivered to the Seller an opinion from Simpson Thacher & Bartlett LLP dated as of the date of the Consent Solicitation Documents, substantially to the effect that, subject to the qualifications, assumptions and limitations stated therein, the statements made in the Consent Solicitation Documents under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

5.9                                 Conduct of Business of the Controlling Partnership.

(a)                                  Except as contemplated by this Agreement, including the Restructuring Transactions, as set forth in Section 5.9 of the Confidential Controlling Partnership Disclosure Schedule, as required by applicable law, statute, rule, ordinance or regulation or with the prior written consent of the Seller, during the period from the date of this Agreement until the Effective Time, the Controlling Partnership shall, and shall cause each of the Consolidated Persons to, conduct its business in all material respects in the usual, regular and ordinary course.  Without limiting the generality of the foregoing, except as contemplated by this Agreement, including the Restructuring Transactions, as set forth in Section 5.9 of the Confidential Controlling Partnership Disclosure Schedule or as required by applicable, law, statute, rule, ordinance or regulation or with the prior written consent of the Seller, from the date of this Agreement until the Effective Time:

(i)                                     the Controlling Partnership shall not, and shall not permit any Consolidated Person to, amend its respective partnership agreement, articles of association, certificate of incorporation, bylaws or equivalent organizational documents in any manner that would adversely affect the holders of Seller Common Units in any material respect;

(ii)                                  the Controlling Partnership shall not, and shall not permit any Consolidated Person to, make any change in any method of accounting or accounting practice or policy other than those required by GAAP or the SEC;

(iii)                               the Controlling Partnership shall not, and shall not permit the Purchaser to, adopt, enter into, amend or modify any Purchaser Enhanced Arrangement;

(iv)                              the Controlling Partnership shall not, and shall not permit any Consolidated Person to, (1) subdivide, combine or reclassify, directly or indirectly, any of

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the partnership units or partnership interests, membership interests, shares of capital stock, other equity securities or interests, (2) redeem, purchase or otherwise acquire, or call for redemption any partnership units or partnership interests, membership interests, shares of capital stock, other equity securities or interests or (3) issue any partnership units or partnership interests, membership interests, shares of capital stock or other equity securities or interests or any option, warrant or right relating thereto or any securities convertible into or exchangeable therefor, other than (A) to the Purchaser or another Consolidated Person, (B) grants of equity awards to any officer, employee, consultant, director or other service provider of the Purchaser or any of its affiliates but only to the extent such grants do not, and will not, reduce the percentage of the Class A common units of the Group Partnerships that will be owned directly or indirectly by the Seller below 30% of the outstanding Class A common units of the Group Partnerships, (C) issuances not involving securities of the Controlling Partnership or the Purchaser to third parties pursuant to an arms-length transaction, (D) issuances not involving securities of the Controlling Partnership or the Purchaser to persons who will hold a direct or indirect equity interest in Holdings following the Restructuring Transactions so long as any equity interests so issued will constitute Contributed Interests, except as otherwise set forth in Section 3.6(a) of the Confidential Controlling Partnership Disclosure Schedule, or (E) redemptions or repurchases of equity securities or interests or options, warrants or rights relating thereto or securities convertible into or exchangeable therefor from former or departing employees, members, partners, or consultants of any Consolidated Person consistent with such Consolidated Person’s ordinary practice;

(v)                                 the Controlling Partnership shall not, and shall not permit any Consolidated Person to, declare, set aside, pay or make any dividend or other distribution to the holders of its respective partnership units or partnership interests, membership interests, shares of capital stock or other equity securities or interests, except for dividends or distributions to the Purchaser or another Consolidated Person;

(vi)                              the Controlling Partnership shall not, and shall not permit any Consolidated Person to, enter into any related party transaction as such term is defined in Item 404(a) of Regulation S-K under the Securities Act other than any such transaction the terms of which are no less favorable to the Controlling Partnership or the Consolidated Person, as applicable, than those that would be available on an arm’s-length basis with a third party;

(vii)                           none of the Controlling Partnership, the Purchaser GP, KKR Management Holdings Corp. or the Purchaser shall incur or assume any indebtedness for borrowed money or guarantee any such indebtedness; and

(viii)                        the Controlling Partnership shall not, and shall not permit any Consolidated Persons to commit or agree to take, whether in writing or otherwise, any of the foregoing actions that the Controlling Partnership or such Consolidated Persons are prohibited from taking under clauses (i) through (vii) above.

In addition, the Controlling Partnership shall take the actions set forth in Section 5.9(ii) of the Confidential Controlling Partnership Disclosure Schedule on or prior to the Effective Time.

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(b)                                 Notwithstanding Section 5.9(a), nothing in this Agreement shall prohibit or otherwise prevent the Controlling Partnership or the Consolidated Persons from expanding any of their existing businesses or entering into new lines of business in the asset management or financial services industries.

5.10                           Publicity.

(a)                                  The Controlling Partnership and the Seller shall consult with each other prior to issuing any press release or other public announcement materials with respect to this Agreement or the transactions contemplated by this Agreement and neither the Controlling Partnership or the Seller shall issue any such press release or other public announcement materials without the prior consent of the other party (such consent not to be unreasonably withheld or delayed), except as may be required by law, rule or regulation, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.  The Controlling Partnership and the Seller shall consult with each other regarding communications with holders of the Seller Common Units, analysts, journalists and prospective investors related to this Agreement and the transactions contemplated hereby.

(b)                                 Notwithstanding any other provisions of this Agreement, nothing contained in this Agreement shall prohibit the Seller from making any disclosure to the holders of Seller Common Units or to the public (including with respect to any change in the Independent Directors recommendation made in accordance with Section 5.1) if, in the good faith judgment of the Independent Directors after consultation with outside legal counsel, such disclosure would be required under applicable law or stock exchange rules and would be true and correct in all material respects; provided that the Controlling Partnership shall be given, to the extent possible, a reasonable time to comment on such disclosure prior to it being made to the holders of Seller Common Units or to the public.  The Controlling Partnership and Holdings acknowledge that the Seller is a publicly listed limited partnership in the Netherlands and is accordingly required to comply with applicable Dutch disclosure rules of the Dutch Financial Markets Supervision Act.

5.11                           Anti-takeover Statutes.  If any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated by this Agreement, the Seller shall grant such approvals and take such other actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

5.12                           Access to Information.  Upon reasonable notice and subject to the terms of the Confidentiality Agreement, dated June 20, 2008, between the Seller and Kohlberg Kravis Roberts & Co. L.P., the Controlling Partnership shall, and shall cause the Consolidated Persons to, afford the Seller, the Independent Directors and the respective representatives reasonable access, during normal business hours during the period prior to the Effective Time, to their respective personnel and documents (including, books, accounts, contracts, commitments, tax returns and other records) and shall furnish to the Seller, the Independent Directors and their respective representatives as promptly as practicable after receiving a request therefor such other

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information concerning the business of the Controlling Partnership and the Consolidated Persons as the Seller, the Independent Directors or their respective representatives may reasonably request; provided, that the foregoing shall not obligate the Controlling Partnership to disclose any information of the Controlling Partnership or the Consolidated Persons that the Controlling Partnership reasonably determines, based on the advice of counsel, to be privileged; provided that the Controlling Partnership shall use reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which the immediately preceding proviso applies.

5.13                           Litigation.  In the event a Proceeding (as defined below) relating to this Agreement, the Purchase and Sale or the other transactions contemplated hereby is initiated by a third party between the date of the Original Agreement and the Effective Time against the Seller, during such period the Seller shall conduct and control such Proceeding.  The Seller shall give the Controlling Partnership the opportunity to comment with respect to the defense of such Proceedings and such comments shall be duly taken into account.  The Seller shall give the Controlling Partnership the opportunity to participate in the defense of any such Proceeding, shall keep the Controlling Partnership informed of the progress of such Proceeding and its or their defense and shall make available to the Controlling Partnership all documents, notices, communications and filings (including court papers) as may be requested by the Group Partnerships.  The Seller shall not settle or compromise any such Proceeding without the prior written consent of the Controlling Partnership, which shall not be unreasonably withheld or delayed.  Following the Effective Time, the Group Partnerships shall be entitled to take control of and to conduct such Proceeding.

6.                                       INDEMNIFICATION

(a)                                  To the fullest extent permitted by applicable law, from the Effective Time through the earlier of (i) the sixth anniversary thereof and (ii) until such time as the beneficiaries of this Section 6 become entitled to the benefits of the covenants and agreements contained in Section 5 of the Investment Agreement, the Group Partnerships shall indemnify, defend and hold harmless, and provide advancement of expenses to, each present and former director and officer of the Seller GP and the persons identified in Section 6.1 of the Confidential Controlling Partnership Disclosure Schedule against all losses, liabilities, damages, judgments and fines (“Losses”) incurred in connection with any suit, claim, action, proceeding, arbitration or investigation (“Proceedings”) arising out of or related to actions taken by them in their capacity as directors or officers of the Seller GP (including, this Agreement and the transactions contemplated hereby)  or taken by them at the request of the Seller or the Seller GP, whether asserted or claimed prior to, at or after the Effective Time.

(b)                                 The Group Partnerships shall indemnify and hold harmless to the fullest extent permitted by applicable law the Purchaser, the Purchaser GP, the Controlling Partnership, the Seller and each present and former director and officer of the Seller GP and the persons identified in Section 6.1 of the Confidential Controlling Partnership Disclosure Schedule against any and all Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or other applicable law, statute, rule or regulation insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Consent Solicitation Documents, the Press Release, any other document issued

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by the Controlling Partnership, the Seller or any of their respective affiliates in connection with or otherwise relating to the Purchase and Sale, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Group Partnerships agree to reimburse each such person, as incurred, for any legal or other expenses reasonably incurred by such person in connection with investigating or defending against any such Losses to the fullest extent permitted by applicable law; provided, however that the Group Partnerships shall not be liable in any such case to the extent that any such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Consent Solicitation Documents, the Press Release or in any amendment thereof or supplement thereto, or in any such other document in reliance upon and in conformity with the Specified Information.

(c)                                  The Group Partnerships shall, in respect of any indemnified person that was a director of the Seller GP as of the date of this Agreement who may be called upon, subsequent to the date of his resignation or expiration of his term, to testify in any Proceeding in connection with this Agreement or the transactions contemplated hereby, provide such person with reasonable compensation for his time spent testifying in such Proceeding and preparing for such testimony.

(d)                                 If the indemnification provided for this Section 6.1 is unavailable (other than as a result of application of the proviso to Section 6.1(b)) to or insufficient to hold harmless the indemnified person in respect of any Losses, then the Group Partnerships shall contribute to the amount paid or payable by the indemnified person as a result of such Losses (A) in such proportion as is appropriate to reflect the relative fault of the Group Partnerships, on the one hand, and the indemnified person, on the other or (B) if the allocation provided by clause (A) is not permitted by applicable law, or provides a lesser sum to the indemnified person than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the Group Partnerships, on the one hand, and the indemnified person, on the other, in respect of such Losses but also the relative benefits received by the Group Partnerships, on the one hand, and the indemnified person, on the other, from the transactions contemplated by this Agreement as well as any other relevant equitable considerations.  The amount paid or payable by the indemnified person as a result of the Losses referred to above in this Section 6.1 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim.  For purposes of this Section 6, any benefit or fault in respect of the transactions contemplated by this Agreement attributable to Holdings and its affiliates shall be attributed to the Group Partnerships.

(e)                                  In case any Proceeding shall be commenced or instituted involving any person in respect of which indemnity or contribution may be sought pursuant to this Section 6.1, such person shall promptly notify the Group Partnerships thereof in writing; provided that the failure to so notify the Group Partnerships will not affect the rights of such person under this Section 6.1 except to the extent that the Group Partnerships are actually prejudiced by such failure.  The Group Partnerships shall be entitled to take control of and conduct such Proceeding and to appoint counsel (including local counsel) of the Group Partnerships’ choosing to represent the indemnified party in connection with such Proceeding (in which case the Group Partnerships

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shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party).  Notwithstanding the Group Partnerships’ election to appoint counsel (including local counsel) to represent the indemnified party in connection with a Proceeding, the indemnified party shall have the right to employ separate counsel (including local counsel), and the Group Partnerships shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Group Partnerships to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified person), (ii) such Proceeding includes both the indemnified party and the Group Partnerships, and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the Group Partnerships or (iii) the Group Partnerships shall authorize the indemnified party to employ separate counsel at the expense of the Group Partnerships.  It is understood that the Group Partnerships shall not, in respect of the legal expenses of any indemnified party in connection with any Proceeding or related Proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties.  The Group Partnerships shall not be liable under this Section 6.1 for any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding in respect of which indemnification or contribution may be sought under this Section 6.1 (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent is consented to by the Group Partnerships, such consent not to be unreasonably withheld or delayed.

(f)                                    Notwithstanding any other provision of this Agreement to the contrary, the indemnified parties specified in this Section 6.1 shall be third party beneficiaries of this Section 6.1.  The provisions of this Section 6.1 are intended to be for the benefit of each such person to whom this Section 6.1 applies (and, in the case of each director of the Seller GP, for the benefit of such director in his individual capacity) and his or her heirs.  The obligations of the Group Partnerships under this Section 6.1 shall not be terminated or modified in such a manner as to adversely affect any such person to whom this Section 6.1 applies without the express written consent of such affected person.

(g)                                 If any of the Group Partnerships or their successors or assigns shall (i) consolidate with or merge into any person and shall not be the continuing or surviving person in such consolidation or merger or (ii) transfer all or substantially all of its assets to any other persons, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Group Partnerships shall assume the obligations of the Group Partnerships set forth in this Section 6.1.

(h)                                 The Group Partnerships or their successors or assigns shall be entitled to repayment of all applicable expenses advanced to any person pursuant to this Section 6 if it is ultimately determined by a non-appealable judgment that such person is not entitled to indemnification hereunder with respect to the matter for which any such expenses were advanced.

(i)                                     The obligations of the Group Partnerships set forth in this Section 6 shall be joint and several.

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7.             CONDITIONS PRECEDENT

7.1           Mutual Conditions.  The respective obligations of each party to consummate the Purchase and Sale shall be subject to the satisfaction or waiver on the Satisfaction Date by the Controlling Partnership and the Seller of each of the following conditions:

(a)           Unitholder Approval.  The Requisite Unitholder Consent shall have been obtained and shall be in full force and effect.

(b)           Regulatory Approvals.  Any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

(c)           No Injunctions or Restraints; Illegality.  No order, injunction, judgment, award or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Purchase and Sale shall be in effect.  No law, statute, rule, ordinance or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Purchase and Sale.

7.2           Conditions to Obligations of the Purchaser.  The obligations of the Purchaser to consummate the Purchase and Sale are also subject to the satisfaction or waiver on the Satisfaction Date by the Controlling Partnership of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties are expressly limited to an earlier date) as of the Satisfaction Date as though made on and as of the Satisfaction Date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality or Material Adverse Effect or similar qualifiers set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Acquired Partnership.  The Controlling Partnership shall have received on the Satisfaction Date a certificate, signed on behalf of the Seller by the Chief Financial Officer of the Seller, attesting to the foregoing in form and substance reasonably satisfactory to the Controlling Partnership.

(b)           Performance of Obligations by the Seller.  The Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Satisfaction Date. The Controlling Partnership shall have received on the Satisfaction Date a certificate, signed on behalf of the Seller by the Chief Financial Officer of the Seller, attesting to the foregoing in form and substance reasonably satisfactory to the Controlling Partnership.

(c)           Absence of Material Adverse Effect.  Since the date of this Agreement, there shall not have been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Partnership.

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(d)           Execution of Other Agreements.  The Investment Agreement, the Exchange Agreement and the Tax Receivables Agreement, in substantially the forms attached as an exhibit to this Agreement shall have been duly authorized, executed and delivered by the Seller and shall be in full force (it being understood that the provisions of such agreements shall not be effective until the Effective Time).

7.3           Conditions to Obligations of the Seller.  The obligations of the Seller to consummate the Purchase and Sale are also subject to the satisfaction or waiver on the Satisfaction Date by the Seller of each of the following conditions:

(a)           Representations and Warranties.  (i) The representations and warranties of the Controlling Partnership set forth in Section 3.18 shall be true and correct as of the date of this Agreement, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect on the holders of Seller Common Units and (ii) the other representations and warranties of the Controlling Partnership and the representations and warranties of Holdings and the Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties are expressly limited to an earlier date) as of the Satisfaction Date as though made on and as of the Satisfaction Date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality or Material Adverse Effect or similar qualifiers set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on (1) the Purchaser in the case of the other representations and warranties of the Controlling Partnership and the Purchaser, or (2) Holdings, in the case of the representations and warranties of Holdings (in each case after giving effect to the Restructuring Transactions, but, in the case of the Purchaser, excluding the Acquired Partnership and its subsidiaries).  The Seller shall have received a certificate on the Satisfaction Date signed on behalf of a senior officer of each of the Controlling Partnership GP and the general partner of Holdings attesting to the foregoing in form and substance reasonably satisfactory to the Seller.

(b)           Performance of Obligations of the Controlling Partnership.  Each of the Controlling Partnership, the Purchaser and Holdings shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Satisfaction Date.   The Seller shall have received a certificate on the Satisfaction Date signed on behalf of a senior officer of each of the Controlling Partnership GP and the general partner of Holdings attesting to the foregoing in form and substance reasonably satisfactory to the Seller.

(c)           Absence of Material Adverse Effect.  Since the date of this Agreement, there shall not have been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the holders of the Seller Common Units.

(d)           Execution of Other Agreements.  Each of the Investment Agreement, the Exchange Agreement, the Tax Receivables Agreement, the Purchaser LPA, the Management Holdings LPA, the Fund Holdings LPA and the Lock-Up Agreements in substantially the forms attached as exhibits to this Agreement shall have been duly authorized, executed and delivered

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by each of the parties thereto (other than the Seller) and shall be in full force (it being understood that the provisions of such agreements shall not be effective until the Effective Time).

(e)           Delivery of Letters.  The Seller shall have received the “comfort” letter, the “negative assurance” letter and the opinion letter contemplated by Section 5.8 of this Agreement, each in form and substance reasonably satisfactory to the Seller.

8.             TERMINATION

8.1           Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Satisfaction Date (or the Effective Time, in the case of clauses (a) and (b)):

(a)           by mutual written consent of the Controlling Partnership and the Seller;

(b)           by either the Controlling Partnership or the Seller if any Governmental Entity of competent jurisdiction shall have issued an order, injunction, judgment, award or decree or taken any other action permanently enjoining, restraining or otherwise prohibiting the Purchase and Sale and such order, injunction, judgment, award, decree or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party who has not used its reasonable best efforts to cause such order, injunction, judgment, award, decree or other action to be vacated, annulled or lifted;

(c)           by either the Controlling Partnership or the Seller if the consent solicitation contemplated by the Consent Solicitation Documents expires (and is not extended) and the Requisite Unitholder Consent is not obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been a principal cause of the failure of the Requisite Unitholder Consent to be obtained;

(d)           by either the Controlling Partnership or the Seller if the Satisfaction Date shall not have occurred on or before October 31, 2009 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been a principal cause of or has resulted in the failure of the Satisfaction Date to occur on or before such date;

(e)           by the Controlling Partnership if any of the conditions set forth in Section 7.1 or Section 7.2 shall become incapable of being satisfied on or before the Outside Date; provided that if the condition giving rise to the right to terminate under this Section 8.1(e) is incapable of being satisfied due to a breach by the Seller of any of its representations, warranties, covenants or agreements in this Agreement or the failure of any representation or warranty of the Seller to be true, the Controlling Partnership shall not be permitted to terminate this Agreement unless such breach or failure to be true has not been cured prior to the earlier of (i) 30 days after the giving of written notice by the Controlling Partnership to the Seller of such breach or failure to be true and (ii) the Outside Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to the Controlling Partnership if the Controlling Partnership is then in breach of any representation, warranty, covenant or agreement

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in this Agreement that would cause any of the conditions set forth in Section 7.1 or Section 7.3 not to be satisfied; or

(f)            by the Seller if any of the conditions set forth in Section 7.1 or Section 7.3 shall become incapable of being satisfied on or before the Outside Date; provided, that if the condition giving rise to the right to terminate under this Section 8.1(f) is incapable of being satisfied due to a breach by the Controlling Partnership, the Purchaser or Holdings of any of their respective representations, warranties, covenants or agreements in this Agreement or the failure of any representation or warranty of the Controlling Partnership, the Purchaser or Holdings to be true, the Seller shall not be permitted to terminate this Agreement unless such breach or failure to be true has not been cured prior to the earlier of (i) 30 days after the giving of written notice by the Seller to the Controlling Partnership, the Purchaser or Holdings, as applicable, of such breach or failure to be true and (ii) the Outside Date; provided, further that the right to terminate this Agreement pursuant to this Section 8.1(f) shall not be available to the Seller if the Seller is then in breach of any representation, warranty, covenant or agreement in this Agreement that would cause any of the conditions set forth in Section 7.1 or Section 7.2 not to be satisfied.

8.2           Effect of Termination.  In the event of termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, and no party or any of their respective affiliates, employees or representatives shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Section 5.10 (Publicity), this Section 8.2 (Effect of Termination) and Section 9 (General Provisions) shall survive any termination of this Agreement and (ii) neither the Seller, the Purchaser, the Controlling Partnership, the Group Partnerships nor Holdings shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

9.             GENERAL PROVISIONS

9.1           Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants, agreements and provisions contained in this Agreement or in any officer’s certificate delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and provisions, shall survive following the Satisfaction Date, except (i) those covenants and agreements contained in, Section 1.3, Section 5.2, Section 5.4, Section 5.6, Section 5.7, Section 5.9, Section 5.10, Section 5.11 and Section 5.12 shall survive until the Effective Time, (ii) those covenants contained in Section 5.5 shall survive in accordance with the terms thereof, (iii) those covenants and agreements contained in Section 6 shall survive until such time as the beneficiaries thereof become entitled to the benefits of the covenants and agreements contained in Section 5 of the Investment Agreement, and (iv) those covenants and agreements contained in Section 1.1, Section 1.2, Section 1.4, Section 5.4(c), Section 5.13 and Section 9 shall survive indefinitely.

9.2           Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided that if the Effective Time occurs, (i) all costs and expenses incurred by the Seller or the Seller GP in connection with this Agreement and the transactions

31

contemplated hereby shall be paid by the Purchaser and (ii) all other costs and expenses incurred in connection with this Agreement shall be paid by one or more Consolidated Persons in which the Purchaser, directly or indirectly, has a 30% economic interest (it being understood that no Class A common units in the Group Partnership that are issued in accordance with Section 5.9(a)(iv)(C) or Class B common units in the Group Partnerships shall be deemed to be outstanding for purposes of calculating the Purchaser’s direct or indirect economic interest in a Consolidated Person).

9.3           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Controlling Partnership, to:

KKR & Co. L.P.

9 W. 57th Street, Suite 4200

New York, NY 10019

Attention:  David J. Sorkin

Facsimile:  (212) 750-0003

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY  10017

Attention:  Alan M. Klein

Joseph H. Kaufman

Facsimile:  (212) 455-2502

if to the Seller, to:

KKR Private Equity Investors, L.P.

P.O. Box 255

Trafalgar Court, Les Banques

St. Peter Port, Guernsey GY1 3QL

Channel Islands

Attention: Christopher Lee

Facsimile:  +44.1481.745.074

with a copy to (which shall not constitute notice):

Bredin Prat

130 rue du Faubourg Saint Honoré

75008 Paris

France

Attention:  Patrick Dziewolski

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     Benjamin Kanovitch

Facsimile:  +33 (0)1.42.89.10.73

and

Cravath, Swaine & Moore LLP

CityPoint | One Ropemaker Street

London EC2Y 9HR

UK

Attention:   George Stephanakis

Facsimile:   +44 (0)207 860 1150

and

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Attention:   Sarkis Jebejian

Facsimile:   (212) 474-3700

9.4           Interpretation.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and the schedules hereto and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The word “or” shall be inclusive and not exclusive.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement shall be construed without regard to any presumption or interpretation against the party drafting or causing any instrument to be drafted.  All schedules accompanying this Agreement and all information specifically referenced in any such schedule form an integral part of this Agreement, and references to this Agreement include references to them.  The term “affiliate” has the meaning given to it in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the term “person” has the meaning given to it in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.  Whenever this Agreement requires the Seller or the Controlling Partnership to take, or not take, any action, such requirement shall be deemed to include an undertaking on the part of the Seller GP or the Controlling Partnership GP, as the case may be, to cause the Seller or the Partnership to take, or not take, such action.  For the avoidance of doubt, no representations, warranties, covenants or agreements set forth in this Agreement are intended to apply to any portfolio companies of any of the KKR Funds.

9.5           Amendment; Waiver.  Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by a written instrument authorized and executed on behalf of the parties hereto (provided that in the case of the Seller in addition to any other requirement under applicable law, any such amendment shall be valid only if approved by all of the Independent Directors).  At any time prior to the Effective Time, each party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the

33

obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties by the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party (provided that in the case of the Seller in addition to any other requirement under applicable law, any such extension or waiver shall be valid only if approved by all of the Independent Directors), but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.6           Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.7           Entire Agreement.  This Agreement (together with the documents, schedules and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.8           Severability.  Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party.

9.9           Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.  This Agreement (including the documents and instruments referred to herein), except for the provisions of Section 5.5 and Section 6, is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder.

9.10         Further Assurances.  The Purchaser, the Controlling Partnership, the Seller and Holdings each agrees to execute and deliver such other documents or agreements and to use their respective reasonable best efforts to take such other actions as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

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9.11         Actions of the Seller.  The parties agree that, in accordance with Article 22(3) of the Articles of Association of the Seller GP, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms hereof, the Independent Directors, acting based on the affirmative vote of a majority of the Independent Directors, shall be entitled to implement on behalf of the Seller the transactions contemplated by this Agreement, to exercise the rights of the Seller under this Agreement and to enforce this Agreement against the Purchaser, the Controlling Partnership and/or Holdings.  The parties hereto further agree that (i) the Seller shall not be deemed to have breached this Agreement unless such breach was due to the taking of any action, or failure to take any action, by the Independent Directors and (ii) the Controlling Partnership shall be deemed to have breached this Agreement if the Controlling Partnership or any of its affiliates (other than the Seller or the Seller GP) takes any action, or fails to take any action, that causes the Seller to breach this Agreement; provided that if the taking of such action, or failure to take such action, would not reasonably have been expected to cause the Seller to breach this Agreement, the Controlling Partnership shall not be deemed to have breached this Agreement as a result of the taking of, or failure to take, such action other than for purposes of determining whether the condition set forth in Section 7.3(b) has been satisfied and the Controlling Partnership shall have no liability to the Seller as a result of the taking of, or failure to take, such action.

9.12         Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

9.13         Submission to Jurisdiction.  Each party irrevocably submits to the jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the Supreme Court of the State of New York, New York County.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 9.13 shall affect the right of any party to serve legal process in any other manner permitted by law.  The consent to jurisdiction set forth in this Section 9.13 shall not constitute a general consent to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 9.13.  The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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9.14         Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 9.13, this being in addition to any other remedy to which they are entitled at law or in equity.

9.15         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING DIRECTLY INVOLVING ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.16         Effect on Original Agreement.  The parties agree that this Agreement amends and restates the Original Agreement in its entirety and upon execution and delivery of this Agreement by the parties hereto the Original Agreement shall cease to have any force or effect and no person shall have any rights or obligations with respect thereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

KKR & CO. L.P.

By:	KKR MANAGEMENT LLC, its general partner

By:	/s/ WILLIAM J. JANETSCHEK
Name: William J. Janetschek
Title: Chief Financial Officer

KKR PRIVATE EQUITY INVESTORS, L.P.

By:	KKR GUERNSEY GP LIMITED, its general partner (Registration No. 44666)

By:	/s/ KENDRA DECIOUS
Name: Kendra Decious
Title: Chief Financial Officer

KKR PEI ASSOCIATES, L.P., in its capacity as general partner of KKR PEI Investments, L.P. (solely for purposes of Section 1.4)

By:	KKR PEI GP LIMITED, its general partner (Registration No. 44667)

By:	/s/ KENDRA DECIOUS
Name: Kendra Decious
Title: Vice President

[PURCHASE AND SALE AGREEMENT SIGNATURE PAGE]

KKR HOLDINGS L.P. (solely for purposes of Section 4, Section 5.4, Section 5.7, Section 5.10(b) and Section 9.10)

By:	KKR HOLDINGS GP LIMITED, its general partner

By:	/s/ WILLIAM J. JANETSCHEK
Name: William J. Janetschek
Title: Director

KKR FUND HOLDINGS L.P. (solely for purposes of Section 6)

By:	KKR & CO. L.P., its general partner

By:	KKR MANAGEMENT LLC, its general partner

By:	/s/ WILLIAM J. JANETSCHEK
Name: William J. Janetschek
Title: Chief Financial Officer

KKR MANAGEMENT HOLDINGS L.P. (solely for purposes of Section 6)

By:	KKR MANAGEMENT HOLDINGS CORP., its general partner

By:	/s/ WILLIAM J. JANETSCHEK
Name: William J. Janetschek
Title: Chief Financial Officer

[PURCHASE AND SALE AGREEMENT SIGNATURE PAGE]

KKR GROUP HOLDINGS L.P. (solely for purposes of Section 1.1, Section 1.2, Section 3 and Section 9.2)

By:	KKR GROUP LIMITED, its general partner

By:	/s/ WILLIAM J. JANETSCHEK
Name: William J. Janetschek
Title: Director

[PURCHASE AND SALE AGREEMENT SIGNATURE PAGE]

Exhibit A

KKR Private Equity Investors and KKR Agree to Business Combination

KPE Board Unanimously Approves Revised Transaction

Guernsey, Channel Islands, July 20, 2009 — KKR Private Equity Investors, L.P. (Euronext Amsterdam: KPE) and KKR & Co. L.P. (collectively with certain affiliates, “KKR”) today announced that they have entered into a revised purchase and sale agreement to combine the businesses of KPE and KKR whereby KPE would receive interests representing 30% of the outstanding equity in the combined business and the balance of the equity would be owned by KKR’s existing owners and employees.

The amended and restated purchase and sale agreement was unanimously approved by the board of directors of KPE’s general partner, acting upon the unanimous recommendation of the three directors of KPE’s general partner who are independent of both KPE and KKR under the standards of the New York Stock Exchange.

The independent directors of KPE issued the following statement related to the transaction: “In our role as Independent Directors we have unanimously recommended that the KPE Board approve this transaction.  Through this transaction, KPE unitholders will gain direct access to all of KKR’s businesses and resources, thereby improving the long-term prospects of their investments.”

Under the agreement, KKR will acquire all of the assets and all of the liabilities of KPE, and, in exchange, KPE will receive equity in the combined business.  KPE unitholders’ holdings of KPE units would not change as a result of the business combination. The transaction does not involve the payment of any cash consideration or involve an offering of any newly issued securities to the public; KKR executives are not selling any interests in the transaction.  KPE would retain its listing on the Euronext Amsterdam and the KPE units will continue to be subject to existing restrictions on ownership and transfer.

In addition, after a certain period, each of KPE and KKR will have the ability to seek a listing of the combined business in the United States following the completion of the transaction. Additional details regarding the terms and conditions of the transaction are set forth on Annex A to this press release.

While not legally required, KKR and KPE have agreed that the consummation of the transaction be conditioned upon, among other things, the consent of KPE unitholders representing a majority of the KPE units for which a properly completed consent form is properly submitted (excluding KPE units whose consent rights are controlled by KKR or its affiliates). As previously announced, holders of approximately 44% of KPE’s outstanding units have stated that they would consent to a revised transaction on the terms set forth above.

The record date for determining the KPE unitholders entitled to receive notice of, and to consent to, the transaction is the close of business on July 23, 2009.  For purposes of determining KPE unitholders as of the record date, only transactions in KPE units that have been settled as of the record date will be taken into account.  The solicitation of consents from KPE unitholders is anticipated to commence on July 24 or as soon as practicable thereafter and the commencement will be announced by KPE by press release.

Henry R. Kravis and George R. Roberts, co-founders of KKR, said, “We are thrilled to be taking this next step in KKR’s evolution.  Our new unitholders will participate in the financial performance of all of KKR’s businesses and benefit as we grow our asset management efforts around the world.  At the same time, we will own an even greater share of our own investments, further aligning our interests with those of our investors.  We believe the combined business will be well positioned to take advantage of the dynamic and exciting opportunities in asset management and financial services.  We appreciate the support and trust of our new unitholders and the Board and look forward to continuing our partnership.”

KPE expects that its net asset value as of June 30, 2009 on a preliminary basis will be approximately $3.0  billion, or between approximately  $14.55 and $14.75 per unit, and will issue its financial report for the six months ended June 30, 2009 on or before August 30, 2009.   KKR expects its assets under management as of June 30, 2009 to be approximately $50.8 billion and that its economic net income (ENI) and fee related earnings for the three months ended June 30, 2009 to be between approximately $345 million  and $370 million  and between approximately  $45 million  and $55 million,  respectively.

If the consent of a majority of the KPE unitholders as described above is obtained and the other conditions precedent to the transaction are satisfied or waived during the third quarter, the transaction is expected to be consummated on October 1, 2009.

Citi is acting as sole financial advisor to KPE.  Lazard is acting as financial advisor to the independent directors, and Bredin Prat and Cravath Swaine & Moore LLP are acting as lead legal counsels to KPE and the independent directors.

Goldman Sachs and Morgan Stanley are acting as financial advisors to KKR and Simpson Thacher & Bartlett LLP is acting as lead legal counsel to KKR.

Citi and Lazard have each delivered to the independent directors their respective opinions to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, matters considered and limitations on the scope of review undertaken by each of Citi and Lazard as set forth in their respective opinions, the consideration to be received by KPE in the transaction is fair, from a financial point of view, to KPE.  The full texts of each written opinion will be disclosed in the consent solicitation materials provided to holders of KPE common units.

About KPE

KKR Private Equity Investors, L.P. (Euronext Amsterdam: KPE) is a Guernsey limited partnership that seeks to create long-term value by participating predominantly in private equity investments identified by Kohlberg Kravis Roberts & Co. (KKR). As of June 30, 2009, KPE’s investment portfolio was substantially comprised of limited partner interests in six KKR private equity funds, co-investments in 13 companies alongside the private equity funds and three negotiated equity investments. KPE is governed by its general partner’s board of directors, which is required to have a majority of independent directors, and makes its investments as the sole limited partner of another Guernsey limited partnership, KKR PEI Investments, L.P.

The common units and related restricted depositary units of KPE are subject to a number of ownership and transfer restrictions. Information concerning these ownership and transfer restrictions is included on the Investor Relations section of KPE’s website at www.kkrprivateequityinvestors.com.

About KKR

Established in 1976, KKR is a leading global alternative asset manager. KKR’s franchise is sponsoring and managing funds that make investments in private equity, fixed income and other assets in North America, Europe, Asia and the Middle East. Throughout its history, KKR has brought a long-term investment approach, focusing on working in partnership with management teams of its portfolio companies and investing for future competitiveness and growth. KKR has more than $37.5 billion in private equity assets under management and more than $13.3 billion in credit assets under management as of June 30, 2009 through various private and publicly traded funds and separately managed accounts. KKR also carries out capital markets activities through its broker dealer subsidiaries. KKR has offices in New York, Menlo Park, San Francisco, Houston, Washington D.C., London, Paris, Hong Kong, Tokyo, Beijing, Mumbai, Dubai and Sydney. More information about KKR is available at: www.kkr.com.

No Offering Statement

This release does not constitute an offer of securities for sale in the United States.  Securities may not be offered or sold in the United States absent registration or an exemption from registration.  Any public offering of securities to be made in the United States will be made by means of a prospectus that may be obtained from KPE and that will contain detailed information about KPE and management, as well as financial statements.

Forward Looking Statements

This release contains certain forward-looking statements.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements are based on KPE’s and KKR’s beliefs, assumptions and expectations of their future performance, taking into account all information currently available to them.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KPE and KKR or are within their control.  If a change occurs, KPE’s and KKR’s business, financial condition, liquidity and results of operations, including net asset value, assets under management, economic net income and fee-related earnings, may vary materially from those expressed in the forward-looking statements.  The following factors, among others, could cause actual results to vary from the forward-looking statements: the risk that the transaction may not be completed on the time frame expected by the parties or at all; the possibility that the listing of the interests in the combined business on the New York Stock Exchange or The NASDAQ Stock Market may not occur; the risk that the anticipated benefits of the combined business may not be achieved; the general volatility of the capital markets; changes in KPE’s and KKR’s business strategy; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR’s investments and decreased ability to raise funds; increased rates of default and/or decreased recovery rates on KPE’s investments; and the degree and nature of KPE’s and KKR’s competition.  Neither KPE nor KKR undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law.  In addition, KKR’s and KPE’s business strategy is focused on the long-term and financial results are subject to significant volatility.

Media Contacts:

Peter McKillop or Kristi Huller

Email: media@kkr.com

Mobile:  + 202.841.6693 or

+ 917.940.1233

KPE Investor Relations:

Laurie Poggi

Telephone: +1.212.659.2026

Exhibit A

Annex A

TRANSACTION TERMS AND CONDITIONS

Transaction

Acquisition by KKR Group Holdings L.P., a Cayman Islands limited partnership (the “Purchaser”), of all of the assets of KKR Private Equity Investors, L.P. (“KPE” ), including all of the limited partner interests in KKR PEI Investments, L.P., and the assumption by the Purchaser of all of the liabilities of KPE (the “Combination Transaction”). Executives of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) will not sell any equity in the Combined Business (as defined below) in the transaction.

Upon completion of the transaction, KPE unitholders will own 30% of the equity in the business resulting from the transaction (the “Combined Business”) and KKR principals will own 70% of the equity in the Combined Business.

Conditions Precedent / Unitholder Consent

Transaction conditioned on the consent of the holders of a majority of KPE units for which a properly completed consent form is properly submitted (excluding KPE common units whose consent rights are controlled by KKR or its affiliates).

Transaction subject to other customary closing conditions precedent. The closing conditions will be deemed to be irrevocably satisfied on the first date on which all of the conditions to closing have been satisfied or waived (the “Satisfaction Date”), which may occur prior to the date on which the Combination Transaction will become effective as described below.

Timing

Notwithstanding the occurrence of the Satisfaction Date, the effective date of the Combination Transaction will be the first day following the end of the quarter during which the Satisfaction Date occurs. If the Satisfaction Date occurs on or prior to September 30, 2009, October 1, 2009 will be the date on which the Combination Transaction will become effective and accordingly will be the date on which KPE and KKR would begin to share ratably in the assets, liabilities, profits, losses and distributions, if any, of the Combined Business and that reporting as a combined company would begin.

Distribution Policy

Intend to distribute substantially all of the cash earnings of the asset management business. Distributions to be made on a pro rata basis to KKR principals and KPE without priority, except that distributions with respect to approximately 40% of the carried interest will be allocated to KKR’s principals and other professionals.

Equity Incentive Plan

The Combined Business will have an equity incentive plan that is consistent with equity incentive plans of publicly traded US alternative asset managers. The total number of interests in the Combined Business which may initially be issued under the plan is equivalent to 15% of the number of fully diluted interests in the Combined Business. No grants are expected to be made under the plan prior to the consummation of the Combination Transaction and any grants made under the plan in the future would dilute KPE’s and the KKR principals’ interests in the Combined Business on a pro rata basis. In addition, no grants under the plan are permitted to be made to current senior members of KKR until the earlier of one year following completion of the Combination Transaction and the listing of the Combined Business in the United States.

Governance

Following completion of the Combination Transaction, KPE unitholders will continue to hold interests in KPE and be governed by KPE’s limited partnership agreement. KPE’s limited partnership agreement provides for the management of its business and affairs by its general partner, which has a majority-independent board of directors.

Following the completion of the Combination Transaction, KPE’s only asset will be its interests in the Purchaser. An affiliate of KKR will be the ultimate general partner of the Purchaser (the “KKR Managing Partner”) and will manage the business and affairs of the Purchaser. KPE will not hold securities of the KKR Managing Partner. The audit committee of the general partner of KPE will have an oversight function for the financial statements of the Combined Business and the independent directors of the general partner of KPE will also have certain consent and information rights with respect to the Combined Business.

Listing

Following completion of the Combination Transaction, the holdings of KPE units by KPE unitholders will not change. The Transaction does not involve the payment of any consideration to KPE unitholders or involve an offering of any securities to KPE unitholders. KPE common units will continue to be listed and traded on Euronext Amsterdam and will continue to be subject to applicable restrictions on ownership and transfer.

Following the completion of the Combination Transaction, KPE and KKR will have the ability to require that the other use its reasonable best efforts to cause KPE’s interests in the Combined Business to be listed and traded in the United States. KKR will be permitted to exercise this right following the six-month anniversary of the Satisfaction Date and KPE will be permitted to exercise this right following the 12-month anniversary of the Satisfaction Date.

Exhibit B

Organizational Structure

The following diagram illustrates the ownership and organizational structure upon completion of the Restructuring Transactions and the Purchase and Sale

Certain KKR Members
Controlling Partnership GP
GP
LPs
Controlling Partnership
Purchaser GP
KKR Members and KKR Executives
Seller's public investors
Certain KKR Members
LPs
GPs
Holdings
Associates Holdings
Seller
LP
Purchaser Common Units
GP
Voting only (non-economic units)
Intermediate holding entities
Purchaser
Management Holdings Corp
LP (70%)
Management Holdings Class A Units
Management Holdings Class B Units
LP (70%)
Fund Holdings Class A Units
Fund Holdings Class B Units
GP (30%)
Management Holdings Class A Units
GP (30%)
Fund Holdings Class A Units
Group Partnerships
Management Holdings
Fund Holdings
KKR's management fee companies and certain other KKR businesses
Certain Seller Assets
Acquired Partnership
Carried interests of the KKR Funds, which consist of the Associates Entities and Associates GPs, and KPE Associates LP
KKR SLP Limited (the interests of which are owned by certain KKR Members) will hold a special limited partner interest in each general partner of each non-U.S. KKR Fund that will entitle KKR SLP Limited to control the voting power with respect to matters concerning the foreign subsidiaries of the fund

Exhibit C

Structuring Memorandum

This is Exhibit C to the Purchase and Sale Agreement by and among KKR & Co L.P., KKR Private Equity Investors, L.P., KKR Group Holdings L.P. (solely for purposes of Section 1.1, Section 1.2, Section 3 and Section 9.2), KKR PEI Associates, L.P. (solely for purposes of Section 1.4), KKR Holdings L.P. (solely for purposes of Section 4, Section 5.4, Section 5.10(b) and Section 9.10), KKR Management Holdings L.P. (solely for purposes of Section 6) and KKR Fund Holdings L.P. (solely for purposes of Section 6), as may be amended, supplemented or otherwise modified from time to time (the “Agreement”).  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.

This memorandum is intended to set forth the significant steps to be taken in order to effect the Restructuring Transactions but does not purport to be a complete summary of each step that may be taken in order to effect the Restructuring Transactions.  As contemplated by the Agreement, deviations to the steps set forth herein may be made, and additional steps may be taken, so long as  such deviations or additional steps would not reasonably be expected to have an adverse impact in any material respect on the Seller, the Purchaser or the holders of the Seller Common Units or are otherwise consented to by the Seller, such consent not to be unreasonably withheld.

The order in which steps are set forth herein is for ease of presentation and is not necessarily indicative of the order in which such steps will actually be implemented.

Any tax advice included in this written communication was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed by any governmental taxing authority or agency.

1.     Transfer of Future Carries and contribution of the membership interests in KKR & Co LLC to Holdings

(1)   Kohlberg Kravis Roberts & Co. L.P. will distribute the allocable rights to carried interests in respect of future investments (the “Future Carries”) to KKR & Co. L.L.C. (“KKR & Co LLC”), a Delaware limited liability company.

(2)   The individuals who are members (“KKR Members”) of KKR & Co LLC will contribute their membership interests in KKR & Co LLC to Holdings in exchange for limited partner interests in Holdings.

2

2.     Restructuring of KKR & Co LLC

(1)   KKR & Co LLC will contribute its general partner interest in Kohlberg Kravis Roberts & Co. L.P. and certain of the Future Carries (previously received in transaction step 1) to Management Holdings in exchange for common units (“Management Holdings Class A Units”) representing limited partner interests in Mangement Holdings LP.  (KKR & Co LLC will acquire additional Class A units in transaction step 5.)

(2)   KKR & Co LLC will contribute the remaining Future Carries (previously received in transaction step 1) to KKR Intermediate Partnership L.P. (“Intermediate Partnership”), a Cayman Islands limited partnership, in exchange for a general partner interest in Intermediate Partnership.

3

3.     Contribution of 40% of Carried Interests to KKR Associates Holdings

(1)   The KKR Members and non-member executives (the “KKR Executives”) will contribute (i) 40 percent of the class of their equity interests in those general partners (the “Associates GPs”) of the various limited partnerships (the “Associates Entities”) that hold the general partner interests in certain KKR Funds and in Acquired Partnership that constitute Contributed Interests, and (ii) 40 percent of the class of their limited partnership interests of the Associates Entities that constitute Contributed Interests representing rights to carried interests on existing investments (the “Existing Carries”) to Associates Holdings in exchange for limited partner interests in Associates Holdings.  The equity interests of certain Associates GPs contributed by the KKR Members to Associates Holdings may also represent economic rights to Existing Carries.

(2)   KKR Associates Holdings will contribute the equity interests in the Associates GPs and the Existing Carries received in the immediately preceding step to Intermediate Partnership in exchange for limited partner interests in Intermediate Partnership.

Certain KKR Members will retain the interests of a separate KKR affiliated entity (“KKR SLP Limited”) that will be issued (immediately prior to step (1) above) a non-economic limited partner interest in each non-U.S. Associates Entity that will provide KKR SLP Limited with voting power relating to foreign subsidiaries held by the foreign KKR Funds.

4

4.     Contribution of 60% of Carried Interests to KKR Holdings

(1)   The KKR Members and KKR Executives will contribute the remaining 60 percent of the class of their equity interests in the Associates GPs that constitute Contributed Interests and 60 percent of the class of their limited partnership interests of the Associates Entities that constitute Contributed Interests and represent Existing Carries to Holdings in exchange for limited partner interests in Holdings.

(2)   KKR Holdings will contribute certain of the equity interests in the Associates GPs and the Existing Carries received in the immediately preceding step to KKR & Co LLC in exchange for additional KKR & Co LLC interests.

(3)   KKR Holdings will contribute the remaining equity interests in the Associates GPs and the remaining Existing Carries to Intermediate Partnership in exchange for limited partner interests in Intermediate Partnership.

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5.     Contribution of Carried Interests to the Group Partnerships

(1)   Intermediate Partnership will contribute certain of the Future Carries and certain of the Existing Carries to Fund Holdings in exchange for a combination of (i) common units (“Fund Holdings Class A Units”) representing limited partner interests in Fund Holdings, and (ii) a separate class of units (“Fund Holdings Class B Units”) that entitle Intermediate Partnership to 40 percent of all distributions in respect of the Existing Carries contributed to Fund Holdings by Intermediate Partnership.

(2)   KKR & Co LLC will contribute certain of the Existing Carries to Management Holdings in exchange for additional Management Holdings Class A Units representing limited partner interests in Management Holdings.

The Fund Holdings Class A Units received by Intermediate Partnership in this transaction step 5 and the Management Holdings Class A units received by KKR & Co LLC in this transaction step 5 (and in previous transaction Step 2) will collectively provide Holdings with a 70 percent economic interest in each Group Partnership (after taking into account the economic interest of the holder of Class B units issued by Management Holdings and Fund Holdings).

6

6.     The Purchase and Sale and certain transfers by Controlling Partnership

(1)   Pursuant to Section 1.1 of the Agreement, the Seller will transfer to the Purchaser the Limited Partner Interests and all other assets of the Seller, in exchange for Purchaser Common Units.

(2)   Controlling Partnership will transfer to KKR Group Limited (“Purchaser GP”), a Cayman Islands limited company, all of the equity interests in: (i) KKR Management Holdings Corp. (“Management Holdings Corp”), a Delaware corporation, (ii) Fund Holdings GP Ltd., a Cayman Islands limited company, and (iii) Fund Holdings, in exchange for all of the shares of Purchaser GP

(3)   Purchaser GP will transfer to the Purchaser all of the equity interests received in the immediately preceding step in exchange for a non-economic general partner interest in the Purchaser.

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7.     Transfer of Assets to the Group Partnerships

The Purchaser will contribute all of the Limited Partner Interests and any assets of the Seller (the “Seller Assets”), and any assets of the Acquired Partnership distributed to the Purchaser in respect of the Limited Partner Interests, directly or indirectly, to the Group Partnerships in exchange for Management Holdings Class A Units and Fund Holdings Class A Units that represent a general partner interest and provide a direct or indirect 30 percent economic interest in each respective Group Partnership (after taking into account the economic interests entitled to the Management Holdings Class B Units and Fund Holdings Class B Units).

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Exhibit D

A copy of this document has been filed as Exhibit 2.2 to the Registration Statement of KKR & Co. L.P. on Form S-1 (No. 333-165414).

Exhibit E

This document is superseded in its entirety by the Form of Exchange Agreement, a copy of which has been filed as Exhibit 10.6 to the Registration Statement of KKR & Co. L.P. on Form S-1 (No. 333-165414).

Exhibit F

A copy of this document has been filed as Exhibit 10.9 to the Registration Statement of KKR & Co. L.P. on Form S-1 (No. 333-165414).

Exhibit G

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

KKR GROUP HOLDINGS L.P.

dated as of October 1, 2009

THE PARTNERSHIP UNITS OF KKR GROUP HOLDINGS L.P. HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, PROVINCE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR PROVINCE, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT.  THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS LIMITED PARTNERSHIP AGREEMENT.  THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

i

ii

ARTICLE XII DISSOLUTION AND LIQUIDATION		32

SECTION 12.1.	Dissolution	32
SECTION 12.2.	Continuation of the Business of the Partnership After Event of Withdrawal	32
SECTION 12.3.	Liquidator	33
SECTION 12.4.	Liquidation	34
SECTION 12.5.	Return of Contributions	34
SECTION 12.6.	Waiver of Partition	34
SECTION 12.7.	Capital Account Restoration	34

ARTICLE XIII AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE		35

SECTION 13.1.	Amendments to be Adopted Solely by the General Partner	35
SECTION 13.2.	Amendment Procedures	36
SECTION 13.3.	Amendment Requirements	37
SECTION 13.4.	Record Date	37
SECTION 13.5.	Action Without a Meeting	37
SECTION 13.6.	Voting and Other Rights	38

ARTICLE XIV MERGER		38

SECTION 14.1.	Authority	38
SECTION 14.2.	Approval by Limited Partners of Merger, Consolidation or Other Business Combination; Conversion of the Partnership into another Limited Liability Entity	39
SECTION 14.3.	Effect of Merger	39

ARTICLE XV GENERAL PROVISIONS		40

SECTION 15.1.	Addresses and Notices	40
SECTION 15.2.	Further Action	41
SECTION 15.3.	Binding Effect	41
SECTION 15.4.	Integration	41
SECTION 15.5.	Creditors	41
SECTION 15.6.	Waiver	41
SECTION 15.7.	Counterparts	41
SECTION 15.8.	Applicable Law	41
SECTION 15.9.	Invalidity of Provisions	41
SECTION 15.10.	Consent of Partners	42
SECTION 15.11.	Power of Attorney	42
SECTION 15.12.	Effectiveness	42

iii

SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

KKR GROUP HOLDINGS L.P.

THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF KKR GROUP HOLDINGS L.P. dated as of October 1, 2009, is entered into by and among KKR Group Limited, an exempted limited company formed under the laws of the Cayman Islands, as general partner, William J. Janetschek, as withdrawing limited partner (the “Withdrawing Limited Partner”), together with any other Persons who become Partners in the Partnership or parties hereto as provided herein.

WHEREAS, the Partnership was formed and registered as an exempted limited partnership pursuant to the Act (as defined herein), by the filing of a statement with respect to section 9 of the Act (the “Statement”) with the Registrar of Exempted Limited Partnerships in the Cayman Islands and the execution by the General Partner and the Withdrawing Limited Partner of the Limited Partnership Agreement of the Partnership dated July 17, 2009 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated on August 4, 2009 by and among KKR Group Limited, the Withdrawing Limited Partner and KPE (the “First Amended and Restated Limited Partnership Agreement”) to provide for the governance of the Partnership and to set forth in detail their respective rights and duties relating to the Partnership and to amend and restate the Original Agreement in its entirety; and

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the First Amended and Restated Limited Partnership Agreement in its entirety to read as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.                Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Exempted Limited Partnership Law (2007 Revision) of the Cayman Islands, as it may be amended from time to time.

“Acquired Partnership Interests” means the limited partner interests in KKR PEI Investments L.P., a Guernsey limited partnership.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Second Amended and Restated Limited Partnership Agreement of KKR Group Holdings L.P., as it may be amended, supplemented or restated from time to time.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation, other entity or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Beneficial Owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act (and “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings).

“Capital Account” has the meaning assigned to such term in Section 6.1.

“Capital Contribution” means any cash or cash equivalents or other property valued at its fair market value that a Partner contributes to the Partnership pursuant to this Agreement.

“Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Partnership shall be their respective gross fair market values on the date of contribution as determined by the General Partner, and the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner in exchange for a Partnership Interest; (c) the date a Partnership Interest is relinquished to the Partnership; (d) the date that the Partnership issues more than a de minimis Partnership Interest to a new Partner in exchange for services; or (e) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (a), (b) (c), (d) and (e) above shall be made only if such adjustments are deemed necessary or appropriate by the General Partner to reflect the relative economic interests of the Partners. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes.

“Certificate” means a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Class” means the classes of Units into which the interests in the Partnership may be classified or divided from time to time pursuant to the provisions of this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a Limited Partner Interest representing a fractional part of the Limited Partner Interests of all Limited Partners and having the rights and obligations specified with respect to Common Units in this Agreement.

“Conflicts Committee” means a committee of the board of directors of KKR Management LLC composed entirely of one or more directors or managers who meet the independence standards (but not, for the avoidance of doubt, the financial literacy or financial expert qualifications) required to serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the New York Stock Exchange; provided, however, that to the extent such committee shall not have been fully constituted, “Conflicts Committee” means the independent directors of the Board of Directors of the general partner of KPE.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal of such former General Partner pursuant to Section 11.1.

“Disabling Event” means the events specified in section 15(5) of the Act relative to the sole or last general partner of the Partnership.

“Effective Time” shall have the meaning set forth in the Purchase and Sale Agreement.

“Encumbrance” means any mortgage, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Exchange Agreement” means one or more exchange agreements providing for the exchange of Group Partnership Units or other securities issued by members of the Group Partnership Group for common units of KPE, as contemplated by the Purchase and Sale Agreement.

“First Amended and Restated Limited Partnership Agreement” has the meaning set forth in the preamble of this Agreement.

“Fiscal Year” has the meaning assigned to such term in Section 8.2.

“Fund” has the meaning assigned to such term in Section 7.7(a).

“General Partner” means KKR Group Limited, a Cayman Islands exempted limited company and wholly-owned subsidiary of KKR & Co. L.P., as the general partner of the Partnership and any successor or permitted assign that is admitted to the Partnership as general partner of the Partnership, each in its capacity as a general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the direct or indirect management and ownership interest of the General Partner in the Partnership (in its capacity as a general partner of the Partnership without reference to any Limited Partner Interest held by it), and includes any and all benefits to which a General Partner is entitled as provided in this Agreement, together with all obligations of a General Partner to comply with the terms and provisions of this Agreement.

“General Partner Unit” means a fractional part of the interest of the General Partner in the Partnership.

“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting, exercising investment power or disposing of any Partnership Securities with any other Person that Beneficially Owns, or whose Affiliates or Associates Beneficially Own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Group Partnership I” means KKR Management Holdings L.P., a Delaware limited partnership, and any successor thereto.

“Group Partnership I General Partner” means KKR Management Holdings Corp., a Delaware corporation and the general partner of Group Partnership I, and any successor thereto.

“Group Partnership II” means KKR Fund Holdings L.P., a Cayman limited partnership, and any successor thereto.

“Group Partnership II General Partners” means the Partnership and KKR Fund Holdings GP Limited, a Cayman limited company, as general partners of Group Partnership II, and any successor thereto.

“Group Partnership Agreements” means, collectively, the Amended and Restated Limited Partnership Agreement of Group Partnership I and the Amended and Restated Limited Partnership Agreement of Group Partnership II (and the partnership agreement then in effect of any future partnership designated as a Group Partnership), as they may each be amended, supplemented or restated from time to time.

“Group Partnership General Partners” means, collectively, Group Partnership I General Partner and Group Partnership II General Partners (and the general partner of any future partnership designated as a Group Partnership).

“Group Partnership Group” means, collectively, the Group Partnerships and their respective Subsidiaries.

“Group Partnership Unit” means, collectively, one partnership unit in each of Group Partnership I and Group Partnership II (and any future partnership designated as a Group Partnership) issued under its respective Group Partnership Agreement.

“Group Partnerships” means, collectively, Group Partnership I and Group Partnership II (and any future partnership designated as a Group Partnership).

“Indemnitee” means (a) KKR Management LLC, (b) KKR & Co. L.P., (c) the General Partner, (d) any Departing General Partner, (e) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (f) any Person who is or was a member, partner, Tax Matters Partner (as defined in the Code), officer, director, employee, agent, fiduciary or trustee of any Group Member, any Group Partnership, the Partnership and its Subsidiaries, the General Partner or any Departing General Partner or any Affiliate of any Group Member, the General Partner or any Departing General Partner, (g) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, employee, member, partner, Tax Matters Partner (as defined in the Code), agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis or similar arms-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services and (h) any Person the General Partner in its sole discretion designates as an “Indemnitee” for purposes of this Agreement.

“Initial Limited Partner” means KPE upon being admitted to the Partnership in accordance with Section 10.1.

“Investment Agreement” means the investment agreement between the Partnership, KKR & Co. L.P. and the other parties thereto, as amended from time to time.

“KKR & Co. L.P.” means KKR & Co. L.P., a Delaware limited partnership.

“KKR Holdings” means KKR Holdings L.P., a Cayman limited partnership.

“KKR Management LLC” means KKR Management LLC, a Delaware limited liability company and general partner of KKR & Co. L.P.

“KPE” means KKR Private Equity Investors, L.P., a Guernsey limited partnership.

“KPE Transaction” means the transaction contemplated in the Purchase and Sale Agreement.

“Limited Partner” means, unless the context otherwise requires, the Initial Limited Partner, each additional Person that acquires a Limited Partner Interest and is admitted to the Partnership as a limited partner of the Partnership pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership as long as such Person holds at least one Limited Partner Interest. For purposes of the Act, the Limited Partners shall constitute a single class or group of limited partners.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, including voting rights, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means the General Partner or one or more Persons as may be selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Act.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“Net Income (Loss)” for any Fiscal Year (or other fiscal period) means the taxable income or loss of the Partnership for such period as determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (i) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“Opinion of Counsel” means a written opinion of counsel or, in the case of tax matters, a qualified tax advisor (who may be regular counsel or tax adviser, as the case may be, to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its discretion.

“Original Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided however that if at any time any Person or Group (other than the General Partner or its Affiliates) Beneficially Owns 20% or more of any class of Outstanding Common Units, all Common Units owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided further that the foregoing limitation shall not apply (i) to KPE, (ii) to any Person or Group who acquired 20% or more of any Outstanding Common Units of any class then Outstanding directly from the General Partner or its Affiliates, (iii) to any Person or Group who acquired 20% or more of any Outstanding Common Units of any class then Outstanding directly or indirectly from a Person or Group described in clause (ii) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply or (iv) to any Person or Group who acquired 20% or more of any Common Units issued by the Partnership with the prior approval of the General Partner. The determinations of the matters described in clauses (ii), (iii) and (iv) of the foregoing sentence shall be conclusively determined by the General Partner in its sole discretion, which determination shall be final and binding on all Partners.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means KKR Group Holdings L.P., a limited partnership formed under the laws of the Cayman Islands.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interests and Limited Partner Interests.

“Partnership Security” means any equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation Common Units and General Partner Units.

“Percentage Interest” means, as of any date of determination, (i) as to any holder of Common Units in its capacity as such, the quotient obtained by dividing (x) the number of Common Units held by such holder by (y) the total number of all Outstanding Common Units, and (ii) as to any holder of General Partner Units in its capacity as such with respect to such General Partner Units, 0%.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Pro Rata” means (a) in respect of Units or any class thereof, apportioned equally among all designated Units, and (b) in respect of Partners or Record Holders, apportioned among all Partners or Record Holders, as the case may be, in accordance with their relative Percentage Interests.

“Purchase and Sale Agreement” means the amended and restated purchase and sale agreement between the Partnership, KPE and the other parties thereto, dated July 19, 2009.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or with respect to the first fiscal quarter of the Partnership after the Effective Time the portion of such fiscal quarter after the Effective Time or, with respect to the final fiscal quarter of the Partnership, the relevant portion of such fiscal quarter.

“Record Date” means the date and time established by the General Partner pursuant to Section 13.4 or, if applicable, the Liquidator pursuant to Section 12.4, in each case in its sole discretion for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer or other business of the Partnership.

“Record Holder” means the Person in whose name a Partnership Interest is registered on the books of the Partnership as of the Record Date.

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Similar Law” means any law or regulation that could cause the underlying assets of the Partnership to be treated as assets of the Limited Partner by virtue of its limited partner interest in the Partnership and thereby subject the Partnership, the General Partner, KKR & Co. L.P. or KKR Management LLC (or other persons responsible for the investment and operation of the Partnership’s assets) to laws that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Special Approval” means either (a) approval by a majority of the members of the Conflicts Committee or, if there is only one member of the Conflicts Committee, approval by the sole member of the Conflicts Committee, or (b) approval by the vote of the Record Holders representing a majority of the voting power of the Voting Units (excluding Voting Units owned by the General Partner and its Affiliates).

“Statement” has the meaning assigned to such term in the preamble of this Agreement.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under U.S. GAAP.

“Tax Receivable Agreement” means the Tax Receivable Agreement to be entered into substantially concurrently with the KPE Transaction among KPE and KKR Holdings, or certain transferees of its limited partner interests in the Group Partnerships.

“Unit” means a Partnership Interest that is designated as a “Unit” and shall include Common Units and General Partner Units.

“Unitholders” means the holders of Units.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

“US Listing” shall have the meaning set forth in the Investment Agreement.

“Voting Unit” means a Common Unit and any other Partnership Interest that is designated as a “Voting Unit” from time to time.

“Withdrawing Limited Partner” has the meaning assigned to such term in the preamble to this Agreement.

SECTION 1.2.                Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

SECTION 2.1.                Formation.

The Partnership was formed and registered as an exempted limited partnership under the provisions of the Act by the filing on July 17, 2009 of the Statement as provided in the preamble of this Agreement and the execution of the Original Agreement. If requested by a General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for a General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of an exempted limited partnership under the laws of the Cayman Islands, (b) if a General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership.

SECTION 2.2.                Name.

The name of the Partnership shall be “KKR Group Holdings L.P.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner in its sole discretion, including the name of the General Partner. The words “Limited Partnership,” “LP,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time by filing an amendment to the Statement and Original Agreement (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Partnership) and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

SECTION 2.3.                Registered Office.

To the extent required by the Act, the Partnership will continuously maintain a registered office at the offices of Maples Corporate Services Limited, Ugland House, PO Box 309, George Town, Grand Cayman KY1-1104, Cayman Islands or at such other place within the Cayman Islands as a General Partner from time to time may select.

SECTION 2.4.                Purpose and Business.

The Partnership was formed for the object and purpose of, and the nature and character of the business to be conducted by the Partnership is, engaging in any lawful act or activity to be carried out and undertaken either in or from within the Cayman Islands or elsewhere, including holding limited and general partner interests in other limited partnerships, upon the terms, with the rights and powers, and subject to the conditions, limitations, restrictions and liabilities set forth herein.

SECTION 2.5.                Powers.

Subject to the limitations set forth in this Agreement, the Partnership will possess and may exercise all of the powers and privileges granted to it by the Act including, without limitation, the ownership and operation of the assets contributed to the Partnership by the Partners, by any other law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Partnership set forth in Section 2.4.

SECTION 2.6.                Term.

The term of the Partnership commenced on the execution of the Original Agreement, and the term shall continue until the dissolution of the Partnership in accordance with Article XII. The existence of the Partnership shall continue until a notice of dissolution signed by a General Partner has been filed with the Cayman Islands Registrar of Exempted Limited Partnerships.

SECTION 2.7.                Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner in its sole discretion determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided further that prior to the withdrawal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

SECTION 2.8.                Certain Undertakings Relating to the Separateness of the Partnership.

(a)    Separateness Generally. The Partnership shall conduct its business and operations separate and apart from those of any other Person (other than the General Partner) in accordance with this Section 2.8.

(b)    Separate Records. The Partnership shall maintain (i) its books and records, (ii) its accounts, and (iii) its financial statements separate from those of any other Person except for a Person whose financial results are required to be consolidated with the financial results of the Partnership.

(c)    No Effect. Failure by the General Partner or the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities.

SECTION 2.9.                Withdrawing Limited Partner.

The execution of this Agreement by the Withdrawing Limited Partner constitutes his withdrawal as a limited partner of the Partnership as of the Effective Time.  Because of such withdrawal, the

Withdrawing Limited Partner has no further right, interest or obligation of any kind whatsoever as a limited partner of the Partnership, effective immediately after Effective Time.  Any capital contribution of the Withdrawing Limited Partner will be returned to him at the Effective Time.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

SECTION 3.1.                Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Act.

SECTION 3.2.                Management of Business.

No Limited Partner, in its capacity as such, shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be taking part in the conduct of the business of the Partnership by a limited partner of the Partnership and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement or the Act.

SECTION 3.3.                Outside Activities of the Limited Partners.

Any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group or an Affiliate of a Group Member. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

SECTION 3.4.                Rights of Limited Partners.

(a)    In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense:

(i)    promptly after its becoming available, to obtain a copy of the Partnership’s U.S. federal income tax returns for each year; and

(ii)    to obtain a copy of this Agreement and the Original Agreement and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Original Agreement and all amendments thereto have been executed.

(b)    The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole discretion, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes (A) is not in the best interests of the Partnership Group, (B) could damage the

Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF

PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

SECTION 4.1.                Certificates.

Notwithstanding anything otherwise to the contrary herein, unless the General Partner shall determine otherwise in respect of some or all of any or all Classes of Partnership Interests, Partnership Interests shall not be evidenced by Certificates. Certificates that may be issued shall be executed on behalf of the Partnership by the General Partner (and by any appropriate officer of the General Partner on behalf of the General Partner).

SECTION 4.2.                [Intentionally omitted].

SECTION 4.3.                Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the owner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise required by law or applicable rule, regulation or guideline. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.

SECTION 4.4.                Transfer Generally.

(a)    The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Units to another Person who becomes a General Partner, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c)    Nothing contained in this Agreement shall be construed to prevent a disposition by any limited partner or other beneficial owner of the General Partner of any or all of the issued and outstanding limited partnership interests or other interests in the General Partner.

SECTION 4.5.                Restrictions on Transfers.

(a)    No Limited Partner or Assignee may transfer all or any portion of its Partnership Interests (or any beneficial interest therein) unless the General Partner and each of the Limited Partners consent in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner’s sole discretion.

(b)    No Limited Partner or Assignee may create an Encumbrance with respect to all or any portion of its Partnership Interests (or any beneficial interest therein) other than Encumbrances that run in favor of the Limited Partner unless the General Partner consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner’s sole discretion.  Consent of the General Partner shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this Agreement.  Any purported Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by law, null and void.

SECTION 4.6.      Further Restrictions.  Notwithstanding any contrary provision in this Agreement, in no event may any transfer of a Partnership Interest be made by any Limited Partner or Assignee if:

(A)       such transfer is made to any Person who lacks the legal right, power or capacity to own such Partnership Interest;

(B)        such transfer would require the registration of such transferred Partnership Interest or of any class of Partnership Interest pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Securities Exchange Act) or other non-U.S securities laws or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;

(C)        such transfer would cause (i) all or any portion of the assets of the Partnership to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Limited Partner, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the General Partner to become a fiduciary with respect to any existing or contemplated Limited Partner, pursuant to ERISA, any applicable Similar Law, or otherwise;

(D)        to the extent requested by the General Partner, the Partnership does not receive such legal or tax opinions and written instruments (including, without limitation, copies of any instruments of transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the General Partner, as determined in the General Partner’s sole discretion.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

SECTION 5.1.                Contributions by the General Partner and its Affiliates.

The General Partner shall not be obligated to make any Capital Contributions to the Partnership.

SECTION 5.2.                Contributions by KPE.

At or about the Effective Time and pursuant to the Purchase and Sale Agreement, KPE shall contribute the Acquired Partnership Interests and all of the other assets of KPE to the Partnership and the Partnership shall issue the number of Common Units required to be issued pursuant to the Purchase and Sale Agreement to KPE in accordance with the Purchase and Sale Agreement, and KPE shall be admitted to the Partnership as the Initial Limited Partner subject to and in accordance with Section 10.1.

SECTION 5.3.                Interest and Withdrawal.

No interest on Capital Contributions shall be paid by the Partnership. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions are made pursuant to this Agreement or upon dissolution of the Partnership and then in each case only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement (including with respect to Partnership Securities subsequently issued by the Partnership), no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

SECTION 5.4.                Issuances of Additional Partnership Securities.

(a)    The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners, including pursuant to Section 7.4(c).

(b)    Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.4(a) and Section 7.4(c) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in its sole discretion, including (i) the right to share in Partnership Net Income (Loss) or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Security (including sinking fund provisions); (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of the holder of each such Partnership Security to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Partnership Security.

(c)    The General Partner is hereby authorized to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.4 and Section 7.4(c), including the admission of additional Limited Partners in connection therewith and any related amendment of this Agreement, and (ii) all additional issuances of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities. The General Partner shall determine in its sole discretion the relative rights, powers and duties of the holders of the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities being so issued. The General Partner is authorized to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, including compliance with any statute, rule, regulation or guideline of any governmental agency.

SECTION 5.5.                Preemptive Rights.

Unless otherwise determined by the General Partner, in its sole discretion, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.

SECTION 5.6.                Splits and Combinations.

(a)    Subject to Section 5.6(d), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

(b)    Whenever such a distribution, subdivision or combination of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall provide notice thereof at least 20 days prior to such Record Date to Unitholders not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)    Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding or outstanding options, rights, warrants or appreciation rights relating to Partnership Securities, the Partnership shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)    The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.6(d), the General Partner in its sole discretion may determine that each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

SECTION 6.1.                Establishment and Maintenance of Capital Accounts.

There shall be established for each Partner on the books of the Partnership as of the date such Partner becomes a Partner a capital account (each being a “Capital Account”). Each Capital Contribution by any Partner, if any, shall be credited to the Capital Account of such Partner on the date such Capital

Contribution is made to the Partnership. In addition, each Partner’s Capital Account shall be (a) credited with (i) such Partner’s allocable share of any Net Income (or items thereof) of the Partnership, and (ii) the amount of any Partnership liabilities that are assumed by the Partner or secured by any Partnership property distributed to the Partner and (b) debited with (i) the amount of distributions (and deemed distributions) to such Partner of cash or the fair market value of other property so distributed, (ii) such Partner’s allocable share of Net Loss (or items thereof) of the Partnership, and (iii) the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by the Partner to the Partnership. Any other item which is required to be reflected in a Partner’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The General Partner shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Partner’s interest in the Partnership. Interest shall not be payable on Capital Account balances. The Partnership Capital Accounts shall be maintained in accordance with the provisions of Treasury Regulations section 1.704-1(b)(2)(iv)(f) and, to the extent not inconsistent with such regulation, the provisions of this Agreement. The Capital Account of each holder of General Partner Units shall at all times be zero, except to the extent such holder also holds Partnership Interests other than General Partner Units.

SECTION 6.2.                Allocations.

Net Income (Loss) (including items thereof) of the Partnership for each Fiscal Year shall be allocated to each Partner in accordance with such Partner’s Percentage Interest, except as otherwise determined by the General Partner in its sole discretion in order to comply with the Code or applicable regulations thereunder.

SECTION 6.3.                Requirement and Characterization of Distributions; Distributions to Record Holders.

(a)    The General Partner, in its sole discretion, may authorize distributions by the Partnership to the Partners, which distributions shall be made Pro Rata in accordance with the Partners’ respective Percentage Interests.

(b)    The General Partner shall treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, less than all of the Partners, as a distribution of cash to such Partners.

(c)    Notwithstanding Section 6.3(a), in the event of the dissolution of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(d)    Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e)    Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to a Partner or a Record Holder if such distribution would violate applicable law.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

SECTION 7.1.                Management.

(a)    The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall take part in the conduct of the business of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines, in its sole discretion, to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, and the incurring of any other obligations;

(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

(iv)    the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons; the repayment or guarantee of obligations of any Group Member and the making of Capital Contributions to any Group Member;

(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than their interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)    the distribution of Partnership cash;

(vii)    the selection and dismissal of employees (including employees having such as titles as the General Partner may determine in its sole discretion) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)    the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, the Partnership’s Subsidiaries from time to time) subject to the restrictions set forth in Section 2.4;

(x)    the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)    the purchase, sale or other acquisition or disposition of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities;

(xiii)    the undertaking of any action in connection with the Partnership’s participation in the management of the Partnership Group through its directors, officers or employees or the Partnership’s direct or indirect ownership of the Group Members, including all things described in or contemplated by the Purchase and Sale Agreement and the agreements described in or attached as exhibits to the Purchase and Sale Agreement; and

(xiv)    cause to be registered for resale under the Securities Act and applicable state or non-U.S. securities laws, any securities of, or any securities convertible or exchangeable into securities of, the Partnership held by any Person, including the General Partner or any Affiliate of the General Partner.

(b)    In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have any liability to a Limited Partner for monetary damages, equitable relief or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions so long as the General Partner has acted pursuant to its authority under this Agreement.

(c)    Notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Purchase and Sale Agreement, the Exchange Agreement, the Tax Receivable Agreement, the Group Partnership Agreements and the other agreements described in or attached as exhibits to the Purchase and Sale Agreement that are related to the transactions contemplated by the Purchase and Sale Agreement; (ii) agrees that the General Partner (on its own or through its delegation of such authority to any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Purchase and Sale Agreement on behalf of the Partnership, in each case in such form and with such terms as it in its sole discretion shall determine, without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group

Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement, shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

SECTION 7.2.                Tax Adjustments.

In the event that the General Partner determines the Partnership should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Partnership as a partnership for U.S. federal (and applicable U.S. state) income tax purposes, the Partnership and each Partner shall agree to adjustments required by the U.S. tax authorities, and the Partnership shall pay such amounts as required by the U.S. tax authorities, to preserve the status of the Partnership as a partnership for U.S. federal (and applicable U.S. state) income tax purposes.

SECTION 7.3.                Partnership Group Assets; General Partner’s Authority.

Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership Group’s assets, taken as a whole, in a single transaction or a series of related transactions, without the approval of holders of a majority of the voting power of Outstanding Voting Units; provided however that this provision shall not preclude or limit the General Partner’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group (including for the benefit of Persons other than members of the Partnership Group, including Affiliates of the General Partner) and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a majority of the voting power of Outstanding Voting Units, the General Partner shall not, on behalf of the Partnership, except as permitted under Sections 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

SECTION 7.4.                Reimbursement of the General Partner.

(a)    Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as managing member of any Group Member.

(b)    The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine, in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner in its sole discretion shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c)    The General Partner may, in its sole discretion, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), propose and adopt on behalf of the Partnership Group equity benefit plans, programs and practices (including plans, programs and practices involving the issuance of or reservation of issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue or to reserve for issuance

Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities in connection with, or pursuant to, any such equity benefit plan, program or practice or any equity benefit plan, program or practice maintained or sponsored by the General Partner or any of its Affiliates in respect of services performed directly or indirectly for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities that the General Partner or such Affiliates are obligated to provide pursuant to any equity benefit plans, programs or practices maintained or sponsored by them. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any equity benefit plans, programs or practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or the transferee of or successor to all of the General Partner’s General Partner Interest.

SECTION 7.5.                Outside Activities.

(a)    At and after the Effective Time, the General Partner, for so long as it is a General Partner of the Partnership (i) agrees that its sole business will be to act as managing member of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner, member, trustee or stockholder and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner, managing member, trustee or stockholder of one or more Group Members or as described in or contemplated by the Purchase and Sale Agreement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

(b)    Except insofar as the General Partner is specifically restricted by Section 7.5(a), each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to any Group Member or any Partner or Record Holder. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee.

(c)    Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engagement in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall not be a breach of the General Partner’s or any other Indemnitee’s duties or any other obligation of any type whatsoever of the General Partner or any other Indemnitee if the Indemnitee (other than the General Partner) engages in any such business interests or activities in preference to or to the exclusion of any Group Member, (iii) the General Partner and the Indemnities shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any Group Member and (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any such Indemnitee.

(d)    The General Partner and any of its Affiliates may acquire Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of a General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities.

SECTION 7.6.                Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

(a)    The General Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine, in each case on terms that are fair and reasonable to the Partnership; provided however that the requirements of this Section 7.6(a) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction (i) approved by Special Approval, (ii) the terms of which are, in the aggregate, no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership).

(b)    Any Group Member (including the Partnership) may lend or contribute to any other Group Member, and any Group Member may borrow from any other Group Member (including the Partnership), funds on terms and conditions determined by the General Partner. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c)    The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as a general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided however that the requirements of this Section 7.6(c) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction (i) approved by Special Approval, (ii) the terms of which are, in the aggregate, no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

(d)    The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e)    The General Partner or any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, pursuant to transactions that are fair and reasonable to the Partnership; provided however that the requirements of this Section 7.6(e) conclusively shall be deemed to be satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to (i) the transactions effected pursuant to Section 5.2 and any other transactions described in or contemplated by the Purchase and Sale Agreement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are, in the aggregate, no less favorable to the

Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership).

(f)    The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

SECTION 7.7.                Indemnification.

(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to act occurring on, before or after the Effective Time; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Partnership shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the General Partner in its sole discretion or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Partnership pursuant to Section 7.7(j). The indemnification of an Indemnitee of the type identified in clause (g) of the definition of Indemnitee shall be secondary to any and all indemnification to which such Indemnitee is entitled from, firstly, the relevant other Person, and from, secondly, the relevant Fund (if applicable), and will only be paid to the extent the primary indemnification is not paid and the proviso set forth in the first sentence of this Section 7.7(a) does not apply; provided that such other Person and such Fund shall not be entitled to contribution or indemnification from or subrogation against the Partnership, unless otherwise mandated by applicable law.  If, notwithstanding the foregoing sentence, the Partnership makes an indemnification payment or advances expenses to such an Indemnitee entitled to primary indemnification, the Partnership shall be subrogated to the rights of such Indemnitee against the Person or Persons responsible for the primary indemnification.  “Fund” means any fund, investment vehicle or account whose investments are managed or advised by the Partnership (if any) or an affiliate thereof.

(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Partnership shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such

Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the General Partner in its sole discretion or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Partnership pursuant to Section 7.7(j).

(c)    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, insurance, pursuant to any vote of the holders of Outstanding Voting Units entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Purchase and Sale Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)    The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates, the Indemnitees and such other Persons as the General Partner shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)    For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and (iii) any action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f)    Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership. The General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)    The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j)    If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 7.7 is not paid in full within thirty (30) days after a written claim therefor by any Indemnitee has been received by the Partnership, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees. In any such action the Partnership shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

(k)    This Section 7.7 shall not limit the right of the Partnership, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.

SECTION 7.8.                Liability of Indemnitees.

(a)    Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable to the Partnership, the Partners or any other Persons who have acquired interests in the Partnership Securities or are bound by this Agreement, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct.

(b)    The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct, negligence or wrongdoing on the part of any such agent appointed by the General Partner in good faith.

(c)    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

SECTION 7.9.                Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)    Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, any Group Partnership Agreement, or any agreement contemplated herein or therein, or of any duty hereunder or existing at law, in equity or otherwise, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) on terms which are, in the aggregate, no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). The General Partner shall and the Conflicts Committee (in connection with any Special Approval by the Conflicts Committee) each shall be authorized in connection with its resolution of any conflict of interest to consider such factors as it determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. The General Partner shall be authorized but not required in connection with its resolution of any conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists or that Special Approval could not have been obtained. If Special Approval is not sought and the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) above, then it shall be presumed that, in making its determination, the General Partner acted in good faith and in any proceeding brought by or on behalf of any Limited Partner, the Partnership or any other Person bound by this Agreement challenging such determination, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, and without limitation of Section 7.6 to the fullest extent permitted by the Act, the existence of the conflicts of interest described in or contemplated by the consent solicitation statement included as an exhibit to the Purchase and Sale Agreement are hereby approved, and all such conflicts of interest are waived, by all Partners and shall not constitute a breach of this Agreement or any duty existing at law or otherwise.

(b)    Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement or any other agreement contemplated hereby or otherwise the General Partner, in its capacity as the general partner of the Partnership or its Affiliates, or the Conflicts Committee in connection with a Special Approval, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, then the General Partner, or such Affiliates causing it to do so or the Conflicts Committee, as appropriate, shall, to the fullest extent permitted by law, make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”), and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Partnership or the Partners, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Act or under any other law, rule or regulation or in equity. Whenever in this Agreement or any other agreement contemplated hereby or otherwise the General Partner or the Conflicts Committee, as appropriate, is permitted to or required to make a decision in its “good faith” then for purposes of this Agreement, the General Partner, or any of its Affiliates that cause it to make any such decision or the Conflicts Committee, as appropriate, shall be conclusively presumed to be acting in good faith if such Person or Persons subjectively believe(s) that the decision made or not made is in the best interests of the Partnership.

(c)    Whenever the General Partner makes a determination or takes or fails to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the Partnership, whether under this Agreement or any other agreement or circumstance contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or not to take such other action free of any duty (including any fiduciary duty) or obligation, whatsoever to the Partnership, any Partner, any Record Holder or any other Person bound by this Agreement, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity.

(d)    Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be in its sole discretion.

(e)    Except as expressly set forth in this Agreement, to the fullest extent permitted by law, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership, any Limited Partner or any other Person bound by this Agreement, and the provisions of this Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.

(f)    The Limited Partners, hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

(g)    The Limited Partners expressly acknowledge that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable to the Limited Partners for monetary damages or equitable relief for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions.

SECTION 7.10.              Other Matters Concerning the General Partner.

(a)    The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)    The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact.

SECTION 7.11.              Purchase or Sale of Partnership Securities.

The General Partner may cause the Partnership or any other Group Member to purchase or otherwise acquire Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities. The General Partner or any of its Affiliates may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities for their own account, subject to the provisions of Articles IV and X.

SECTION 7.12.              Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner purporting to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or any such officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the General Partner or any such officer executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING

SECTION 8.1.                Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership or any other place designated by the General Partner in its sole discretion appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

SECTION 8.2.                Fiscal Year.

The fiscal year of the Partnership (each, a “Fiscal Year”) shall be a year ending December 31. The General Partner in its sole discretion may change the Fiscal Year of the Partnership at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

ARTICLE IX

TAX MATTERS

SECTION 9.1.                Tax Returns and Information.

The Partnership shall provide the Partners with such other information as may be reasonably required in the discretion of the General Partner for purposes of allowing the Partners to prepare and file their own U.S. federal, state and local tax returns. Each Partner shall be required to report for all tax purposes consistently with such information provided by the Partnership. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

SECTION 9.2.                Tax Elections.

The General Partner shall determine whether to make, refrain from making or revoke any and all elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, in its sole discretion.

SECTION 9.3.                Tax Controversies.

Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

SECTION 9.4.                Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required or be necessary or appropriate to cause the Partnership or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to Sections 1441, 1442, 1445, 1446 and 3406 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code), the General Partner shall treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

SECTION 9.5.                Classification as a Disregarded Entity; Election to be Treated as a Corporation.

Notwithstanding anything to the contrary contained herein, the Partnership will not undertake any activity or make any investment or fail to take any action that will (i) cause the Partnership to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code, except to the extent permitted under Section 7704(c)(2) of the Code or (ii) jeopardize its owner’s status or, if applicable, its status as a partnership for U.S. federal income tax purposes. The General Partner shall not permit the Partnership to take any action that would result in the Partnership no longer being classified as a disregarded entity for U.S. federal income tax purposes, provided, however if the General Partner determines in its sole discretion that it is no longer in the interest of the Partnership to continue as a disregarded entity for U.S. federal income tax purposes, the General Partner may elect to treat the

Partnership as an association taxable as a corporation for U.S. federal (and applicable state) income tax purposes or may effect such change by merger or conversion or otherwise under applicable law.

ARTICLE X

ADMISSION OF PARTNERS

SECTION 10.1.              Admission of Initial Limited Partners.

Upon the issuance by the Partnership of Common Units to KPE as described in Section 5.2 in connection with the KPE Transaction, the General Partner shall admit KPE to the Partnership as Initial Limited Partner in respect of the Common Units issued to them.

SECTION 10.2.              Admission of Additional Limited Partners.

(a)    By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 10.2 or the issuance of any Limited Partner Interests in accordance herewith (including in a merger, consolidation or other business combination pursuant to Article XIV), and except as provided in Section 4.6, each transferee or other recipient of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Partnership, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, (iii) shall become the Record Holder of the Limited Partner Interests so transferred or issued, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents, acknowledgments and waivers contained in this Agreement. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Record Holder without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest.

(b)    The name and mailing address of each Record Holder shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein.

(c)    Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.2(a).

(d)    Notwithstanding anything to the contrary contained herein, no Limited Partner, other than KPE, shall be issued a Limited Partner Interest that entitles such Limited Partner to an economic interest in the Partnership prior to the US Listing.

SECTION 10.3.              Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.4 who is proposed to be admitted as a successor

General Partner shall be admitted to the Partnership as the General Partner effective immediately prior to the withdrawal of the predecessor or transferring General Partner pursuant to Section 11.1 or the transfer of such General Partner’s General Partner Interest pursuant to Section 4.4; provided however, that no such successor shall be admitted to the Partnership until compliance with the terms of Article IV has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.  Notwithstanding anything to the contrary contained herein, no General Partner, shall be issued a General Partner Interest that entitles such General Partner to an economic interest in the Partnership.

SECTION 10.4.              Amendment of Agreement and Statement to Reflect the Admission of Partners.

To effect the admission to the Partnership of any Partner, the General Partner is authorized to take all steps necessary under the Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, the General Partner is authorized to prepare and file an amendment to the Statement.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

SECTION 11.1.              Withdrawal of the General Partner.

(a)    The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i)    The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)    The General Partner transfers all of its General Partner Interest pursuant to Section 4.4;

(iii)    The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iii); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(iv)    A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(v)     (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(i), (iii) or (v)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

SECTION 11.2.              No Removal of the General Partner.

The Unitholders shall have no right to remove or expel, with or without cause, the General Partner.

SECTION 11.3.              Interest of Departing General Partner and Successor General Partner.

(a)    In the event of the withdrawal of a General Partner, if a successor General Partner is elected in accordance with the terms of Section 11.1, the Departing General Partner shall have the option exercisable prior to the effective date of the withdrawal of such Departing General Partner to require its successor to purchase (x) its General Partner Interest and (y) its general partner interest (or equivalent interest), if any, in the other Group Members ((x) and (y) collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal. The Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (excluding any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of a Departing General Partner’s Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected jointly by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Common Units are then listed, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

(b)    If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall automatically become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor).

Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly-issued Common Units.

SECTION 11.4.              Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided however that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

SECTION 12.1.              Dissolution.

The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, if a successor General Partner is elected or admitted pursuant to Sections 4.4, 10.3, 11.1 or 12.2, the Partnership shall not be dissolved and such successor General Partner is hereby authorized to, and shall, continue the business of the Partnership. Subject to Section 12.2 and the Act, the Partnership shall dissolve, and its affairs shall be wound up, upon:

(a)    an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Partnership pursuant to this Agreement;

(b)    in the event of a Disabling Event, provided that the Partnership shall not be dissolved if, within 90 days after the date of service of a notice by the General Partner (or its legal representative) to all Partners of such Disabling Event, the Partners unanimously elect in writing to continue the business of the Partnership and to the appointment of another general partner;

(c)    an election to dissolve the Partnership by the General Partner that is approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units;

(d)    on an application brought in accordance with section 15(4)(f) of the Act;

(e)    the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

(f)    at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Act.

SECTION 12.2.              Continuation of the Business of the Partnership After Event of Withdrawal.

Upon an Event of Withdrawal caused by (a) the withdrawal of the General Partner as provided in Sections 11.1(a)(i) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iii), (iv) or (v), then, to the maximum extent permitted by law, within 180 days thereafter, the Unitholders holding a majority of the voting power of Outstanding Voting Units may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as the successor General Partner a Person approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units. Unless such an election is made within the applicable time period as set forth above, the Partnership shall dissolve and conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i)    the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii)    if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii)    the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided that the right of the Unitholders holding a majority of the voting power of Outstanding Voting Units to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel (x) that the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any Group Member (other than the Group Partnership I General Partner or other Group Member that is formed or existing as a corporation) would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of such right to continue (to the extent not so treated or taxed).

SECTION 12.3.              Liquidator.

Upon dissolution of the Partnership, unless the Partnership is continued pursuant to Section 12.2, the General Partner shall act, or select in its sole discretion one or more Persons to act, as Liquidator. If the General Partner is acting as the Liquidator, it shall not be entitled to receive any additional compensation for acting in such capacity. If a Person other than the General Partner acts as Liquidator, such Liquidator (1) shall be entitled to receive such compensation for its services as may be approved by either the General Partner (or similar governing body) or Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single Class, (2) shall agree not to resign at any time without 15 days’ prior notice and (3) may be removed at any time, with or without cause, by notice of removal approved by Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single Class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the voting power of the Outstanding Voting Units voting as a single Class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3)

necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

SECTION 12.4.              Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to the Act and the following:

(a)    Disposition of Assets.  The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate distributions of cash (to the extent any cash is available) must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)    Discharge of Liabilities.  Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.

(c)    Liquidation Distributions.  All cash and other property in excess of that required to discharge liabilities (whether by payment or the making of reasonable provision for payment thereof) as provided in Section 12.4(b) shall be distributed to the Partners in accordance with their respective Percentage Interests as of a Record Date selected by the Liquidator.

SECTION 12.5.              Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

SECTION 12.6.              Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

SECTION 12.7.              Capital Account Restoration.

No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership or otherwise.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

SECTION 13.1.              Amendments to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner, any Unitholder or any other Person may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)    a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)    the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)    a change that the General Partner determines in its sole discretion to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or other jurisdiction or to ensure that the Group Members (other than the Group Partnership I General Partner) will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes (to the extent not so treated);

(d)    a change that the General Partner determines in its sole discretion to be necessary or appropriate to address changes in Cayman Islands, U.S. federal, state and local income tax regulations, legislation or interpretation, or permit the Partnership to be classified as a partnership for U.S. federal income tax purposes;

(e)    a change that the General Partner determines (i) does not adversely affect the Limited Partners considered as a whole (or adversely affect any particular Class of Partnership Interests as compared to another Class of Partnership Interests, treating the Common Units as a separate Class for this purpose except under clause (h) below) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal, state, local or non-U.S. agency or judicial authority or contained in any U.S. federal, state, local or non-U.S. statute (including the Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation or guideline, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.6 or (iv) is required to effect the intent expressed in the Purchase and Sale Agreement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(f)    a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including, if the General Partner shall so determine in its sole discretion, a change in the definition of “Quarter” and the periods of time with respect to which distributions are to be made by the Partnership;

(g)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, the General Partner or its Indemnitees, from having a material risk of being in any manner subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S.

Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(h)    an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities pursuant to Section 5.4;

(i)    any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(j)    an amendment effected, necessitated or contemplated by a Merger Agreement permitted by Article XIV;

(k)    an amendment that the General Partner determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other Person, in connection with the conduct by the Partnership of activities permitted by the terms of Sections 2.4 or 7.1(a);

(l)    an amendment effected, necessitated or contemplated by an amendment to any Group Partnership Agreement that requires unitholders of any Group Partnership to provide a statement, certification or other proof of evidence to the Group Partnerships regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Group Partnerships;

(m)    a merger, conversion or conveyance pursuant to Section 14.2(d);

(n)    any amendment that the General Partner determines to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; or

(o)    any other amendments substantially similar to the foregoing.

SECTION 13.2.              Amendment Procedures.

Except as provided in Sections 5.6, 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the General Partner; provided however that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or consent to any amendment to this Agreement and may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership or any Limited Partner or other Person bound by or entitled to enjoy the benefits under this Agreement. A proposed amendment shall be effective upon its approval by the Unitholders holding a majority of the voting power of the Outstanding Voting Units, unless a greater or different percentage is required under this Agreement or by the Act. Each proposed amendment that requires the approval of the holders of a specified percentage of the voting power of Outstanding Voting Units shall be set forth in a writing that contains the text or summary of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of the voting power of Outstanding Voting Units or call a meeting of the Unitholders to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article XIII. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

SECTION 13.3.              Amendment Requirements.

(a)    Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that requires the vote or consent of Unitholders holding, or holders of, a percentage of the voting power of Outstanding Voting Units (including Voting Units deemed owned by the General Partner and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Unitholders or holders of Outstanding Voting Units whose aggregate Outstanding Voting Units constitute not less than the voting or consent requirement sought to be reduced.

(b)    Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the General Partner or any of its Affiliates without the General Partner’s consent, which consent may be given or withheld in its sole discretion.

(c)    Except as provided in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any Class of Partnership Interests in relation to other Classes of Partnership Interests (treating the Common Units as a separate Class for this purpose) must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the Class affected.

(d)    Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Article XIV, no amendments shall become effective without the approval of Unitholders holding at least 90% of the voting power of the Outstanding Voting Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under the Act.

(e)    Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the Unitholders holding of at least 90% of the voting power of the Outstanding Voting Units.

SECTION 13.4.              Record Date.

For purposes of determining the Limited Partners entitled to give approvals without a meeting as provided in Section 13.5, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.5.

SECTION 13.5.              Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the voting power of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved such action in writing. The General Partner may specify that any written ballot, if any, submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner in its sole discretion. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership within the meaning of the Act so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the U.S. state statutes then governing the rights, duties and liabilities of the Partnership and the Partners. Nothing contained in this Section 13.5 shall be deemed to require the General Partner to solicit all Limited Partners in connection with a matter approved by the requisite percentage of the voting power of Limited Partners or other holders of Outstanding Voting Units acting by written consent without a meeting.

SECTION 13.6.              Voting and Other Rights.

(a)    Only those Record Holders of the Outstanding Limited Partner Interests on the Record Date set pursuant to Section 13.4 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests. Each Common Unit shall entitle the holder thereof to one vote for each Common Unit held of record by such holder as of the relevant Record Date.

(b)    With respect to Limited Partner Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.6(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER

SECTION 14.1.              Authority.

The Partnership may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, unincorporated businesses or other Person permitted by the Act, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), pursuant to a written agreement of merger, consolidation or other business combination (“Merger Agreement”) in accordance with this Article XIV.

SECTION 14.2.              Approval by Limited Partners of Merger, Consolidation or Other Business Combination; Conversion of the Partnership into another Limited Liability Entity.

(a)    Except as provided in Section 14.2(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement and the merger, consolidation or other business combination contemplated thereby be submitted to a vote of Limited Partners in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

(b)    Except as provided in Section 14.2(d), the Merger Agreement and the merger, consolidation or other business combination contemplated thereby shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the voting power of Outstanding Voting Units.

(c)    Except as provided in Section 14.2(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or consolidation or similar certificate, the merger, consolidation or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)    Notwithstanding anything else contained in this Article XIV or otherwise in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member or those arising from its incorporation or formation; provided that (A) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (B) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (C) the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

SECTION 14.3.              Effect of Merger.

(a)    At the effective time of the certificate of merger or consolidation or similar certificate:

(i)    all of the rights, privileges and powers of each of the business entities that has merged, consolidated or otherwise combined, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger, consolidation or other business combination shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)    the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger, consolidation or other business combination;

(iii)    all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)    all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)    A merger, consolidation or other business combination effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

GENERAL PROVISIONS

SECTION 15.1.              Addresses and Notices.

(a)    Any notice, demand, request, report, document or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by first class United States mail or by other means of written communication to the Partner at the address in Section 15.1(b), or when made in any other manner, including by press release, if permitted by applicable law.

(b)    Any payment, distribution or other matter to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, when delivered in person or upon sending of such payment, distribution or other matter to the Record Holder of such Partnership Securities at his address as shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise.

(c)    Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports, documents or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery.

(d)    An affidavit or certificate of making of any notice, demand, request, report, document, proxy material, payment, distribution or other matter in accordance with the provisions of this Section 15.1 executed by the General Partner, its agents or the mailing organization shall be prima facie evidence of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter. If any notice, demand, request, report, document, proxy material, payment, distribution or other matter given or made in accordance with the provisions of this Section 15.1 is returned marked to indicate that it was unable to be delivered, such notice, demand, request, report, documents, proxy materials, payment, distribution or other matter and, if returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, demands, requests, reports, documents, proxy materials, payments, distributions or other matters shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Partnership of a change in his address) or other delivery if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter to the other Partners. Any notice to the Partnership shall be deemed given if received in writing by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

SECTION 15.2.              Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 15.3.              Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Indemnitees and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement.

SECTION 15.4.              Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 15.5.              Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 15.6.              Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 15.7.              Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest pursuant to Section 10.2(a), without execution hereof.

SECTION 15.8.              Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the Cayman Islands, without regard to the principles of conflicts of law.

SECTION 15.9.              Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 15.10.            Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

SECTION 15.11.            Power of Attorney.

Each of the Limited Partners hereby appoints the General Partner with full power of substitution as the true and lawful representative of such Limited Partner and attorney-in-fact, in such Limited Partner’s name, place and stead:

(a)    to execute all instruments relating to an assignment or transfer of all or part of a Limited Partner’s interest in the Partnership or to the admission of any new or substitute Partner;

(b)    to complete or correct, on behalf of such Limited Partner, all documents to be executed by such Limited Partner in connection with such Limited Partner’s subscription for an interest in the Partnership, including, without limitation, filling in or amending amounts, dates, and other pertinent information; and

(c)    to make, execute, sign, acknowledge, swear to deliver and file any and all instruments, certificates, and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Partnership.

The power of attorney hereby granted by each of the Limited Partners is intended to secure an interest in property and the obligations of each relevant Limited Partner under this Agreement and shall survive the transfer of the Limited Partner’s interest in the Partnership and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of such Limited Partner.

SECTION 15.12.            Effectiveness.

This Agreement shall become effective upon the Effective Time and prior to such time this Agreement shall have no force or effect and the Original Agreement, as may be amended other than pursuant to this Agreement, shall remain in full force and effect and shall continue to constitute the limited partnership agreement of the Partnership until the Effective Time.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

GENERAL PARTNER

KKR Group Limited

By:
Name: William J. Janetschek
Title: Director

WITHDRAWING LIMITED PARTNER

By:
Name: William J. Janetschek

LIMITED PARTNER:

KKR Private Equity Investors, L.P.

By: KKR Guernsey GP Limited,
its General Partner (Registration No. 44666)

By:
Name: Kendra Decious
Title: Chief Financial Officer

Exhibit H

A copy of this document has been filed as Exhibit 10.1 to the Registration Statement of
KKR & Co. L.P. on Form S-1 (No. 333-165414).

Exhibit I

A copy of this document has been filed as Exhibit 10.2 to the Registration Statement of
KKR & Co. L.P. on Form S-1 (No. 333-165414).

Exhibit J

A copy of this document has been filed as Exhibit 3.4 to the Registration Statement of
KKR & Co. L.P. on Form S-1 (No. 333-165414).

Exhibit K

KKR HOLDINGS L.P. (1)

[•], 2009

KKR & Co. L.P.

9 West 57th Street, Suite 4200

New York, New York 10019

Re:  Lock-Up Agreement

Ladies and Gentlemen:

In connection with the Amended and Restated Purchase and Sale Agreement, dated as of July 19, 2009 (the “Purchase and Sale Agreement”) among KKR Group Holdings L.P., a Cayman Islands exempted limited partnership (the “Purchaser”), KKR Private Equity Investors, L.P., a Guernsey limited partnership (the “Partnership”), and the other parties thereto, the Partnership has agreed to contribute its assets to the Purchaser in exchange for common units to be issued by the Purchaser.

In consideration of the agreements by the Partnership set forth in the Purchase and Sale Agreement, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common units of the Group Partnerships (as defined in the Purchase Agreement) (the “Securities”) or any securities convertible into or exercisable or exchangeable for the Securities, whether now owned or hereafter acquired, owned directly by the undersigned or with respect to which the undersigned has beneficial ownership within the rules and regulations of the United States Securities and Exchange Commission (collectively the “Undersigned’s Securities”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

The Lock-Up Period will commence on the date on which the Effective Time (as defined in the Purchase and Sale Agreement) occurs and continue for 180 days after such date.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) with the prior consent of a majority of the Independent Directors (as defined in the Purchase and Sale Agreement), (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust, partnership, corporation or limited liability company for the direct or indirect benefit of the undersigned, provided that the trustee of the trust or such

(1) This form of Lock-Up Agreement will be executed by KKR Holdings and any other entity that will at the Effective Time hold Group Partnership Units exchangeable for common units of the Partnership.

partnership, corporation or limited liability company, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) as a distribution to partners, members, stockholders or other equity holders of the undersigned, provided that each transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under this Lock-Up Agreement. The undersigned now has, and, except for any transfer contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar or depositary, as applicable, against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Partnership is relying upon this Lock-Up Agreement in connection with the Purchase and Sale Agreement. The undersigned further understands that this Lock-Up Agreement shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  If for any reason the Purchase and Sale Agreement shall be terminated prior to the time any Securities are issued pursuant thereto, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

This agreement may be enforced against the undersigned by a majority of the Independent Directors.

Very truly yours,

KKR Holdings L.P.

By: KKR Holdings GP Limited, its general partner

Name:
Title:

2

KKR GROUP HOLDINGS L.P.

[•], 2009

KKR Management LLC

9 West 57th Street, Suite 4200

New York, New York 10019

Re:  Lock-Up Agreement

Ladies and Gentlemen:

In connection with the Amended and Restated Purchase and Sale Agreement, dated as of July 19, 2009 (the “Purchase and Sale Agreement”) among KKR Group Holdings L.P., a Cayman Islands exempted limited partnership (the “Issuer”), KKR Private Equity Investors, L.P., a Guernsey limited partnership (the “Partnership”), and the other parties thereto, the Partnership has agreed to contribute its assets to the Issuer in exchange for common units to be issued by the Issuer (the “Securities”).

In consideration of the agreements by the Partnership set forth in the Purchase and Sale Agreement, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the Issuer will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities or any securities convertible into or exercisable or exchangeable for the Securities (including, without limitation, any issuance of securities under the terms of the Exchange Agreement (as defined in the Purchase and Sale Agreement)), (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise, (3) file any registration statement with the United States Securities and Exchange Commission relating to the offering of any Securities or any securities convertible into or exercisable or exchangeable for Securities or (4) publicly disclose the intention to do any of the foregoing.

The Lock-Up Period will commence on the date on which the Effective Time (as defined in the Purchase and Sale Agreement) occurs and continue for 180 days after such date.

The restrictions contained in the preceding paragraph shall not apply to (i) transactions where the the prior consent of a majority of the Independent Directors (as defined in the Purchase and Sale Agreement) has been obtained, (ii) the Securities to be issued pursuant to the Purchase and Sale Agreement and (iii) the issuance by the Issuer of up to a number of its common units equal to 5% of the common units of the Partnership outstanding immediately after the Effective Time (as defined in the Purchase and Sale Agreement) (assuming all interests held by KKR Holdings L.P. have been exchanged for common units of the Partnership) or securities convertible into or exercisable or exchangeable for common units in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided that, the acquiree of any such common units or securities convertible into or exercisable or exchangeable for common units pursuant to this clause (iii) enters into an agreement consistent in all material respects with the letter agreement dated the date hereof delivered by KKR Holdings L.P. with respect to restrictions on transfer of such securities.

The undersigned understands that the Partnership is relying upon this Lock-Up Agreement in connection with the Purchase and Sale Agreement. The undersigned further understands that this Lock-Up Agreement shall be binding upon the undersigned’s legal representatives, successors, and assigns.  If for any reason the Purchase and Sale Agreement shall be terminated prior to the time any Securities are issued pursuant thereto, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

This agreement may be enforced against the undersigned by the prior consent of a majority of the Independent Directors.

Very truly yours,

KKR Group Holdings L.P.

By: KKR Group Limited, its general partner

Name:
Title:

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Exhibit L

This document is superseded in its entirety by the Form of Tax Receivable Agreement, a copy of which has been filed as Exhibit 10.5 to the Registration Statement of KKR & Co. L.P. on
Form S-1 (No. 333-165414).

Exhibit M

TERMINATION AGREEMENT

This Termination Agreement (this “Termination Agreement”) is made as of September 29, 2009 by and between KOHLBERG KRAVIS ROBERTS & CO. L.P., a Delaware limited partnership and KKR PRIVATE EQUITY INVESTORS, L.P., a Guernsey limited partnership.  The foregoing are collectively referred to herein as the “Parties” and each individually as a “Party.”

WHEREAS, the Parties entered into that certain Investment Agreement, dated as of May 10, 2006 (as amended by Amendment No. 1 thereto, dated as of November 7, 2006, as further amended by Amendment No. 2 thereto, dated as of January 31, 2007, the “Investment Agreement”); and

WHEREAS, in connection with the transaction contemplated by the Amended Purchase and Sale Agreement, dated as of July 19, 2009, among KKR & Co. L.P., KKR Private Equity Investors, L.P. and the other parties thereto (the “Purchase and Sale Agreement”), the Parties desire to terminate the Investment Agreement pursuant to Section 6 thereof;

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the Parties hereby agree as follows:

1.             Termination and Release of the Investment Agreement.  Effective as of the Effective Time (as defined in the Purchase and Sale Agreement), the Investment Agreement is terminated and has no further force and effect, and each Party releases and forever discharges the other Party and its affiliates from any and all liabilities, obligations and payments which may have arisen out of or in connection with or under the Investment Agreement.

2.             Termination of Purchase and Sale Agreement.  If the Purchase and Sale Agreement is terminated in accordance with its terms prior to the consummation of the Purchase and Sale (as defined in the Purchase and Sale Agreement), this Termination Agreement shall automatically terminate and cease to have any force or effect upon such termination of the Purchase and Sale Agreement.

3.             Governing Law.  This Termination Agreement and the rights and obligations of the parties under this Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4.             Counterparts.  This Termination Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon and all of which together constitute one and the same instrument.  This Termination Agreement shall be binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Termination Agreement as of the date first above written.

KOHLBERG KRAVIS ROBERTS & CO., L.P.

By: KKR & Co. L.L.C., its general partner

By:
Name: William J. Janetschek
Title: Member

KKR PRIVATE EQUITY INVESTORS, L.P.

By: KKR Guernsey GP Limited, its general partner (Registration No. 44666)

By:
Name: Kendra Decious
Title: Chief Financial Officer

Exhibit N

AMENDED AND RESTATED
SERVICES AGREEMENT

Dated as of July    , 2009

Among

KOHLBERG KRAVIS ROBERTS & CO. L.P.

KKR PRIVATE EQUITY INVESTORS, L.P.

KKR GUERNSEY GP LIMITED

and

EACH OTHER KPE ENTITY AND KKR ENTITY NAMED HEREIN

This Amended and Restated Services Agreement (this “Agreement”) is made as of July    , 2009 by and among Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership (the “Service Provider”), KKR Private Equity Investors, L.P., a Guernsey limited partnership (the “KPE”), KKR Guernsey GP Limited, a Guernsey limited company with Registration No. 44666, and each other KPE Entity and KKR Entity named herein.

WHEREAS, the parties hereto entered into the Services Agreement, dated as of April 23, 2006 (the “Original Agreement”), as amended by Amendment No. 1 thereto, dated as of September 29, 2006, providing for the retention of the Service Provider to provide certain investment management, operational, financial advisory and other services to the KPE Entities and KKR Entities;

WHEREAS, the parties hereto desire to amend and restate the Original Agreement to reflect the provisions of the aforesaid amendment and to make such further modifications to the Original Agreement as are hereinafter set forth;

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.                                                                                Definitions.

For purposes of the Agreement, the following words and phrases have the meanings assigned to them below:

(a)                              “Affiliate” means, with respect to a specified Person, any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person.

(b)                             “Agreement” means this Amended and Restated Services Agreement, as amended, supplemented or otherwise modified from time to time.

(c)                              “Business Day” means a day other than a Saturday or a Sunday on which banks are generally open for business in the City of London, the City of New York, the City of Amsterdam and Guernsey.

(d)                             “Control,” “controlled by” and “under common control” mean, with respect to a specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(e)                              “Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the managers of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of the general partner of such partnership that serves a similar function (or if any such general partner is itself a partnership, the board, committee or other body of such general partner’s general partner that serves a similar function) and (iv) with respect to any other Person, the body of such Person that serves a similar function.

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(f)                                    “Governing Instruments” means (i) the certificate of incorporation and bylaws in the case of corporation, (ii) the memorandum and articles of association in the case of a limited company, (iii) the partnership agreement in the case of a partnership, (iv) the articles of formation and operating agreement in the case of a limited liability company, (v) the trust instrument in the case of a trust and (vi) any other similar governing document under which an entity was organized, formed or created and operates, in each case as amended, supplemented or otherwise modified from time to time.

(g)                                 “KKR Entity” means KKR PEI Investments, L.P. and each other entity identified as a “KKR Entity” on a signature page attached hereto or pursuant to a Joinder Agreement (as defined herein).

(h)                                 “KPE Entity” means KPE, KKR Guernsey GP Limited and each other entity identified as a “KPE Entity” on a signature page attached hereto or pursuant to a Joinder Agreement.

(i)                                     “Managed Asset Value” of the KPE Entities and KKR Entities means the sum of the net asset value of KKR PEI Investments L.P. as of the applicable measurement date plus the net asset value of the “Designated Assets” set forth on Schedule I hereto as of such measurement date.(1)

(j)                                     “Management Fee” means the management fee, calculated and paid by the KPE Entities and KKR Entities quarterly in arrears, in an aggregate amount equal to one-fourth of (i) the Managed Asset Value up to and including $3,000,000,000 multiplied by [1.25]% plus (ii) the Managed Asset Value in excess of $3,000,000,000 multiplied by [1.00]%.

(k)                                  “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

(l)                                     “Regulatory Body” means any governmental, quasi-governmental or other regulatory body or agency having jurisdiction over any KPE Entity or KKR Entity, or the assets, operations or trading market for the securities, if any, of any KPE Entity or KKR Entity.

SECTION 2.                                                                                Appointment and Duties of the Service Provider.

(a)                                  Each of the KPE Entities and the KKR Entities hereby appoints the Service Provider to manage its respective assets and day-to-day operations subject to the further terms and conditions set forth in this Agreement and the Service Provider hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. Except to the extent that the Service Provider otherwise agrees in its sole discretion, the KPE Entities and the KKR Entities shall not appoint any other Person to provide the services to be rendered by the Service Provider hereunder. The Service Provider hereby agrees that each KPE Entity or KKR

(1) Note: Designated Assets that are contributed to KKR Fund Holdings L.P. will be scheduled.

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Entity may appoint Northern Trust International Fund Administration Services (Guernsey) Limited (the “Guernsey Administrator”) to provide customary administrative services to the KPE Entities and  any KKR Entity organized in Guernsey and such Persons agree that (i) the Guernsey Administrator shall not be deemed to be a subcontractor or assignee of the Service Provider for the purposes of this Agreement and (ii) the Service Provider shall not be responsible or liable for any services performed by, or actions or omissions of, the Guernsey Administrator in connection with such appointment.

(b)                                 The Service Provider shall be subject to the supervision of the Governing Body of the KPE Entities in providing services to the KPE Entities hereunder and shall be subject to the supervision of the Governing Body of the KKR Entities in providing services to the KKR Entities hereunder. In rendering such services, the Service Provider shall have only such functions and authority as such Governing Bodies may delegate to it with respect to the entities as to which they serve as Governing Bodies. The Service Provider will be responsible for the day-to-day operations of each KPE Entity and KKR Entity and, with respect to each such entity, will perform or cause to be performed such services and activities relating to the assets and operations of such entity as may be appropriate, including each of the following:

(i)                                     serving as a consultant with respect to the periodic review of any investment policies and procedures that may be established for such entity by its Governing Body with respect to its investments, borrowing and other activities and monitoring compliance with such investment policies and procedures; investigating, analyzing and selecting investment opportunities that are applicable to such entity, if any, and acquiring, disposing and monitoring the performance of such investments;

(ii)                                  conducting negotiations with other Persons on behalf of such entity in connection with acquisitions and disposals of its investments;

(iii)                               coordinating and managing the operations of any joint venture to which the entity is a party and conducting all matters with any joint venturers;

(iv)                              administering the day-to-day operations of such entity and performing and supervising the performance of such other administrative functions as may be agreed between the Service Provider and such entity, including assisting with the collection of accounts receivable, discharging debts and obligations and maintaining appropriate systems to perform such administrative functions;

(v)                                 communicating on behalf of such entity with its security holders and creditors as may be necessary to satisfy the requirements of any Regulatory Body and to maintain effective relations with any such security holders or creditors;

(vi)                              counseling such entity with respect to the maintenance of its exemption from the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”) and monitoring compliance with the requirements for maintaining such exemption;

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(vii)                           counseling such entity with respect to its U.S. federal income tax treatment and monitoring compliance with any applicable requirements for maintaining such tax treatment;

(viii)                        investing and reinvesting any moneys and securities held by such entity in accordance with any applicable guidelines or investment policies and procedures that may be established by its Governing Body and advising such entity with respect to its capital structures and capital raising;

(ix)                                assisting such entity in retaining qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting;

(x)                                   assisting such entity in obtaining and maintaining any appropriate qualifications to do business in applicable jurisdictions and any appropriate licenses;

(xi)                                assisting such entity in complying with regulatory requirements applicable to them in respect of its business activities;

(xii)                             taking all actions that are necessary to enable such entity to make required tax filings and reports;

(xiii)                          handling and resolving all claims, disputes or controversies (including any litigation, arbitration, settlement or other proceedings or negotiations) in which such entity may be involved or subject to the extent that such claims, disputes or controversies arise out of such entity’s day-to-day operations,  subject to such limitations or parameters as may be imposed by such entity’s Governing Body;

(xiv)                         using commercially reasonable efforts to cause any fees, costs or expenses incurred by or on behalf of such entity to be commercially reasonable or commercially customary;

(xv)                            performing such other services that may be required from time to time for management and other activities relating to the assets and operations such entity or that the Governing Body of such entity may reasonably request under the particular circumstances; and

(xvi)                         using commercially reasonable efforts to cause such entity to comply with applicable laws, rules and regulations.

(c)                                  The Service Provider may enter into agreements with other Persons, including its Affiliates, for the purpose of engaging one or more Persons for and on behalf of a KPE Entity or KKR Entity, and at the sole cost and expense of such entity, to provide services to such entity pursuant to one or more agreements with terms which are then customary for agreements regarding the provision of services to entities with similar operations and businesses.

(d)                                 The Service Provider may retain for and on behalf of a KPE Entity and KKR Entity, and at the sole cost and expense of such entity, such services of accountants, legal counsel, valuation firms, insurers, brokers, transfer agents, registrars, developers, investment

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banks, other financial advisors, commercial banks and other lenders and such other Persons as the Service Provider deems necessary or advisable in connection with the management and operations of the KPE Entity or KKR Entity.  Notwithstanding anything to the contrary herein, the Service Provider shall have the right to cause any such services to be rendered by its employees or Affiliates.

(e)                                  The Service Provider shall prepare, or cause to be prepared, (i) any financial statements and other reports and documents, financial or otherwise, with respect to a KPE Entity and KKR Entity that are reasonably required for such entity to comply with its Governing Instruments, any contractual arrangements to which it is a party or the requirements of any Regulatory Body having jurisdiction over such entities and (ii)  all materials and data necessary to complete such financial statements and other reports and documents, including any required audits thereof.

(f)                                    In performing its duties under this Section 2 with respect to investments made by a KKR Entity, the Service Provider shall utilize the services of (i) the applicable investment professional(s) of the Service Provider or its affiliates to review investments presented to such KKR Entity, monitor due diligence practices and provide advice in connection with the structuring, negotiation and pricing of investments and (ii) such other Persons as the Service Provider deems necessary or appropriate to carry out the services to be provided hereunder. The Service Provider shall be permitted to appoint a third party manager to make Investments pursuant to specified guidelines established by the Service Provider.

SECTION 3.                                                                                Devotion of Time; Additional Activities.

(a)                                  The Service Provider will arrange for such personnel and support staff to be provided to each KPE Entity and KKR Entity as is necessary or appropriate to carry out the services to be provided to such entity hereunder. In the case of the Governing Body of KPE, such personnel shall include a Person who is qualified to act as a chief financial officer and who shall serve in such capacity pursuant to a resolution duly adopted by such Governing Body. Personnel and support staff provided by the Service Provider shall devote such of their time to the management and operations of each KPE Entity and KKR Entity as the Service Provider reasonably deems necessary and appropriate, commensurate with the level of activity of such entity from time to time. Such personnel need not have as their primary responsibility the management and operations of the KPE Entities and the KKR Entities or be dedicated exclusively to the management or operations of the KPE Entities and the KKR Entities.

(b)                                 Nothing contained herein shall prohibit the Service Provider, any of its Affiliates or any director, officer, member, partner, shareholder or employee of any of the foregoing from raising, advising or sponsoring any investment fund, company or vehicle or from carrying out any other business activities or providing any other services of any type or kind, including any business activities or services that may directly or indirectly compete with a KPE Entity or KKR Entity or any investment that may be suitable for any KPE Entity or KKE Entity.

(c)                                  Companies, members, partners, directors, officers, employees and agents of the Service Provider or any of its Affiliates may serve as directors, officers, employees, agents, nominees or signatories of a KPE Entity or a KKR Entity to the extent permitted by the

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Governing Instruments of such entity or by one or more resolutions duly adopted by the Governing Body of such entity. When executing documents or otherwise acting in such capacities for and on behalf of a KPE Entity or a KKR Entity, such Persons shall use their respective titles in such entity.

SECTION 4.                                                                                Agency.

The Service Provider shall act as an agent of each KPE Entity and KKR Entity in making, acquiring, financing and disposing of any investments, disbursing and collecting funds, paying debts and fulfilling obligations, supervising the performance of professionals engaged by or on behalf of such entity and handling, prosecuting and settling any claims of or against such entity and its Governing Body, security holders, creditors, representatives or assets.

SECTION 5.                                                                                Bank Accounts.

The Service Provider may establish and maintain one or more bank accounts in the name of a KPE Entity or a KKR Entity or in the name of the Service Provider or an Affiliate of the Service Provider for the benefit of a KPE Entity or a KKR Entity (any such account, a “Service Recipient Account”) and may collect and deposit funds into any such Service Recipient Account, and disburse funds from any such Service Recipient Account, under such terms and conditions as the Governing Body of such entity may approve. The Service Provider shall from time to time render appropriate accountings of such collections and payments to such Governing Body and, upon request, to the auditors of such entity.

SECTION 6.                                                                                Records.

The Service Provider shall maintain appropriate books of account and records relating to services performed under this Agreement, and each KPE Entity and KKR Entity shall have the right to inspect such books of account and records to the extent that such books of account and records relate to the services provided to it. Such inspection shall occur during normal business hours upon at least one Business Day’s advance written notice.

SECTION 7.                                                                                Obligations of the Service Provider; Restrictions.

(a)                                  The Service Provider shall refrain from taking any action with respect to a KPE Entity or KKR Entity that, in its sole discretion, is not in compliance with any applicable investment policies or procedures of such entity or would violate any law, rule or regulation of any Regulatory Body or that otherwise would not be permitted by the Governing Instruments of such entity. If the Service Provider is instructed to take any such action by a KPE Entity or KKR Entity or its Governing Body that, in the judgment of the Service Provider, would violate any applicable law, rule or regulation or the Governing Instruments of such entity, then the Service Provider shall promptly notify the Governing Body of such fact. Notwithstanding the foregoing, the Service Provider and its Affiliates (and any director, officer, member, partner, shareholder or employee of any of the foregoing) shall not be liable to any Person for any act or omission by the Service Provider or any of its Affiliates (or any director, officer, member, partner, shareholder or employee of any of the foregoing), except as provided in Section 11 hereof.

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(b)                                 The Service Provider shall at all times during the term of this Agreement maintain “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by Persons performing functions that are similar to those performed by the Service Provider under this Agreement and in an amount which is comparable to that which is customarily maintained by such other Persons.

(c)                                  The Service Provider shall at all times during the term of this Agreement provide services under this Agreement in its sole discretion in an manner consistent with the requirement that KPE not earn or be allocated income other than “qualifying income” as defined in Section 7704(d) of the U.S. Internal Revenue Code of 1986, as amended, except to the extent permitted under Section 7704(c)(2) thereof.

(d)                                 In performing its duties under this Agreement, the Service Provider shall be entitled to rely in good faith on qualified experts, professionals and other agents (including, accountants, appraisers, consultants, legal counsel and other professional advisors) and shall be permitted to rely in good faith upon the direction of the secretary of a the Governing Body of each KPE Entity or KKR Entity (or any Person serving in a similar capacity) to evidence any approvals or authorizations of such entity that are required under this Agreement or otherwise.

SECTION 8.                                                                                Compensation.

(a)                                  The KPE Entities and KKR Entities hereby agree to pay or cause to be paid to the Service Provider during the term of this Agreement the Management Fee quarterly in arrears. The KPE Entities and the KKR Entities shall use their respective commercially reasonable efforts to determine among themselves the portion of the Management Fee to be paid by each of them.

(b)                                 The Management Fee payable hereunder shall be reduced for each quarterly period by the sum of any other management fees that are paid to the Service Provider or any of its Affiliates by any of the KPE Entities and the KKR Entities in respect of such quarterly period (the “Reduction Amount”). If the Reduction Amount in respect of a quarterly period exceeds the amount of the Management Fee that would otherwise be payable in respect of such quarterly period, the excess shall be carried over and shall be applied to Management Fees payable in subsequent periods as if such amounts had been incurred in respect of such subsequent periods. In no event, however, shall credited amounts be reimbursed by the Service Provider or reduce the Management Fee payable in respect of any quarterly period to below zero. Except as provided above, none of the KPE Entities and the KKR Entities shall have any entitlement to any credited amounts.

(c)                                  For the purposes of Section 8(b) hereof, if an amount giving rise to a Reduction Amount is denominated in a currency other than the U.S. dollar, the Reduction Amount shall be deemed to be equal to the amount in U.S. dollars into which the Reduction Amount could have been converted on the date of payment using the exchange rate between such other currency and the U.S. dollar as published in the “Exchange Rates” table of the Wall Street Journal on the date of payment or, in the event such table was not published on that date, the closest date immediately preceding the payment date on which such table was published.

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(d)                                 The Service Provider shall compute each installment of the Management Fee within [sixty] days after the end of the quarterly period with respect to which such installment is payable. A copy of the computations made by the Service Provider to calculate such installment shall thereafter, for informational purposes only, promptly be delivered to such person as may be designated by the KPE Entities and KKR Entities from such time. Payment of such installment of the Management Fee shown therein shall be due and payable no later than the date which is fifteen days after the delivery of the computations.

SECTION 9.                                                                                Expenses of the KPE Entities or KKR Entities.

The KPE Entities and KKR Entities shall pay all fees, costs and expenses incurred in connection with the management and operation of their businesses and, upon request and presentation of appropriate documentation, shall reimburse the Service Provider for such fees, costs and expenses that are incurred by the Service Provider or any of its Affiliates on behalf of such entities. Notwithstanding the foregoing, the Service Provider shall pay all compensation and remuneration of all personnel or support staff who are provided by the Service Provider pursuant to Section 3 hereof. The provisions of this Section 9 shall survive the termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with the termination of this Agreement.

SECTION 10.                                                                          Calculations of Expenses.

The Service Provider shall prepare a statement documenting any fees, costs and expenses reimbursable by the KPE Entities and KKR Entities hereunder and, if such amounts are reimbursable by the KPE Entities, shall deliver such statement to the Governing Body of the KPE Entities within sixty days after the end of the calendar quarter. Any fees, costs and expenses incurred by the Service Provider on behalf of the KPE Entities or KKR Entities and reimbursable hereunder shall be reimbursed no later than the date which is fifteen days after the delivery of the statement documenting such fees, costs and expenses. The provisions of this Section 10 shall survive the termination of this Agreement.

SECTION 11.                                                                          Limitation of Responsibility; Indemnification.

The Service Provider assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of any of the KPE Entities or KKR Entities, or their Governing Bodies, in following or declining to follow any advice or recommendations of the Service Provider, including as set forth in Section 7(b) hereof. The KPE Entities, jointly and severally, and KKR Entities, jointly and severally, each hereby agree to the fullest extent permitted by applicable law, to indemnify and hold harmless the Service Provider and any of its Affiliates, directors, officers, agents, members, partners, shareholders and employees (each, an “Indemnified Party”) from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) (“Liabilities”) incurred by them or threatened in connection with the business, investments and activities of the KPE Entities and KKR Entities or in respect of or arising from this Agreement or the services provided hereunder; provided that no Indemnified Party shall be so indemnified with respect to any Liability to the extent that such Liability is finally determined by a final and non-appealable judgment entered by a court of competent jurisdiction, or pursuant to a settlement agreement

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agreed to by such Indemnified Party, to have resulted from such Indemnified Party’s bad faith, fraud, willful misconduct, gross negligence or, in the case of a criminal matter, conduct undertaken with knowledge that the conduct was unlawful.

The KPE Entities and KKR Entities hereby agree that no Indemnified Party shall be liable to the KPE Entities and KKR Entities, their Governing Bodies or any officer or security holder of any of the foregoing for any Liabilities that may occur as a result of any acts or omissions by the Indemnified Party pursuant to or in accordance with this Agreement, except to the extent that such Liabilities are finally determined by a final and non-appealable judgment entered by a court of competent jurisdiction to have resulted from the Indemnified Party’s bad faith, fraud, willful misconduct, gross negligence, or in the case of a criminal matter, conduct undertaken with knowledge that the conduct was unlawful. For the avoidance of doubt, the provisions of this Section 11 shall survive the termination of this Agreement.

SECTION 12.                                                                          No Partnership or Joint Venture.

Nothing in this Agreement shall be construed to make the KPE Entities and the KKR Entities and the Service Provider, or any of the foregoing, partners or joint venturers or impose any liability as such on any such Person or Persons.  The KPE Entities and KKR Entities have each entered into this Agreement with one another for administrative convenience only and, except with respect to the payment of the Management Fee and the indemnification provisions set forth in Section 11 hereof, nothing contained herein shall be construed as (i) creating any rights, obligations or duties among or between or among such entities or (ii) providing the Governing Body of any such entity with power, authority, discretion, oversight or control over any entity of which it is not the Governing Body.

SECTION 13.                                                                          Assignment.

This Agreement may not be assigned by the Service Provider without the prior written consent of (i) the KPE Entities, with respect to such entities or (ii) the KKR Entities, with respect to such entities, and this Agreement may not be assigned by any KPE Entity or KKR Entity without the prior written consent of the Service Provider. Notwithstanding the forgoing, the Service Provider shall have the right, by providing written notice to the KPE Entities and KKR Entities, (i) to assign its rights hereunder, in whole or in part, to an Affiliate of the Service Provider or any person who is a successor of the Service Provider by merger, consolidation or purchase of all or substantially all of its assets, in which case such assignee shall be substituted for the Service Provider hereunder with respect to the provisions so assigned and be bound under this Agreement and by the terms of the assignment in the same manner as the Service Provider hereunder was bound hereunder, and (ii) to pledge, hypothecate or otherwise transfer of any amounts payable to the Service Provider under this Agreement. Any purported assignment of this Agreement in violation of this Section shall be null and void.

SECTION 14.                                                                          Termination.

(a)                                  Each KPE Entity and KKR Entity may terminate this Agreement with respect to itself effective upon thirty days’ prior written notice of termination to the Service Provider without payment of any termination fee, if (i) the Service Provider or any of its

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permitted assignees or subcontractors defaults in the performance or observance of any material term, condition or agreement contained in this Agreement and such default continues for a period of thirty days after written notice thereof specifying such default and requesting that the same be remedied in such thirty day period; (ii) the Service Provider or any of its permitted assignees or subcontractors engages in any act of fraud, misappropriation of funds or embezzlement against any KPE Entity or KKR Entity; (iii) there is an event of any gross negligence on the part of the Service Provider or any of its permitted assignees or subcontractors in the performance of the Service Provider’s duties under this Agreement that is materially harmful to the KKR Entities and KPE Entities taken as a whole or (iv) the Service Provider makes a general assignment for the benefit of its creditors, institutes proceedings to be adjudicated voluntarily bankrupt, consents to the filing of a petition of bankruptcy against it, is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, seeks reorganization under any bankruptcy law or consents to the filing of a petition seeking such reorganization or has a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee or assignee in bankruptcy or in insolvency. Notwithstanding anything to the contrary in this Agreement, each KPE Entity and KKR Entity hereby agrees and confirms that this Agreement may not be terminated pursuant to this Section 14(a) due solely to the poor performance or underperformance of the business or investments of such entity provided that the services called for herein are rendered in good faith by the Service Provider and each of its permitted assignees and subcontractors, if any.

(b)           The Service Provider may terminate this Agreement (i) effective upon thirty days’ prior written notice of termination to the KKR Entities and KPE Entities if any KPE Entity or KKR Entity defaults in the performance or observance of any material term, condition or agreement contained in this Agreement and such default continues for a period of thirty days after written notice thereof specifying such default and requesting that the same be remedied in such thirty day period, (ii) at any time if (x) any KPE Entity or KKR Entity is required to register as an “investment company” under the Investment Company Act, with such termination deemed to have occurred immediately prior to such event or (y) any KPE Entity or KKR Entity makes a general assignment for the benefit of its creditors, institutes proceedings to be adjudicated voluntarily bankrupt, consents to the filing of a petition of bankruptcy against it, is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, seeks reorganization under any bankruptcy law or consents to the filing of a petition seeking such reorganization or has a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee or assignee in bankruptcy or in insolvency or (iii) with respect to a KKR Entity or a KPE Entity upon the liquidation, dissolution or winding up of such entity.

(c)           Except as otherwise provided by Section 14(a) and Section 14(b) hereof, this Agreement may be terminated only by an agreement in writing signed by each party hereto which is consented to by the holders of not less than a majority of KPE’s outstanding Partnership Securities.  For the purposes of this Agreement, “Partnership Securities” shall mean a limited partner interest in KPE, but excluding any options, rights, warrants or appreciation rights relating to an equity interest in KPE.

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(d)           If this Agreement is terminated pursuant to this Section 14, such termination shall be without any further liability or obligation of any party hereto to any other party hereto, except as provided in Sections 6, 9, 10, 11, 15 and 16 hereof.

SECTION 15.                         Action Upon Termination.

From and after the effective date of the termination of this Agreement, the Service Provider shall not be entitled to receive the Management Fee for further services under this Agreement, but shall be paid all compensation accruing to and including the date of termination. Upon such termination, the Service Provider shall forthwith:

(a)           after deducting any accrued compensation and reimbursements for any fees, costs and expenses to which it is then entitled, pay over to each KPE Entity and KKR Entity all money collected and held for the account of such entity pursuant to this Agreement;

(b)           deliver to each KPE Entity and KKR Entity a full accounting, including a statement showing all payments collected and moneys held for such entity and a statement of all money held by it , covering the period following the date of the last accounting furnished to such entity; and

(c)           deliver to each KPE Entity and KKR Entity all property and documents of such entity then in the custody of the Service Provider.

SECTION 16.                         Release of Money or Other Property Upon Written Request.

The Service Provider hereby agrees that any money or other property of a KPE Entity and KKR Entity or its respective subsidiary held by the Service Provider under this Agreement shall be held by the Service Provider as custodian for such Person, and the Service Provider’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by such Person. Upon the receipt by the Service Provider of a written request signed by a duly authorized representative of a KPE Entity and KKR Entity requesting the Service Provider to release to such entity any money or other property then held by the Service Provider for the account of such entity under this Agreement, the Service Provider shall release such money or other property to the KPE Entity or KKR Entity, as applicable, within a reasonable period of time, but in no event later than sixty days following such request. The Service Provider shall not be liable to any KPE Entity or KKR Entity, any Governing Body of a KPE Entity or KKR Entity or any other Person for any acts performed or omissions to act by a KPE Entity or KKR Entity in connection with the money or other property released to the KPE Entity or KKR Entity in accordance with the second sentence of this Section 16. Each KPE Entity and KKR Entity shall indemnify and hold harmless the Service Provider and any of its Affiliates (and any directors, officers, agents, members, partners, shareholders and employees of the foregoing) against any and all Liabilities which arise in connection with the Service Provider’s release of such money or other property to such entity in accordance with the terms of this Section 16. Indemnification pursuant to this provision shall be in addition to any right of such Persons to indemnification under Section 11 hereof. For the avoidance of doubt, the provisions of this Section 16 shall survive termination of this Agreement.

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SECTION 17.                         Notices.

Except as otherwise provided, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (a) personal delivery, (b) delivery by reputable overnight courier, (c) delivery by facsimile transmission with telephonic confirmation or (d) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(i)            If to a KPE Entity:

c/o KKR Guernsey GP Limited

Trafalgar Court

Les Banques, St. Peter Port

Guernsey, Channel Islands

Telephone: +44 14 8 174 5001

Attention: Chief Financial Officer

(ii)                                  If to a KKR Entity:

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street

New York, New York 10019

Facsimile: 212-750-0003

Attention: General Counsel

(iii)          If to the Service Provider:

Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street

New York, New York 10019

Facsimile: 212-750-0003

Attention: General Counsel

Each party hereto may alter the address to which notices, requests, demands and other communications are to be sent to such party by giving notice of such change of address in conformity with the provisions of this Section 17.

SECTION 18.                         Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

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SECTION 19.                         Entire Agreement; Amendments.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and any usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be amended, supplemented or otherwise modified other than by an agreement in writing signed by the parties hereto; provided, however, that any amendment, supplementation or modification of Section 14(c) hereof shall be effective only if the amendment, supplementation or modification shall have been consented to by the holders of not less than a majority of KPE’s outstanding Partnership Securities.

SECTION 20.                         Governing Law; Jurisdiction.

This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereto hereby (a) submits to the exclusive jurisdiction of any court of the State of New York or the United States District Court for the Southern District of New York for the purposes of any dispute, suit, action or other proceeding arising out of or relating to this Agreement (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts and (e) waives, to the fullest extent permitted by law, any claim of inconvenient forum, improper venue or that any such court does not have jurisdiction over any party in any such action. Each KPE Entity and KKR Entity hereby unconditionally appoints Kohlberg Kravis Roberts & Co. L.P. with an address of 9 West 57th Street, New York, New York 10019, as its agent to receive on its behalf service of copies of the summons and complaint and any other process issued out of or relating to any Proceeding before any court of the State of New York or the United States District Court for the Southern District of New York by delivery of a copy of such process to the process agent at such address. Any final judgment against a party hereto in any Proceedings brought in any court of the State of New York or the United States District Court for the Southern District of New York shall be conclusive and binding upon such party and may be enforced against such party in the courts of any other jurisdiction of which such party is or may be subject, by suit upon such judgment. The obligations of each party under this Section 20 shall survive the termination of this Agreement. Notwithstanding anything to the contrary in this Agreement, each party hereto hereby knowingly, voluntarily, fully and unconditionally waives any right that such party may have to a trial by jury in any dispute, suit, action or proceeding arising out of or relating to this Agreement.

SECTION 21.                         No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The

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rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereto shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.

SECTION 22.                         Specific Performance.

Without limiting the remedies available to the KPE Entities and KKR Entities, the Service Provider hereby agrees and acknowledges that monetary damages may not be an adequate remedy for any failure by the Service Provider or any of its Affiliates to comply with their respective obligations under this Agreement and that such entities may obtain such relief as may be required to specifically enforce the obligations of the Service Provider and its Affiliates under this Agreement.

SECTION 23.                         Headings; Construction.

The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement. Words used herein regardless of the number and gender specifically used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

SECTION 24.                         Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 25.                         Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 26.                         Additional Parties.

Any Person who is not a party to this Agreement as of the date hereof shall become an additional party to this Agreement as a KPE Entity or KKR Entity with all of the rights and obligations of a KPE Entity or KKR Entity hereunder by executing and delivering an agreement joining in this Agreement substantially in the form of a Joinder Agreement attached hereto as Exhibit A.  Any KPE Entity or KKR Entity may withdraw from this Agreement by executing and delivering a notice of withdrawal to the Service Provider.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

KOHLBERG KRAVIS ROBERTS & CO. L.P.

By:	[TBD]
Its General Partner

By:
Name:
Title:

KKR PRIVATE EQUITY INVESTORS, L.P.
KKR GUERNSEY GP LIMITED (Reg. No. 44666)

By:	KKR Guernsey GP Limited (Reg. No. 44666),
Its General Partner

By:
Name:
Title:

KKR GUERNSEY GP LIMITED (Reg. No. 44666)

By:
Name:
Title:

KKR PEI INVESTMENTS, L.P.

By:	KKR PEI Associates, L.P.
Its General Partner

By:	KKR PEI GP Limited (Reg. No. 44667),
The General Partner of KKR PEI Associates, L.P.

By:
Name:
Title:

KKR PEI SICAR S.À R.L.

By:
Name:
Title:

KKR PEI OPPORTUNITIES, L.P.

By:
Name:
Title:

KKR PEI OPPORTUNITIES GP, LTD.

By:
Name:
Title:

KKR PEI SECURITIES HOLDINGS, LTD.

By:
Name:
Title:

SEVRES IV, S.À R.L.

By:
Name:
Title:

SCHEDULE I

Designated Assets

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement, dated as of [Insert Date] (the “Joinder Agreement”), is entered into between [Name of Party Joining the Services Agreement], a [Identify Organizational Form] (the “Additional Party”), and Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership (together with its permitted assignees, the “Service Provider”).  Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Services Agreement referred to below.

WHEREAS, the Service Provider, KKR Private Equity Investors, L.P., a Guernsey limited partnership, KKR Guernsey GP Limited, a Guernsey limited company and each other KPE Entity and KKR Entity named therein have entered into that certain Amended and Restated Services Agreement, dated as of July    , 2009 (as amended, supplemented or otherwise modified from time to time, the “Services Agreement”), pursuant to which the Service Provider has agreed to provide the KPE Entities and KKR Entities with certain investment management, operational, financial advisory and other services on the terms and conditions set forth therein;

WHEREAS, Section 26 of the Services Agreement provides that any Person who is not a party to the Services Agreement may become an additional party to the Services Agreement with all of the rights and obligations of the parties thereto by executing and delivering a Joinder Agreement; and

WHEREAS, the Additional Party has agreed to execute and deliver this Joinder Agreement in order to become a [KPE Entity] [KKR Entity] under the Services Agreement, and the Service Provider has agreed to the addition of the Additional Party as a [KPE Entity] [KKR Entity] under the Services Agreement.

NOW, THEREFORE, in consideration of the premises the Service Provider and the Additional Party agree as follows:

1.             By executing and delivering this Joinder Agreement, the Additional Party hereby shall become a [KPE Entity] [KKR Entity] under to the Services Agreement with the same force and effect as if it were originally named therein as a [KPE Entity] [KKR Entity] under and, without limiting the generality of the foregoing, the Additional Party hereby expressly assumes all obligations and liabilities as a [KPE Entity] [KKR Entity] under thereunder.

2.             [Sections 8 through 17 of the License Agreement shall apply to this Joinder Agreement mutatis mutandis.]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first written above.

[NAME OF ADDITIONAL PARTY],
as a [KPE Entity] [KKR Entity]

By:
Name:
Title:

Acknowledged and Agreed: KOHLBERG KRAVIS ROBERTS & CO. L.P.,
as Service Provider

By:	[TBD]
Its General Partner

By:
Name:
Title:

2

Exhibit O

Amended & Restated

As of October 1, 2009

KKR Private Equity Investors, L.P.

Investment Policies and Procedures

The investment policies and procedures set forth below constitute the investment policies and procedures of KKR Private Equity Investors, L.P., a Guernsey limited partnership (the “Partnership”), and have been adopted by the Board of Directors of KKR Guernsey GP Limited, a Guernsey limited company (the “Managing General Partner”), with effect from May 10, 2006 and as amended as of July 31, 2006, November 7, 2006, March 16, 2007 and May 4, 2007. Each investment policy or procedure set forth below, and each supplemental investment policy or procedure adopted in accordance with the provisions hereof, shall remain in full force and effect until such time as the policy or procedure is terminated, amended, supplemented or otherwise modified.

SECTION 1.                                                        Definitions.

For purposes of the Investment Policies and Procedures, the following words and phrases have the meanings assigned to them below:

(a)                                  “Corporation” means an entity that is a corporation under Section 7701(a)(3) of the Internal Revenue Code and U.S. Treasury Regulations §301.7701-2(b).

(b)                                 “Disregarded Entity” means an entity that is treated as a disregarded entity under U.S. Treasury Regulations §301.7701-2(c)(3).

(c)                                  “Intermediate Company” has the meaning set forth in the limited partnership agreement of the Partnership, dated April 18, 2006, as amended, restated and/or supplemented.

(d)                                 “Investment Partnership” means KKR PEI Investments, L.P., a Guernsey limited partnership.

(e)                                  “Investment Policies and Procedures” means the investment policies and procedures set forth herein, as amended, supplemented or otherwise modified in accordance with provisions of each of the Managing General Partner’s Articles of Incorporation (as amended) and the provisions hereof, in each case, as in effect at the time of such amendment, supplementation or other modification.

(f)                                    “Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended.

(g)                                 “KKR” means Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership and any of its affiliates.

(h)                                 “KKR Investment Fund” means any investment fund that is from time to time raised, managed or sponsored by KKR or one or more of its affiliates and which is neither a “KPE Entity” nor a “KKR Entity” under the Services Agreement.

(i)                                     “Non-Qualifying Income” means income that is not “qualifying income” under Section 7704(d) of the Internal Revenue Code.

(j)                                     “Services Agreement” means that certain Services Agreement, dated as of April 23, 2006, among KKR, the Partnership, and the other service recipients party thereto, as amended, supplemented or otherwise modified from time to time.

(k)                                  “Tax Partnership” means an entity that is treated as a partnership under Section 7701(a)(2) of the Internal Revenue Code and U.S. Treasury Regulations §301.7701-2(c)(1).

SECTION 2.                                                        Background.

The Investment Policies and Procedures are applicable to all investments that are made by the Partnership and any Intermediate Company whether with capital contributed to the Partnership, borrowings or cash generated by investments.

SECTION 3.                                                        Delegation of Authority.

KKR is hereby delegated authority to select, evaluate, structure, negotiate, diligence, execute, monitor and dispose of investments and otherwise carry out investment related activities pursuant to the Services Agreement and the Investment Policies and Procedures.

SECTION 4.                                                        Investments.

The Partnership’s sole investment shall be in limited partner interests of KKR Group Holdings L.P. or such interests for which the Partnership is required to exchange the limited partner interests of KKR Group Holdings L.P. pursuant to the Investment Agreement, dated as of October 1, 2009 among the Partnership, KKR & Co. L.P. and the other parties thereto, as such agreement may be amended, supplemented or modified from time to time (“Group Units”).  Notwithstanding anything to the contrary contained herein, for so long as the Partnership’s sole investment is in Group Units, the Investment Policies and Procedures shall not impose any limitations on any investments that may be made by any Intermediate Company, which shall adopt its own investment policies and procedures, as appropriate, to satisfy the requirements of section 7704(c) of the Internal Revenue Code.

SECTION 5.                                                        Investment Diversification.

The Partnership may not make any opportunistic investments.  Subject to any limitations which may be imposed by any investment policies and procedures adopted by any Intermediate Company, any Intermediate Company may invest any or all of its assets in opportunistic investments that are identified by KKR.

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SECTION 6.                                                        Exiting of Investments.

There is no requirement that investments be exited within any fixed periods of time and there are no restrictions on the manner in which investments must be exited.

SECTION 7.                                                        Maintenance of Status as a Partnership for U.S. Federal Tax Purposes.

The restrictions in this Section 7 apply notwithstanding any other provision of these Investment Policies and Procedures.

(a)                                  All investments must be made in a manner that permits the Partnership and the Investment Partnership to continue to be treated as a partnership for U.S. federal income tax purposes. To maintain such status, the Partnership must be operated so that at least 90% of its gross income (determined by reference to the gross income included in determining the Partnership’s taxable income for U.S. federal income tax purposes) in each taxable year, including any short taxable year resulting from a termination under Section 708 of the Internal Revenue Code or otherwise, will constitute “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.  “Qualifying income” currently includes:

•                                          interest other than (i) interest derived in the conduct of a financial or insurance business or (ii) interest excluded from the term “interest” under Section 856(f) of the Internal Revenue Code (which excludes amounts received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person) (“qualifying interest”);

•                                          dividends; and

•                                          gains from the disposition of (i) stock or (ii) capital assets held for the production of qualifying interest or dividends.

(b)                                 To ensure that the Partnership complies with the requirement set forth in Paragraph (a) above, the investment policies and procedures set forth in Paragraphs (c) through (i) below shall apply to each of the Partnership, the Investment Partnership and each subsidiary of the Investment Partnership or investments made by any of the foregoing; provided that compliance with any part of Paragraphs (c) through (i) below may be waived with respect to any investment (or types of investment) if the Partnership receives an opinion from nationally recognized tax counsel that income from such investment (or type of investment) will be “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.(1)

(c)                                  The following policies and procedures apply with respect to each KKR Investment Fund in which the Partnership, the Investment Partnership or a subsidiary of the Investment Partnership invests:

(1)                                  Sentence amended and restated as of March 16, 2007.

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•                                          The Partnership, the Investment Partnership or the subsidiary of the Investment Partnership, as the case may be, must have a right to (i) opt out of any investment of the fund that could cause the Partnership, the Investment Partnership or a subsidiary of the Investment Partnership to have to include in gross income any income that is Non-Qualifying Income or (ii) to make such investment through an entity that is a Corporation. The Partnership, the Investment Partnership or the subsidiary of the Investment Partnership, as the case may be, must exercise each of the foregoing rights to avoid having to include in gross income any such income that is Non-Qualifying Income.

•                                          The Partnership, the Investment Partnership or the subsidiary of the Investment Partnership, as the case may be, may not invest in any KKR Investment Fund unless KKR agrees not to permit the netting of profits and losses between (i) any KKR Investment Fund that could generate Non-Qualifying Income and (ii) a KKR Investment Fund in which the Partnership, the Investment Partnership or any subsidiary of the Investment Partnership, as the case may be, is an investor.

•                                          In the case of an investment of a KKR Investment Fund that could, under the contemplated structure for the investment, generate income that is Non-Qualifying Income, (i) KKR must agree to make the investment only through an entity that is separate (for both commercial law and U.S. federal income tax purposes) from a KKR Investment Fund in which the Partnership, the Investment Partnership or the subsidiary of the Investment Partnership, as the case may be, is an investor and (ii) if the Investment Partnership chooses to participate in such investment, then such investment by the Investment Partnership must be made through a subsidiary that is treated as a Corporation.(2)

•                                          The management fees payable by the Partnership, the Investment Partnership or the subsidiary of the Investment Partnership, as the case may be, with respect to a KKR Investment Fund may not be reduced by any fee payable to KKR or its affiliates, including any portfolio company monitoring fee, transaction fee or break-up fee.

(d)                                 The following policies and procedures apply with respect to each co-investment that is made by the Partnership, the Investment Partnership or a subsidiary of the Investment Partnership invest:

•                                          The Partnership, the Investment Partnership and the subsidiaries of the Investment Partnership, as the case may be, may not make any co-investment, directly or through any entity (unless the entity through which such co-investment is made is a Corporation), if the co-investment would be treated for U.S. federal income tax purposes as equity in an entity that is not a Corporation.  A co-investment that, for U.S. federal income tax purposes, would be treated as equity in a Corporation may be made through an entity treated as a Tax Partnership or a Disregarded Entity, provided that such Tax Partnership

(2)                                  Sentence amended and restated as of March 16, 2007.

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or Disregarded Entity conducts no activities that would generate Non-Qualifying Income.(3)

•                                          The management fees that are payable under the Services Agreement by the Partnership, the Investment Partnership and the subsidiaries of the Investment Partnership, as the case may be, may not be reduced by fees payable to KKR or its affiliates with respect to the co-investment, including any portfolio company monitoring, transaction or break-up fees.

(e)                                  Other than investments in KKR Investment Funds that are made in accordance with Paragraph (c) above and co-investments made through a Tax Partnership or Disregarded Entity in accordance with Paragraph (d) above, the Partnership, the Investment Partnership and the subsidiaries of the Investment Partnership will not make any investment that, for U.S. federal income tax purposes, is treated as equity in an entity that is not a Corporation (other than through a subsidiary treated as a Corporation).

(f)                                    Other than investments in KKR Investment Funds that are made in accordance with Paragraph (c) above, co-investments made through a Tax Partnership or Disregarded Entity in accordance with Paragraph (d) above or investments through a subsidiary of the Investment Partnership that is treated as a Corporation, the Partnership, the Investment Partnership and the subsidiaries of the Investment Partnership may acquire only investments that are either indebtedness for U.S. federal income tax purposes or that are stock, warrants or options issued by a Corporation.(4)  In addition, the Partnership, the Investment Partnership and the subsidiaries of the Investment Partnership may enter into (i) any derivative contract to hedge currency or interest rate risks with respect to such investments; provided that income derived from such contracts would be treated as income which qualifies under Section 851(b)(2)(A) of the Internal Revenue Code, and (ii) any notional principal contract (as defined in Treasury Regulation Section 1.446-3); provided that the property, income or cash flow that measures the amounts to which the Partnership, the Investment Partnership or its subsidiary is entitled under such notional principal contract, would give rise to “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code, if held or received directly by the Partnership, the Investment Partnership or its subsidiary.(5)  Any indebtedness must be in registered form. No interest payable on any investment that is indebtedness for U.S. income tax purposes may be determined by reference to the income, profits or revenues of any person, unless such indebtedness is owned by a subsidiary of the Investment Partnership that is treated as a Corporation.(6)  Investments described in this paragraph may be made either directly or indirectly through a Corporation, a Disregarded Entity or an entity treated as a Tax Partnership, provided in the latter case all interests in the Tax Partnership are owned by the Partnership or any of its affiliates.

(3)                                  Sentence amended and restated as of March 16, 2007.

(4)                                  Sentence amended and restated as of March 16, 2007.

(5)                                  Sentence amended and restated as of March 16, 2007.

(6)                                  Sentence amended and restated as of November 7, 2006.

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(g)                                 The Partnership, the Investment Partnership and the subsidiaries of the Investment Partnership (other than a subsidiary that is treated as a Corporation) may not originate, participate in the negotiation of, or perform any services with respect to any loans and may not acquire any interest in any revolving credit facility or other debt instruments that may require subsequent advances.(7) The Partnership, the Investment Partnership and the subsidiaries of the Investment Partnership (other than a subsidiary that is treated as a Corporation) may not enter into forward purchase commitments to acquire a loan from a third party.(8)  Notwithstanding the foregoing, (i) the Partnership, the Investment Partnership and the subsidiaries of the Investment Partnership may participate directly or indirectly (including through a KKR Investment Fund) in up to five loans in each taxable year made on the same terms and conditions as, and on a pro rata basis with, loans from a KKR Investment Fund in connection with the funding of acquisitions of portfolio companies, and (ii) no subsidiary that is treated as a Corporation may engage in any activity that would cause the Partnership, the Investment Partnership or any subsidiaries of the Investment Partnership (other than a subsidiary that is treated as a Corporation) to be treated as engaged in the conduct of a financial business within the meaning of Section 7704(d)(2)(A) of the Internal Revenue Code.(9)  References to loans and other types of debt in this paragraph shall not apply to instruments that are not treated as debt for U.S. federal income tax purposes, even if they are called “debt” or “notes” or by similar names for purposes other than U.S. federal income tax purposes.

(h)                                 Neither the Partnership, the Investment Partnership nor a subsidiary of the Investment Partnership (other than a subsidiary that is treated as a Corporation) may act as a dealer with respect to any investments or positions.(10)

(i)                                     Other than a subsidiary of the Investment Partnership that is treated as a Corporation with respect to fees that are properly allocable to such subsidiary, neither the Partnership, the Investment Partnership nor a subsidiary of the Investment Partnership may receive any fees with respect to any investments that are made by them.(11)

SECTION 8.                                                        Changes to Investment Policies and Procedures.

KKR may propose changes to the Investment Policies and Procedures to the Board of Directors of the Managing General Partner. Any change to the Investment Policies and Procedures, whether in the form of an amendment, modification, supplementation or termination of an investment policy or procedure, may be made only if the change is originally proposed by KKR and approved by the Board of Directors of the Managing General Partner and if the change does not jeopardize the status of the Partnership as a partnership for U.S. federal tax purposes;

(7)                                  Sentence amended and restated as of November 7, 2006.

(8)                                  Sentence amended and restated as of November 7, 2006.

(9)                                  Sentence amended and restated as of March 16, 2007.

(10)                            Sentence amended and restated as of November 7, 2006.

(11)                            Sentence amended and restated as of November 7, 2006.

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provided that no change may be made to Section 7 unless the Partnership receives an opinion from nationally recognized tax counsel that, following such change, the Partnership will be treated as a partnership, and not as an association taxable as a corporation, for United States federal income tax purposes.

SECTION 9.                                                        Compliance with Applicable Laws.

The investment activities of the Partnership and any Intermediate Company shall be carried out in a manner that complies with all laws applicable to any of such entities or their respective affiliates.

*       *       *

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Exhibit P

Dated      2009

KKR PEI ASSOCIATES, L.P.

-and-

[•]

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

constituting

KKR PEI INVESTMENTS, L.P.

Table of Contents

		Page

Contents

1	Definitions and Interpretation	1

2	Constitution of the Partnership	8

3	Capital Contributions, Capital Accounts, Classes of Interests	9

4	Additional Limited Partners	11

5	Rights and Duties of the General Partner	12

6	Investment Matters	18

7	Distributions	19

8	Allocations and Accounts	25

9	Transfer of Interests	27

10	Termination and Liquidation	28

11	Accounts and Reports	29

12	Amendments	29

13	General	30

i

This Second Amended and Restated Limited Partnership Agreement is made on      2009.

Between:

(1)                       KKR PEI ASSOCIATES, L.P. (the “General Partner”) whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, acting by its general partner, KKR PEI GP LIMITED, whose registered office is at Trafalgar Court, Les Banques, St. Peter Port, Guernsey;

(2)                       [•]

Whereas the Parties hereto entered into and adopted the amended and restated limited partnership agreement dated 2 May 2007 (the “First Amended and Restated Agreement”) in full replacement and substitution of the limited partnership agreement entered into by the Parties with respect to the Partnership dated 1 May 2006 (the “Original Agreement”) pursuant to Clause 12 of the Original Agreement;

Whereas the Parties hereto desire to amend and restate the First Amended and Restated Agreement in order to make the modifications hereinafter set forth;

Whereas this agreement is entered into and adopted in full replacement and substitution of the First Amended and Restated Agreement pursuant to Clause 12.1.8 thereof.

The Parties Agree As Follows:

1                               Definitions and Interpretation

1.1                            Definitions

In this Agreement, the following words and expressions shall, unless the context otherwise requires, have the following meanings:

“Accounting Period” means an Annual Accounting Period or a Quarterly Accounting Period;

“Accounts” has the meaning given in Clause 11.1;

“Act” means the Limited Partnerships (Guernsey) Law, 1995;

“Additional Limited Partner” means a Person who becomes a Limited Partner in accordance with Article 4 or, to the extent of its additional Capital Contribution, a Limited Partner which increases its Capital Contribution after the date hereof;

“Administrator” means the administrator referred to in Clause 5.5 or any other administrator from time to time appointed in lieu thereof;

“Aggregate Fund Interest Proceeds” means, with respect to a KKR Fund Interest, the aggregate distributions made by the relevant KKR Fund to the Partnership in respect of such KKR Fund Interest since the date of acquisition by the Partnership (less any capital contributions made by the Partnership to the relevant fund following the Partnership’s acquisition of the KKR Fund Interest), plus the net consideration from the sale (if any) of such KKR Fund Interest;

“Agreement” means this second amended and restated limited partnership agreement, as amended from time to time;

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“Allocable Fund Distribution” has the meaning given to such term in the Services Agreement;

“Annual Accounting Period” means a period of 12 months ending on 31 December (or such other date as the General Partner may determine), provided that the first Accounting Period of the Partnership commenced on 1 May 2006 and ended on 31 December 2006;

“Annual Accounts” has the meaning given in Clause 11.2;

“Assets” means all of the Partnership’s properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed;

“Associate” means and includes, with respect to any Person, any Person directly or indirectly controlled by such Person and any Person that directly or indirectly controls or is under common control with, such Person;

“Auditors” means such firm of independent accountants of international standing as may from time to time be appointed to be the auditors of the Partnership under the provisions of this Agreement;

“Beginning Value” means, with respect to a Measuring Period, an amount equal to the Ending Value of Class A for the prior Measuring Period, increased by total Capital Contributions allocable to Class A and reduced by total withdrawals and distributions allocable to Class A effective as of immediately after the last day of such prior Measuring Period, provided that the Beginning Value for the first Measuring Period of the Partnership shall be equal to the Capital Contribution(s) allocable to Class A made on the first day on which any Capital Contributions are made to the Partnership;

“Business Day” means a weekday (days other than a Saturday or Sunday and other than a day selected by the General Partner on which banks in the City of London, the City of New York, the City of Amsterdam or Guernsey are not open generally for business);

“Capital Contribution” means, in respect of each of the General Partner and each Limited Partner, the amount of cash and the fair market value of any assets contributed to the capital of the Partnership by such Partner;

“Capital Account” is as defined in Clause 3.4.1;

“Class” is as defined in Clause 3.5;

“Class A Incentive Amount” is the amount to which the General Partner is entitled under Clause 7.2.2;

“Class B Carried Interest” is the amount to which the General Partner is entitled under Clause 7.3;

“Code” means the United States Internal Revenue Code of 1986;

“Direct Portfolio Co-Investments” means any co-investments by the Partnership (whether directly or through one or more Intermediate Companies) with any KKR Private

2

Equity Fund in the securities of a Portfolio Company, other than as a limited partner of such KKR Private Equity Fund;

“Distributable Cash” means, with respect to a Class, all cash receipts of the Partners attributable to such Class (excluding the proceeds from Capital Contributions of the Partners to be applied to investments by such Class), and including any amounts released by the General Partner from previously created reserves, after deducting for payments to satisfy operating cash expenses attributable to such Class, payments required to be made in connection with loans attributable to such Class, capital expenditures attributable to such Class and any other amounts set aside for the restoration, increase or creation of reserves for such Class;

“Ending Value” means, with respect to any Measuring Period, the Partnership’s Net Asset Value allocable to Class A on the Valuation Date upon which such Measuring Period ends, prior to withdrawals (if any) effective as of immediately after the end of such Measuring Period and Capital Contributions allocable to Class A made as of immediately after the end of such Measuring Period, determined as provided herein;

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, and rules and regulations promulgated thereunder;

“Fees and Expenses of the Initial Offering” has the meaning given to such term in the Services Agreement;

“Final Distribution Date” means, with respect to a KKR Fund Interest, the date on which all portfolio company investments of the relevant KKR Fund have been realized or deemed to have been realized pursuant to Clause 7.2.4(vi), or on which the KKR Fund Interest has been sold by the Partnership;

“Intermediate Company” means KKR PEI SICAR, S.à r.l. and any other vehicle established as a means for holding an investment by the Partnership in a KKR Private Equity Fund, KKR Non-PE Fund, Direct Portfolio Co-Investment, Negotiated Equity Investment or Other KKR Investment;

“Investment” means each investment made by the Partnership for capital appreciation, current income or both;

“Investment Company Act” means the U.S. Investment Company Act of 1940;

“KKR” means Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership;

“KKR Fund” means a KKR Private Equity Fund or a KKR Non-PE Fund;

“KKR Fund Interest” has the meaning given to such term in Clause 7.2.4(ii);

“KKR Fund NAV” has the meaning given to such term in Clause 7.2.4(ii);

“KKR Group” means KKR and its Associates, provided that Portfolio Companies shall not be deemed to be members of the KKR Group;

“KKR Non-PE Funds” means Investments by the Partnership (whether invested directly or indirectly via one or more Intermediate Companies) in any funds from time to time

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raised, managed or sponsored by one or more members of the KKR Group other than KKR Private Equity Funds, as determined by the General Partner;

“KKR Private Equity Funds” means KKR European Fund II, Limited Partnership and any other private equity funds from time to time raised, managed or sponsored by one or more members of the KKR Group.  References in this Agreement to Investments by the Partnership in KKR Private Equity Funds shall include Investments made directly or indirectly via one or more Intermediate Companies in such KKR Private Equity Funds, as determined by the General Partner;

“Limited Partner” means a Person that agrees to become a limited partner on the terms of this Agreement and any Person that is subsequently admitted to the Partnership as an Additional Limited Partner or Substitute Limited Partner;

“Limited Partner Interests” means the interests of the Limited Partners in the Partnership;

“Management Fee Reduction” has the meaning given to such term in the Services Agreement;

“Measuring Period” means the period beginning immediately following a Valuation Date and ending on the next following Valuation Date. The initial Measuring Period shall begin on the date of the initial Capital Contribution to the Partnership;

“Negotiated Equity Investment” shall mean any investment by the Partnership (whether directly or through one or more Intermediate Companies) in a target entity that satisfies both of the following characteristics as determined by the General Partner: (i) a member of the KKR Group has, directly or indirectly, negotiated the investment in a significant respect as determined by the General Partner (or taken any other action that the General Partner determines to be similarly significant thereto) on behalf of the Partnership or any Intermediate Company, and (ii) the investment consists of equity or equity-linked securities of the target entity held by or on behalf of the Partnership or any Intermediate Company.  For purposes of the foregoing clause (ii), “equity or equity-linked securities” includes but is not limited to any shares of any class of capital stock (or similar equity interests, including partnership or limited liability company interests) and any other equity, debt or other security convertible or exercisable into, or exchangeable for, one or more shares of any class of such capital stock (or similar equity interests, including partnership or limited liability company interests), and a Negotiated Equity Investment may also consist of any security that is not an equity or equity-linked security if the inclusion of such security as a Negotiated Equity Investment is reasonable or appropriate as determined by the General Partner;

“Net Asset Value” means the fair market value of the Assets (including unrealised gains) less all liabilities of the Partnership (including unrealised losses) and Partnership Expenses as determined by the General Partner in its sole discretion;

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Associates) acceptable to the General Partner;

4

“Other KKR Investments” means Investments of the Partnership (whether invested directly or indirectly via one or more Intermediate Companies), other than in KKR Private Equity Funds, Direct Portfolio Co-Investments, Negotiated Equity Investments and KKR Non-PE Funds;

“Partner or Partners” means the General Partner and/or all or any of the Limited Partners, as the context may require;

“Partner Interests” means the interests of the Partners in the Partnership;

“Partner Tax Credits” means any tax deducted or withheld from income, including amounts withheld pursuant to Clause 5.3.4;

“Partnership” means KKR PEI Investments, L.P., being the limited partnership hereby constituted;

“Partnership Expenses” means, in relation to any Accounting Period or other applicable period, all costs, charges and expenses of an income or revenue nature properly attributable to the Partnership for the applicable period (and, as applicable, any accrued and unpaid Partnership Expenses relating to prior periods), including:

(a)                      fees and expenses of all legal, financial or other professional advisers (including agents, lawyers, accountants, depositary banks, consultants, custodians, contractors and other professional advisors) and all external consultants retained to advise the General Partner in respect of the Partnership (including fees and expenses payable by the Partnership pursuant to the Services Agreement), and all other professional fees and expenses in respect of the Partnership;

(b)                     administrative and custodial fees and expenses, and premiums on errors and omissions and officers and directors insurance;

(c)                      the fees and expenses of any Person in relation to the preparation of the Accounts, including the audit of the Accounts, and preparation and maintenance of all financial records of the Partnership (including all costs incurred to satisfy the General Partner’s obligations under Article 11) and out-of-pocket expenses incurred by any such Person in preparing other reports for the Limited Partners;

(d)                     all Taxes, license and other statutory fees, if any, levied against or in respect of the Partnership; and

(e)                      any fees and expenses incurred in connection with the administration of the General Partner and its Associates in respect of the Partnership;

“Percentage Interest” means, with respect to any Partner, (i) with respect to Class A and each Measuring Period, a fraction, expressed as a percentage, the numerator of which is the amount of the Beginning Value for such Measuring Period that is allocable to the Class A sub-capital account of such Partner and the denominator of which is the Beginning Value for such Measuring Period, and (ii) with respect to Class B, Class C and Class D, a fraction, expressed as a percentage, the numerator of which is the Capital Contribution made by such Partner, and the denominator of which is the aggregate Capital Contributions of all Partners, as such Percentage Interest is adjusted

5

from time to time by the General Partner, including upon the admission of an Additional Limited Partner or a deemed Capital Contribution by the General Partner under Clause 7.2.2, provided that in calculating Percentage Interests, the General Partner shall take into account any appreciation and depreciation in the Assets since the prior date on which Percentage Interests were calculated;

“Performance Period” means, (i) with respect to the initial Performance Period, a period beginning with the date of the initial Capital Contribution to the Partnership, and ending on the last Business Day of the calendar year in which such initial Capital Contribution was made; and (ii) with respect to each Performance Period after the initial Performance Period, a period beginning on the date immediately following the end of the prior Performance Period, and ending on the earliest to occur of (A) the last Business Day of each successive one-year calendar period; (B) the effective date on which all Partners’ Capital Accounts are withdrawn; and (C) the effective date on which the Partnership is terminated pursuant to this Agreement;

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organisation, and a governmental entity or any department, agency, or political subdivision thereof;

“Plan Asset Regulations” means the plan asset regulations of the U.S. Department of Labor, 29 C.F.R. Sec. 2510.3-101;

“Portfolio Company” means any Person in which a KKR Private Equity Fund intends to invest or has invested, directly or indirectly, howsoever such investment is intended to be or has been made, provided that such Person is classified as a corporation for U.S. federal income tax purposes.

“Quarterly Accounting Period” means a period of three months ending on 31 March, 30 June, 30 September or 31 December, or such other date as the General Partner may determine;

“Rate of Exchange” means the rate quoted in the “Exchange Rates” table of The Wall Street Journal (or equivalent news or information service) on the relevant date;

“Registrar” means Her Majesty’s Greffier in Guernsey or such other Person or body acting for the time being as the registrar of limited partnerships in Guernsey;

“Service Provider” means KKR or such other member of the KKR Group as may be appointed by the General Partner to be the service provider pursuant to the Services Agreement in relation to the Partnership from time to time;

“Services Agreement” means that certain Services Agreement, dated April 23, 2006, by and among the Service Provider, KKR Private Equity Investors, L.P., KKR Guernsey GP Limited, the Partnership, the Intermediate Companies and certain other Persons named therein, as such Services Agreement may be amended, restated, supplemented or otherwise modified in accordance with the terms therein;

“Similar Law” means any state, local, non-U.S. or other laws or regulations that would have the same effect as the Plan Asset Regulations, that is, to cause the underlying

6

assets of the Partnership to be treated as assets of an investing entity by virtue of its investment (or any beneficial interest) in the Partnership and thereby subject the Partnership and the General Partner (or other persons responsible for the investment and operation of the Partnership’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Substitute Limited Partner” means a Person admitted pursuant to Clause 9.2 as the successor to all or part of the rights and liabilities of a Limited Partner in respect of such Limited Partner’s interest in the Partnership;

“Taxation” or “Tax” means all forms of taxation, whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies (including social security contributions, national insurance contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any Person and all penalties, charges, costs and interest relating thereto;

“Temporary Investments” means any or all of the following: repurchase agreements of Primary Federal Reserve Dealers using treasury securities only; bankers acceptances which are legal for purchase by the Federal Reserve Bank; treasury bills and agency discount notes; commercial paper that is rated by Moody’s Investor Services, Inc. or Standard & Poor’s Corporation in its highest or second highest rating category; residential mortgage loans; residential mortgage-backed securities; other asset backed securities; government securities; cash; cash equivalents; money market instrument accounts or mutual funds which invest in any of the foregoing; and any other investments approved by the General Partner as a Temporary Investment;

“Transfer” means a transaction (i) by which the General Partner assigns its general partner interest to another Person who becomes the General Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage, or (ii) by which the holder of a Limited Partner Interest assigns its Limited Partner Interest to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“United States” means the United States of America, its territories and possessions;

“Valuation Date” means (i) the close of business on the last Business Day of each Performance Period, (ii) any interim date immediately preceding a date on which Capital Contributions to a Class A sub-capital account are, or are deemed to be, made, (iii) any interim date on which withdrawals or distributions are made or are deemed to be made from any Class A sub-capital account, and (iv) any other date specified by the General Partner in its sole discretion; and

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“Value Added Tax” or “VAT” means in the United Kingdom, Value Added Tax, and elsewhere within the European Union means such tax as may be levied in accordance with (but subject to derogations from) Directive 77/388/EEC and outside the European Union means any tax levied by reference to added value, use, supplies or sales.

1.2                            Interpretation

In this Agreement:

(i)                                  references to any statute or statutory instrument or governmental regulation shall be deemed to include any modification, amendment, extension or re-enactment thereof;

(ii)                               The words “holding company” and “subsidiary”, where used in this Agreement shall bear the meanings respectively assigned thereto in Schedule 2 of the Banking Supervision (Bailiwick of Guernsey) Law, 1994;

(iii)                            references to “Dollars” or “$” are references to the lawful currency of the United States;

(iv)                           the masculine shall include the feminine and the neuter and the singular shall include the plural and vice versa as the context shall admit or require;

(v)                              the headings are for reference only and shall not be deemed to form any part of this Agreement;

(vi)                           references to “including” shall mean “including without limitation”.

2                               Constitution of the Partnership

2.1                            Nature

The Partnership is a limited partnership and has been registered pursuant to the Act.  The General Partner shall at all times comply with the requirements of the Act.  Without prejudice to the generality of the foregoing, the General Partner undertakes to comply with the filing and notification requirements of the Act and shall forthwith notify particulars of any relevant changes in the composition or terms of the Partnership effected pursuant to this Agreement and any further changes which may occur in the future to the Registrar in a statement specifying the date and nature of such change.  The General Partner shall further procure that the certificate of registration of the Partnership shall be exhibited as required by the Act.

2.2                            Liability of Partners

If the Partnership is unable to pay its debts, liabilities or obligations, the liability of each Limited Partner (as may be imposed by this Agreement, the Act or otherwise) shall be limited to the aggregate of its Capital Contributions and references to Assets shall be construed accordingly.  The General Partner shall (on an unlimited basis) be fully liable for such of the Partnership’s debts, liabilities and obligations as exceed the total liability of the Limited Partners.

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2.3                            Name

The affairs, activities and operations of the Partnership shall be carried on under the name and style or firm name of “KKR PEI Investments, L.P.” or such other name as shall from time to time be determined by the General Partner.

2.4                            Purpose

The purpose and nature of the business to be conducted by the Partnership shall be (a) to engage, directly or indirectly via any corporation, partnership, joint venture, limited liability company or other arrangement, in any activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Act (including to invest, whether directly or indirectly via one or more Intermediate Companies, in certain KKR Private Equity Funds, KKR Non-PE Funds, Direct Portfolio Co-Investments, Negotiated Equity Investments and Other KKR Investments) and to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activities, and (b) to do anything necessary or appropriate in furtherance of the foregoing, including the making of capital contributions or loans to an Intermediate Company, provided that the General Partner shall not permit the Partnership to engage, directly or indirectly, in any business activity or make any investment that the General Partner determines would cause the Partnership, KKR Private Equity Investors, L.P., KKR Fund Holdings, L.P. or KKR Management Holdings, L.P. to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

2.5                            Commencement and Duration

The Limited Partners shall be limited partners in the Partnership as from the date of this Agreement or, if later, the date of their admission to the Partnership.  Subject as hereinafter provided, the term of the Partnership shall continue until the Partnership is terminated in accordance with Clause 10.1, whereupon the Partnership shall be wound up in accordance with the provisions of Clause 10.3.

2.6                            Principal Office

The principal office of the Partnership shall be at Trafalgar Court, Les Banques, St Peter Port, Guernsey or such other place outside the United Kingdom as the General Partner shall from time to time determine.

3                               Capital Contributions, Capital Accounts, Classes of Interests

3.1                            Capital Contributions

Each Partner agrees to make Capital Contributions to the Partnership from time to time pursuant to Clause 3.2.

3.2                            Amount and Timing

Capital Contributions by a Limited Partner shall be made in such amounts and at such times as agreed between the General Partner and such Limited Partner.  The General Partner may make Capital Contributions in such amounts and allocated among the

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Classes as it shall determine, and (notwithstanding Clauses 7.2.1, 7.3.1 and 7.4.1) shall be permitted to receive distributions in respect thereof in such amounts and at such times as it shall determine.

3.3                            Interest and Repayment

No interest shall be paid or payable by the Partnership upon any amounts paid to the Partnership by the Partners.  On termination of the Partnership, the Partners will be subordinated to all other creditors as regards repayment of any Capital Contributions drawn down and payment of any other amounts hereunder.

3.4                            Capital Accounts

3.4.1                          The Partnership shall maintain a capital account for each Partner in accordance with Treas. Reg. §1.704-1(b)(2)(iv) and administrative guidance issued with respect thereto (each such account as so maintained, a “Capital Account”).  The provisions of this Agreement relating to Capital Accounts are intended to comply with such provisions and related provisions issued with respect to Code Section 704 and shall be interpreted consistently therewith.  The Partnership shall have the authority to make such adjustments to the Partners’ Capital Accounts as may be required to cause the allocations made by the Partnership to comply with such provisions.

3.4.2                          Within each Partner’s Capital Account, separate and distinct sub-capital accounts shall be maintained for such Partner with respect to each Class, which separate sub-capital accounts together shall represent and constitute such Partner’s Capital Account.  Such sub-capital accounts shall be maintained in a manner consistent with the manner in which Capital Accounts generally are to be maintained under this Agreement (provided that all items allocated to a Partner’s Capital Account shall be allocated to a particular Class sub-capital account), all as determined by the General Partner.  Without limiting the generality of the foregoing, the General Partner shall determine the amount of all distributions, profits and losses (and similar tax items) relating to each Class, as well as the corresponding allocations to the sub-capital accounts for each Class in respect thereof.

3.5                            Separate Classes of Interest

3.5.1                         There are hereby established the following separate and distinct classes of Partner Interests (each a “Class” collectively, the “Classes”): “Class A”, “Class B”, “Class C” and “Class D”.  Class A, Class B, Class C and Class D shall be separate and distinct in all respects, to the fullest extent permitted by law, and to such extent, this Agreement shall be interpreted in a manner consistent therewith.  The General Partner shall in its sole discretion allocate Assets and liabilities of the Partnership to the relevant Class, in accordance with the terms and conditions of this Agreement.  Without limiting the generality of the foregoing, to the fullest extent permitted by law:

(i)                                  Class A shall have the separate interests, rights, powers, duties and obligations with respect to those assets, activities and liabilities of the

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Partnership that are attributable to Investments in Other KKR Investments.

(ii)                               Class B shall have the separate interests, rights, powers, duties and obligations with respect to those assets, activities and liabilities of the Partnership that are attributable to Investments in Direct Portfolio Co-Investments and Negotiated Equity Investments.

(iii)                            Class C shall have the separate interests, rights, powers, duties and obligations with respect to those assets, activities and liabilities of the Partnership that are attributable to Investments in KKR Private Equity Funds.

(iv)                           Class D shall have the separate interests, rights, powers, duties and obligations with respect to those assets, activities and liabilities of the Partnership that are attributable to Investments in KKR Non-PE Funds.

3.5.2                          Each Partner shall hold a Class A interest, a Class B interest, a Class C interest and a Class D interest.  The Percentage Interests of the Partners shall be determined separately with respect to each Class.

3.5.3                          The Partnership may acquire Assets and incur debts, liabilities or other obligations only to the extent that they are acquired by the Partnership with respect to a Class and not with respect to the Partnership generally.  In furtherance of the foregoing, the General Partner shall allocate any Assets, debts, liabilities or other obligations of the Partnership acquired or incurred by the Partnership generally among the Classes in such percentages and proportions as the General Partner may determine in its sole discretion.

3.5.4                          The General Partner shall, in its sole discretion, have the right to reallocate Assets (and any related liabilities) attributable to a Class to another Class. To the extent such reallocation is made from or to Class A, for the purposes of calculating the Class A Incentive Amount pursuant to Clause 7.2.2, such reallocation shall be treated as a Capital Contribution to, or a distribution from, Class A, as appropriate, of the fair market value of such Asset (net of any related liabilities) as of the date of such reallocation.

4                               Additional Limited Partners

The General Partner may, in its sole discretion, admit one or more Additional Limited Partners to the Partnership after the date hereof.

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5                               Rights and Duties of the General Partner

5.1                            Management

5.1.1                         The General Partner shall undertake and shall have exclusive responsibility for the management, operation and administration of the business and affairs of the Partnership and, subject as provided herein, shall have the power and authority to do all things necessary to carry out the purposes of the Partnership, shall devote as much of its time and attention thereto as shall reasonably be required for the management, operation and administration of the business of the Partnership, shall procure that all filings and registrations required in relation to the Partnership pursuant to the Act are promptly made and shall operate the Partnership in accordance with this Agreement.

5.1.2                          The Limited Partners shall take no part in the management, operation and administration of the business and affairs of the Partnership, and shall have no right or authority to act for the Partnership or to take any part in or in any way to interfere in the management, operation and administration of the Partnership or to vote on matters relating to the Partnership other than as provided in the Act or as set forth in this Agreement, but they and their duly authorised agents shall at all reasonable times have access to and the right to inspect the books and accounts of the Partnership.

5.2                            Authority and Powers

Without prejudice to the generality of Clause 5.1, subject to the terms in this Agreement, the General Partner shall have full power and authority (exercisable in its sole discretion):

(i)                                  to manage the investment of cash from time to time comprising the Assets;

(ii)                               to identify, evaluate and negotiate investment opportunities for and on behalf of the Partnership;

(iii)                            to use, purchase, sell, transfer, exchange or otherwise acquire or dispose of Assets;

(iv)                           to exercise or omit to exercise voting, approval, consent and other rights in respect of Assets;

(v)                              to form or acquire interests in, and to contribute cash or other property to and to acquire loans from, any limited or general partnership, joint venture, limited liability company, corporation or other Person, including to acquire interests in and contribute Assets to the Intermediate Companies, provided that the Partnership shall not engage in the origination of loans;

(vi)                           to borrow, assume or raise any form of finance, including the issuance of debt securities, on behalf of and in the name of the Partnership, in such amounts and on such terms as the General Partner may

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determine, and to grant security over and enter into such other arrangements in respect of the Assets as the General Partner may determine;

(vii)                        to enter into, make and perform such contracts, agreements, conveyances, instruments and other undertakings, and give guarantees, and to do all such other acts as the General Partner may deem necessary or appropriate for or as may be incidental to the carrying on of the activities of the Partnership;

(viii)                     to disburse, or arrange for disbursement out of the Assets, payments of the fees and expenses of external professional advisers, the expenses associated with any investment proposal, whether or not the relevant investment is completed, and any direct costs involved in the realisation of any Asset and including in any such case any VAT associated with such disbursements, expenses or costs, but only to the extent that such fees, disbursements, costs and expenses constitute Partnership Expenses;

(ix)                             to engage and to dismiss such agents, lawyers, accountants, depositary banks, consultants, custodians, contractors and other professional advisers, and to determine the terms of such engagement or dismissal, as the General Partner may deem necessary or appropriate from time to time in connection with the affairs of the Partnership at the expense (to the extent that they are not recoverable from any other Person) of the Partnership, but only to the extent that the costs and expenses of such advisers constitute Partnership Expenses;

(x)                                to enter into spot and forward currency transactions, future contracts (including commodity futures) and transactions in derivative instruments related to currencies, currency swaps, commodities and any other assets;

(xi)                             to make any and all elections for United States federal, state, local and non-United States tax matters, including any election to adjust the basis of Partnership property pursuant to Sections 734(b), 743(b) and 754 of the Code or comparable provisions of United States federal, state, local or non-United States law;

(xii)                          to distribute cash or other Assets of the Partnership;

(xiii)                       to control any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation on behalf of the Partnership;

(xiv)                      to indemnify any Person against liabilities and contingencies to the extent permitted by applicable law;

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(xv)                         to maintain insurance for the benefit of the Partnership, any of the Partners and the Indemnified Parties as the General Partner may in its sole discretion determine;

(xvi)                      to make such tax, regulatory or other filings, and to render periodic or other reports to governmental or other agencies having jurisdiction over the business of the Partnership or Assets as the General Partner may deem necessary or appropriate; and

(xvii)                   to take such actions as may be necessary or appropriate in any jurisdiction in which the Partnership carries on business to establish or preserve the limited liability of the Limited Partners.

5.3                            Tax Matters Partner

5.3.1                          The General Partner is designated as the “Tax Matters Partner” under the Code and shall act in any similar capacity under state, local and non-United States law and, in any such capacity, is authorised and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including any resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees that (i) the General Partner, as Tax Matters Partner, will have the right to control all administrative and judicial proceedings in respect of tax matters of the Partnership; and (ii) the Partners will be bound by the outcome of final administrative adjustments resulting from an audit, as well as by the outcome of judicial review of adjustments.   Each Partner further agrees to cooperate with the General Partner, as Tax Matters Partner, and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

5.3.2                          The General Partner is hereby authorized to and shall execute and file (i) a United States Internal Revenue Service Form 8832 within 75 days of the formation of the Partnership electing to classify the Partnership as a partnership for United States federal income tax purposes and (ii) any comparable form or document required by any applicable United States state or local tax law in order for the Partnership to be classified as a partnership under such United States state or local law, and shall not subsequently elect to change any such classification.

5.3.3                         The Partnership shall timely file all returns of the Partnership that are required for U.S. federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on 31 December. The General Partner shall use commercially reasonable efforts to provide Limited Partners with tax information which is reasonably required by such Limited Partners for U.S. federal and state income tax reporting purposes with respect to a taxable year (including Schedule K-1) within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The General Partner shall provide Limited Partners with information related to the status of a foreign Intermediate

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Company as a “passive foreign investment company” within the meaning of section 1297 of the Code and, where reasonably possible, a Portfolio Company, including information necessary to make a “qualified electing fund” election under section 1295 of the Code.  The General Partner shall also provide to Limited Partners that are not “United States Persons” (as that term is defined in Section 7701 of the Code) information reasonably required by such Limited Partners for U.S. federal income tax reporting purposes, including information related to investments in “U.S. real property interests” (as that term is defined in Section 897(c) of the Code).  Where required to do so by the applicable law or taxing authority of any jurisdiction, the General Partner may withhold tax from any income or capital gain of the Partnership and, in that event, shall provide such assistance as is reasonable to enable Limited Partners to claim any relief from taxation, to obtain any available exemption from, or refund of, any such withholding or other taxes imposed by any taxing authority (in each case only to the extent that the General Partner or the Partnership can do so without unreasonable effort or expense) and to prepare tax returns in respect of their profits from the Partnership.

5.3.4                          Notwithstanding any other provision of this Agreement, the General Partner is authorised to take any action that may be required to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code and pursuant to any non-U.S. tax laws and regulations. Without limiting the generality of the foregoing sentence, to the extent that the Partnership, one of the Intermediate Companies, any of its respective portfolio investments, or any third party is required or elects to withhold and pay over to any taxing authority any amount resulting from (i) an income allocation or distribution to any Partner, (ii) an income allocation or distribution to the Partnership, (iii) any payment of an amount by an Intermediate Company or a portfolio investment to the Partnership, or (iv) any payment by a third party to the Partnership (or to an Intermediate Company or a portfolio investment to the extent of the Partnership’s allocable share of such amount) (including by reason of Section 1446 of the Code), the General Partner shall treat the amount withheld as a distribution of cash by the Partnership pursuant to Clause 7.1 (including as a distribution of Distributable Cash) in the amount of such withholding from such Partner or from the Partnership, as applicable.

5.4                            Separate Liabilities of the General Partner

The General Partner hereby undertakes that it shall at all times duly and punctually pay and discharge its separate and private debts and engagements whether present or future and keep the Assets and the Limited Partners and their personal representatives, estates and effects indemnified therefrom and from all liabilities, actions, proceedings, costs, claims and demands in respect thereof.

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5.5                            Power to Appoint Advisers and Delegate Responsibilities

The General Partner may cause the Partnership to appoint any Person (including any Associate of the General Partner) to manage the affairs of the Partnership. Any services rendered pursuant to such appointment shall be on terms that are fair and reasonable to the Partnership, provided that the requirements of this Clause 5.5 shall be deemed satisfied as to (i) any services provided under the Services Agreement, (ii) any services provided by Northern Trust International Fund Administration Services (Guernsey) Limited, as Administrator, pursuant to an administration agreement, (iii) any transaction approved by the General Partner, (iv) any transaction the terms of which are no less favourable to the Partnership than those generally being provided to or available from unrelated third parties or (v) any transaction that, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favourable or advantageous to the Partnership, is equitable to the Partnership. The provisions of Clause 5.6 shall apply to the rendering of services described in this Clause 5.5.

5.6                            Reimbursement of Partnership Expenses and General Partner’s Fees

5.6.1                          Partnership Expenses (including any irrecoverable VAT thereon) shall be paid out of the Assets.  The General Partner shall be reimbursed for any Partnership Expenses that are advanced out of its own resources.  Reimbursements pursuant to this Clause 5.6 shall be in addition to any reimbursement to the General Partner as a result of any indemnification provided in or permitted by this Agreement.

5.6.2                          All fees, expenses, stamp and other duties, Tax and other costs disbursed by the General Partner in the performance of its duties hereunder which constitute Partnership Expenses (including any irrecoverable VAT thereon) and which may accordingly be charged to the Partnership where applicable, (a) may be added to the cost (or deducted from the proceeds of disposal) of the Assets to which they relate, or (b) may be treated in such other manner as the General Partner may consider appropriate, and at such time or times as the General Partner may consider appropriate.

5.6.3                          The General Partner shall be entitled to such fees and expenses for its services as General Partner as may be agreed from time to time with the Limited Partners.

5.7                            Withdrawal of the General Partner

5.7.1                     The General Partner shall not withdraw from the Partnership except upon the appointment by the General Partner of a replacement general partner which agrees to assume the rights and undertake the obligations of the original general partner, provided that any transfer, merger, amalgamation or consolidation of the General Partner in accordance with Clause 9.1 shall not be deemed a withdrawal by the General Partner from the Partnership for purposes of this Agreement.

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5.7.2                     Any such withdrawal shall be effective upon the satisfaction of Clause 5.7.1, and as of such time the replacement general partner shall exercise all powers of the General Partner pursuant to this Agreement.

5.7.3                     Upon the withdrawal of the General Partner in accordance with Clause 5.7.1, the former general partner shall deliver to any replacement general partner, or as the replacement general partner shall direct, all Assets, and copies of all books of account, records, registers, correspondence and documents solely relating to the affairs of or belonging to the Partnership in the possession of or under the control of the former general partner, and take all necessary steps to vest in the Partnership or the replacement general partner any Assets previously held in the name of or to the order of the Partnership or the former general partner.

5.8                            Custody of the Assets

The General Partner shall make appropriate arrangements for the safe custody of the Assets of the Partnership.  Such arrangements may involve the holding of documents of title by, and the registration of Assets in the name of, the General Partner for the account of the Partnership.  If the General Partner considers it appropriate to appoint a third party to have custody of such Assets, such appointment shall be made by the General Partner on behalf of the Partnership on such terms as the General Partner may determine in its sole discretion.  Clause 13.2, without limiting the application of such Clause, shall apply to any such custodian.  Assets or documents of title may be lent to third parties and may be used as security for borrowings permitted under Clause 5.2 on such terms as the General Partner may determine in its sole discretion.

5.9                            Non-Exclusivity

5.9.1                          The General Partner shall, for so long as it is the General Partner of the Partnership, (i) maintain as its sole business the business of acting as the general partner of the Partnership and the general partner or managing member, as the case may be, of any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and undertaking activities that are ancillary or related thereto and (ii) not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to its performance as general partner or managing member as described above or acquiring, owning or disposing of debt or equity securities of any Intermediate Company.

5.9.2                         Each Indemnified Party (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit, and to engage in and possess interests in other business ventures of any and every type or description, whether in businesses and activities similar to those of the General Partner, the Partnership and the Intermediate Companies, in direct competition to, and/or in preference to, or to the exclusion of, the Partnership, the General Partner, and the Intermediate Companies.  Such business interests, activities and engagements shall not constitute a breach of this Agreement or any duties stated or implied by law or equity,

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including fiduciary duties, to any of the General Partner, the Partnership and the Intermediate Companies (or any of their respective partners, members, shareholders or other investors), and shall be deemed not to be a breach of the General Partner’s fiduciary duties or any other obligation of any type whatsoever of the General Partner. None of the General Partner, the Partnership and the Intermediate Companies or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby or otherwise in any business ventures of an Indemnified Party.

5.9.3                          The General Partner and the Indemnified Parties shall have no obligation hereunder or as a result of any duties stated or implied by law or equity, including fiduciary duties, to present business opportunities to the Partnership, the Limited Partners or the Intermediate Companies.

5.9.4                          The General Partner and its Associates shall have no obligation to (i) permit the Partnership and the Intermediate Companies to use any facilities or assets of the General Partner or its Associates, except as may be provided in contracts, agreements or other arrangements entered into from time to time specifically dealing with such use, or (ii) to enter into such contracts, agreements or other arrangements.

5.9.5                          Notwithstanding anything to the contrary in this Article 5, nothing in this Article 5 shall affect any obligation of an Indemnified Party to present a business opportunity to the Partnership, the General Partner or the Intermediate Companies pursuant to a separate written agreement between such Indemnified Party and the Partnership, the General Partner or any Intermediate Company.

6                               Investment Matters

6.1                            Investment Restrictions

Notwithstanding anything contained in this Agreement to the contrary, the Partnership will undertake all necessary steps to preserve its status as a partnership for U.S. federal tax purposes and will not undertake any activity or make any investment or fail to take any action that will (i) cause the Partnership, KKR Fund Holdings, L.P. or KKR Management Holdings, L.P. to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code, except to the extent permitted under Section 7704(c)(2) of the Code or (ii) jeopardize the status of the Partnership, KKR Private Equity Investors, L.P., KKR Fund Holdings, L.P. or KKR Management Holdings, L.P. as a partnership for U. S. federal income tax purposes.

6.2                            Investments by Limited Partners

Any Limited Partner may directly or indirectly acquire an interest in Investments in which the Partnership has an interest and shall not be liable to account to the Partnership for any profits arising.  No Limited Partner shall be obliged to bring to the Partnership’s attention any investment opportunities of which it may from time to time become aware.

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7                               Distributions

7.1                            Distributions Generally(1)

7.1.1                          Distributions of income and capital shall include:

(i)                                  all amounts actually paid or distributed to the Partners from the Partnership out of income or capital (without any deduction for any costs, expenses or taxation payable by any of the Partners in relation to such payments or distributions) including all sums applied in repayment of Capital Contributions pursuant to Clauses 7.2, 7.3, 7.4 and 7.5 together with the amount of any Partner Tax Credits attributed to the Partners concerned;

(ii)                               all distributions in specie to the General Partner or the Limited Partners made pursuant to Clause 7.6; and

(iii)                            all distributions in cash or in specie to the General Partner and the Limited Partners following termination of the Partnership.

7.1.2                          Distributable Cash shall be distributed in accordance with Clauses 7.2, 7.3, 7.4 and 7.5 at such time as the General Partner shall determine, provided that all or any portion of such Distributable Cash may be retained by the Partnership and held in the Partnership’s reserves to be applied for any purpose (whether to satisfy Partnership Expenses, to fund Investments or otherwise) as determined by the General Partner in its sole discretion.

7.1.3                          Notwithstanding any provision to the contrary contained in this Article 7, neither the Partnership nor the General Partner, on behalf of the Partnership, shall be required to make a distribution to any Person on account of its interest in any Class in violation of the Act or other applicable law.

7.2                            Distributions Relating to Class A, Other KKR Investments

7.2.1                         Except as otherwise provided in Clause 7.2.2 or in Clause 7.7 or Article 10, no Partner shall be entitled to receive distributions from the Partnership in respect of Class A.  Notwithstanding the foregoing, the General Partner may cause the Partnership to make distributions of Distributable Cash attributable to Other KKR Investments at such times and in such amounts as it may determine in its sole discretion; provided that any such distributions of Distributable Cash (other than those made pursuant to Clause 7.2.2 or in Clause 7.7 or Article 10) shall be made to the Partners in proportion to their relative Percentage Interests.  All distributions under Clause 7.2 shall be treated as distributions under Section 731 of the Code.

7.2.2                         After the end of each Performance Period, the Partnership may distribute to the General Partner an amount (the “Class A Incentive Amount”) equal to 20% of

(1) Agreement may be amended to remove classification of partnership interests and the distribution of carried interests.

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the New Appreciation (as defined in Clause 7.2.5(i)) of each Limited Partner for such period; provided that solely for the purpose of calculating the Class A Incentive Amount during the 12-month period following the date of the initial Capital Contribution to the Partnership, the calculation of New Appreciation shall exclude income and gains derived from Temporary Investments attributable to Class A.  If the Partnership does not distribute the entire Class A Incentive Amount promptly after the end of the applicable Performance Period, the Partnership shall distribute any such undistributed amount not later than the final liquidation of the Partnership.  Solely for purposes of calculating Percentage Interests, such undistributed amount shall be treated as being contributed by the General Partner to the Partnership as a Capital Contribution that shall be allocated to the General Partner’s Class A sub-capital account and shall be debited against the Class A sub-capital accounts of the relevant Limited Partners as of the end of the applicable Performance Period.

7.2.3                          The General Partner shall be under no obligation to return to the Partnership or to any Partner any Class A Incentive Amount distributed or deemed to be distributed to it pursuant to this Clause 7.2 with respect to any Performance Period notwithstanding that the Partnership may incur net losses in relation to the Class A related Investments in subsequent Performance Periods or that unrealised gains upon which such amount is calculated are not subsequently realised by the Partnership.

7.2.4                          For the purpose only of calculating the Class A Incentive Amount and other distributions in respect of Class A pursuant to Clause 7.2.1 and, notwithstanding the provisions of Clause 8.1:

(i)                                  At the end of each Measuring Period, the Class A sub-capital account of each Partner, including the Class A sub-capital account of the General Partner, shall be tentatively credited to reflect the Net Profits or debited to reflect the Net Losses of the Partnership allocable to Class A during the Measuring Period then ended, in proportion to each Partner’s respective Percentage Interest for such Measuring Period.

(a)                        “Net Losses” allocable to Class A with respect to any Measuring Period means the excess (if any) of the Beginning Value over the Ending Value calculated before giving effect to any withdrawals or distributions made or deemed to be made from Class A during that Measuring Period.

(b)                       “Net Profits” allocable to Class A with respect to any Measuring Period shall mean the excess (if any) of the Ending Value over the Beginning Value, calculated before giving effect to any withdrawals or distributions made or deemed to be made from Class A during that Measuring Period.

(ii)                               If the Partnership acquires an interest in a KKR Fund (a “KKR Fund Interest”) for a total acquisition cost which is less than the net asset value of such KKR Fund Interest as of the date of such acquisition as

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reported by the KKR Fund (its “KKR Fund NAV”), then the Ending Value for the Measuring Period in which a Final Distribution Date occurs shall be increased by the excess (if any) of (x) the lesser of (A) the KKR Fund NAV as of the date of the acquisition and (B) the Aggregate Fund Interest Proceeds over (y) the total acquisition cost of such acquisition.  For purposes of determining KKR Fund NAV pursuant to this Clause 7.2.4, the General Partner may adjust, in its reasonable discretion, the net asset value of the KKR Fund Interest as reported by the relevant KKR Fund for material events relating to the KKR Fund Interest occurring since the most recent prior KKR Fund reporting date.

(iii)                            If the Partnership acquires a KKR Fund Interest for a total acquisition cost in excess of its KKR Fund NAV as of the date of such acquisition, then the Ending Value for the Measuring Period in which a Final Distribution Date occurs shall be decreased by the excess (if any) of (x) the total acquisition cost of such acquisition over (y) the greater of (A) the KKR Fund NAV as of the date of the acquisition and (B) the Aggregate Fund Interest Proceeds.

(iv)                           If the Partnership sells a KKR Fund Interest for net consideration which is less than its KKR Fund NAV as of the date of such sale, then the Ending Value for the Measuring Period in which all portfolio company investments of the relevant KKR Fund have been realized or deemed to have been realized pursuant to Clause 7.2.4(vi) shall be decreased by the excess (if any) of (x) the lesser of (A) the KKR Fund NAV as of the date of the sale and (B) the aggregate distributions made by the relevant KKR Fund with respect to such KKR Fund Interest following the date of such sale (without taking into account any distributions in respect of capital contributions by the holder(s) of the KKR Fund Interest following the Partnership’s sale of the KKR Fund Interest) over (y) the net consideration received by the Partnership in respect of such sale.

(v)                              If the Partnership sells a KKR Fund Interest for net consideration in excess of its KKR Fund NAV as of the date of such sale, then the Ending Value for the Measuring Period in which all portfolio company investments of the relevant KKR Fund have been realized or deemed to have been realized pursuant to Clause 7.2.4(vi) shall be increased by the excess (if any) of (x) the net consideration received by the Partnership in respect of such sale, over (y) the greater of (A) the KKR Fund NAV of such as of the date of the sale and (B) the aggregate distributions made by the relevant KKR Fund with respect to such KKR Fund following the date of such sale (without taking into account any distributions in respect of capital contributions by the holder(s) of the KKR Fund Interest following the Partnership’s sale of the KKR Fund Interest).

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(vi)                           For the purposes of determining when the final distribution is made by a KKR Fund in respect of a KKR Fund Interest pursuant to Clauses 7.2.4(ii) through (v), the General Partner may deem a final distribution to have occurred as of any Valuation Date, even if the relevant KKR Fund Interest still has unrealized portfolio assets, but only if the General Partner assigns a value of zero to such assets (which may be done without regard to their actual fair value).

7.2.5                          For purposes of this Clause 7.2:

(i)                                  The “New Appreciation” of a Partner (other than the General Partner) holding a Limited Partner Interest for any Performance Period shall (if a positive number) be equal to (A) all the Net Profits tentatively allocated to such Partner’s Class A sub-capital account in the Performance Period pursuant to Clause 7.2.4(i), minus (B) all Net Losses allocated to such Partner’s Class A sub-capital account in the Performance Period pursuant to clause 7.2.4(i), minus (C) such Partner’s Unrecouped Losses as of the end of the immediately preceding Performance Period.

(ii)                               A Partner’s “Unrecouped Losses” shall be equal to all Net Losses allocated to such Partner’s Class A sub-capital account pursuant to Clause 7.2.4(i) reduced, but not below zero, by all Net Profits subsequently allocated to such Partner’s Class A sub-capital account pursuant to Clause 7.2.4(i) (applying all Net Profits and Net Losses in chronological order),

(iii)                            In the event of a distribution or withdrawal or deemed distribution or withdrawal from a Class A sub-capital account as of the last day of a Measuring Period (other than a deemed distribution pursuant to Clause 3.5.4), the relevant Partner’s Unrecouped Losses outstanding as of such date shall be reduced so as to be equal to the product of (x) the Unrecouped Losses immediately before such distribution or withdrawal, and (y) a fraction, the numerator of which is the amount remaining in such sub-capital account immediately after such distribution or withdrawal, and the denominator of which is such sub-capital account immediately before such distribution or withdrawal.

7.3                            Distributions Relating to Class B, Direct Portfolio Co-Investments and Negotiated Equity Investments

7.3.1                          Except as otherwise provided in this Clause 7.3, Clause 7.7 or Article 10, no Partner shall be entitled to receive distributions from the Partnership in respect of Class B.  Notwithstanding the foregoing, the General Partner may cause the Partnership to make distributions of Distributable Cash in respect of Class B at such times and in such amounts as it may determine in its sole discretion, provided that any such distributions of Distributable Cash (other than those made pursuant to Clause 7.7 or Article 10) shall be made to the Partners in the priority set forth in Clause 7.3.2, and provided further that the General Partner

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may make distributions to the General Partner in respect of its Class B Carried Interest without making corresponding distributions to the Limited Partners (although such amounts not distributed to the Limited Partners will be retained for the account of the Limited Partners).

7.3.2                          Distributable Cash that is attributable to a Direct Portfolio Co-Investment or Negotiated Equity Investment shall on the occasion of each distribution be distributed, subject to Clause 7.3.1, as follows:

(i)                                  First, Distributable Cash shall be distributed to the Partners in proportion to their respective Percentage Interests, until the Partners have received a return of their (x) Capital Contributions made to fund such Direct Portfolio Co-Investment or Negotiated Equity Investment, as the case may be, and (y) realised losses in respect of other Direct Portfolio Co-Investments and Negotiated Equity Investments (the “Return of Capital Amount”);

(ii)                               Second, Distributable Cash in excess of the Return of Capital Amount shall be tentatively allocated to the Partners in proportion to their respective Percentage Interests;

(iii)                            Third,  (x) 20% of any Distributable Cash allocated to the Limited Partners pursuant to Clause 7.3.2(ii) shall be distributed to the General Partner (such 20% share being the “Class B Carried Interest”) and (y) 80% of such Distributable Cash shall be distributed to the Limited Partners in proportion to their respective Percentage Interests; and

(iv)                           Fourth, 100% of any Distributable Cash allocated to the General Partner pursuant to Clause 7.3.2(ii) shall be distributed to the General Partner.

7.4                            Distributions Relating to Class C, KKR Private Equity Funds

7.4.1                          Except as otherwise provided in this Clause 7.4, Clause 7.7 or Article 10, no Partner shall be entitled to receive distributions from the Partnership in respect of Class C.  Notwithstanding the foregoing, the General Partner may cause the Partnership to make distributions of Distributable Cash in respect of Class C at such times and in such amounts as it may determine in its sole discretion; provided that any such distributions of Distributable Cash (other than those made pursuant to Clause 7.7 or Article 10) shall be made to the Partners as set forth in Clause 7.4.2.

7.4.2                          Distributable Cash that is attributable to KKR Private Equity Funds shall on the occasion of each distribution be distributed to the Partners pro rata according to their respective Percentage Interests.

7.5                            Distributions Relating to Class D, KKR Non-PE Funds

7.5.1                          Except as otherwise provided in this Clause 7.5, Clause 7.7 or Article 10, no Partner shall be entitled to receive distributions from the Partnership in respect of Class D.  Notwithstanding the foregoing, the General Partner may cause the

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Partnership to make distributions in respect of Class D at such times and in such amounts as it may determine in its sole discretion; provided that any such distributions of Distributable Cash (other than those made pursuant to Clause 7.7 or Article 10) shall be made to the Partners as set forth in Clause 7.5.2.

7.5.2                          Distributable Cash that is attributable to KKR Non-PE Funds shall on the occasion of each distribution be distributed to the Partners pro rata according to their respective Percentage Interests.

7.6                            Distributions In Specie

7.6.1                          For the avoidance of doubt and subject to clause 10.3, the provisions of clauses 7.8(i) and 7.9 shall only apply to distributions of cash, and the General Partner shall have full power and authority (exercisable in its sole discretion) to make a distribution of assets in specie in relation to the Investment concerned on the basis set out in this Clause 7.6 to one or more Partners.

7.6.2                          Distributions in specie of securities shall be made on the same basis as distributions of Distributable Cash such that each Partner entitled to receive such distribution shall receive its applicable portion of the total securities available for distribution, or, if such method of distribution is for any reason impracticable, such that each Partner shall receive as nearly as possible a proportionate amount of the total securities available for distribution together with a balancing payment in cash in the case of any Partner who shall not receive the full proportionate amount of securities to which he would otherwise be entitled hereunder.

7.6.3                          Such in specie distributions shall be valued at the fair value of the relevant securities as of the date of distribution, as determined by the General Partner.

7.7                             Distributions Upon Liquidation

Distributions made in conjunction with the final liquidation of the Partnership or any Class shall be applied or distributed as provided in Article 10.

7.8                            Limitations on Distributions

The General Partner shall not cause the Partnership to make any distribution pursuant to this Article 7:

(i)                                  unless there is sufficient cash available therefor;

(ii)                               which would render the Partnership unable to pay its debts as and when they fall due; or

(iii)                            which, in the opinion of the General Partner, would or might leave the Partnership with insufficient funds to meet any future or contingent obligations.

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7.9                            Currency of Distributions

All distributions shall be made in U.S. Dollars or, if the General Partner so determines, such other currency, in which latter case (and for the purpose of calculating the Class A Incentive Amount and Class B Carried Interest entitlements of the General Partner pursuant to Clauses 7.2 and 7.3 and otherwise for the purposes of Articles 7 and 8) the U.S. dollar value of such a distribution shall be calculated at the Rate of Exchange for the relevant currency at the date of the distribution.

8                               Allocations and Accounts

8.1                            Capital Account Allocations

8.1.1                          Capital Account Adjustments.  At least once each Accounting Period, after adjusting each Partner’s Capital Account for all contributions and distributions with respect to such Accounting Period, the Partnership shall allocate all profits and losses and items thereof, separately with respect to each Class, in the following order of priority:  (A) First, profits and losses and items thereof shall be allocated in the manner and to the extent provided by (1) Treas. Reg. § 1.704-1(b)(4), (2) Treas. Reg. § 1.704-1(b)(2) (to comply with the substantial economic effect safe harbors), including Treas. Reg. § 1.704-1(b)(2)(ii)(d) (flush language) and Treas. Reg. § 1.704-1(b)(2)(iv) (capital accounting requirements), and (3) Treas. Reg. § 1.704-2, including Treas. Reg. §§ 1.704-2(e) (provided that allocations pursuant to Treas. Reg. § 1.704-2(e) shall be made to the Partners pro rata in accordance with the capital each Partner has contributed to the Partnership), 1.704-2(i)(2) and 1.704-2(i)(4); and (B) all remaining profits and losses and items thereof shall be allocated to the Partners’ Capital Accounts in a manner such that, after such allocations have been made, the balance of each Partner’s Capital Account (which may be a positive, negative, or zero balance) shall equal (1) the amount that would be distributed to such Partner, determined as if the Partnership were to sell all of its assets for the Section 704(b) Book Value (as defined below) thereof and distribute the proceeds thereof (net of any sales commissions and other similar transaction fees and payments required to be made to creditors) pursuant to this Agreement, minus (2) the sum of (a) such Partner’s share of the “partnership minimum gain” (as determined under Treas. Reg. §§ 1.704-2(d) and (g)(3)) and “partner minimum gain” (as determined under Treas. Reg. § 1.704-2(i)), and (b) the amount, if any, that such Partner is obligated (or is deemed for United States tax purposes to be obligated) to contribute, in its capacity as a Partner, to the capital of the Partnership as of the last day of such Accounting Period.

8.1.2                          Code Section 704(c)(1)(A).  Except as provided in the following provisions of this Clause 8.1.2, each item of taxable income, gain, loss, deduction or credit shall be allocated in the same manner as its correlative item of “book” items allocated pursuant to Clause 8.1.1.  In accordance with Code Section 704(c)(1)(A) (and the principles thereof) and Treas. Reg. § 1.704-3, income, gain, loss and deduction with respect to any property contributed to the capital

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of the Partnership, or after Partnership property has been revalued under Treas. Reg. § 1.704-1(b)(2)(iv)(f), shall, solely for United States federal, state and local tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted basis of such Partnership property to the Partnership for United States federal income tax purposes and its value as so determined at the time of the contribution or revaluation of Partnership property.  This Clause 8.1.2 shall be construed to authorize the Partnership to utilize any method permitted under Treas. Reg. § 1.704-3.  Any elections or other decisions relating to such allocations shall be made by the General Partner.  Allocations pursuant to this Clause 8.1.2 are solely for United States tax purposes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of profit, loss, or other items, pursuant to any provision of this Agreement or otherwise affect the Partners’ rights (including rights to distributions) and obligations with respect to the Partnership.

8.1.3                          Related Definitions.  For purposes of this Agreement: (A) the term “Section 704(b) Book Value” means, with respect to any Company property, the Partnership’s adjusted basis for United States tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. §§1.704-1(b)(2)(iv)(d) through (g), provided that on the date of the contribution of an asset to the Partnership, the Section 704(b) Book Value of any asset contributed to the Partnership shall be equal to the fair market value (as determined by the General Partner) of such asset on the date of such contribution, (B) the term “Treas. Reg.” means Treasury Regulations issued under the Code, and (C) the term “profits and losses” shall mean the items of profit and loss of the Partnership (including separately stated items) as computed under Treas. Reg. § 1.704-1(b)(2)(iv).

8.2                            Allocation of Liabilities

The Limited Partners shall have no personal obligation for the debts and liabilities of the Partnership, except as provided in this Agreement and in the Act.

8.3                            Accounts and Apportionment of Partnership Expenses

8.3.1                          The Partnership shall establish and maintain such accounts and records for each of the Partners as the General Partner shall determine and amounts shall be credited or debited to and from these accounts as appropriate.

8.3.2                          Fees and expenses of the Partnership (other than those which specifically relate to a particular Investment, which shall be allocated against the income and gain of that Investment) shall be allocated against such income or gain as the General Partner may determine in its sole discretion.

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9                               Transfer of Interests

9.1                            Transfer of Interest of the General Partner

9.1.1                          The General Partner shall not Transfer all or any part of its general partner interest, or merge, consolidate, convert or amalgamate with or into any Person such that the General Partner would no longer be deemed to be the holder of the general partner interest, except in accordance with Clause 9.1.2.

9.1.2                          The General Partner may at any time Transfer its interest in the Partnership to, or merge, consolidate, convert or amalgamate with or into, any member of the KKR Group without any requirement for consent of the Limited Partners, and upon such Transfer (or other transaction) the original general partner shall cease to be the general partner and the replacement general partner (or surviving entity) shall become the “General Partner” for all purposes of this Agreement and assume all rights and obligations of the original general partner, provided that pursuant to the terms of the Transfer, merger, amalgamation or consolidation, the replacement general partner (or surviving entity) agrees to assume the rights and duties of the original general partner under this Agreement and to be bound by the provisions of this Agreement.

9.2                            Transfer of Interests of Limited Partners

9.2.1                          No Transfer of all or any part of any Limited Partner Interest, whether voluntary or involuntary, shall be valid or effective without the prior written consent of the General Partner.

9.2.2                          No Limited Partner shall have the right to withdraw from the Partnership otherwise than pursuant to a Transfer made in accordance with this Article 9.

9.2.3                          Any Substitute Limited Partner shall be bound by all the provisions hereof and, whether or not as a condition of giving its consent to any Transfer to be made in accordance with the provisions of this Clause 9.2, the General Partner shall require the proposed Substitute Limited Partner to acknowledge its assumption (in whole or in part) of the obligations of the transferring Limited Partner by becoming party to this Agreement.  Neither the Partnership nor the General Partner shall incur any liability for allocations and distributions made in good faith to the transferring Limited Partner until the written instrument of Transfer has been received by the Partnership and recorded in its books and the effective date of the Transfer has passed.  Following a Substitute Limited Partner becoming a Limited Partner, the General Partner shall procure that the books of the Partnership shall be amended to reflect the Limited Partner Interest assumed by such Limited Partner.

9.3                            Transfer of Interests in Violation of this Clause

No Transfer of Limited Partner Interests in violation of this Article 9 shall be valid or effective, and the Partnership shall not recognise the same for any purpose, including the making of any distributions of income or gain, or returns of capital, with respect to Limited Partner Interests.

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10                        Termination and Liquidation

10.1                     Termination

10.1.1                   The death, bankruptcy, insolvency, dissolution, liquidation or removal of a Limited Partner shall not operate to terminate the Partnership and the estate or trustee in bankruptcy or receiver or liquidator of a deceased, bankrupt, insolvent or dissolved Limited Partner shall not have the right to withdraw such Partner’s Capital Contribution prior to the liquidation of the Partnership.  The Partnership shall terminate upon the happening of any of the following events, the happening of which the General Partner shall notify in writing to the Limited Partners as soon as practicable:

(i)                                  the bankruptcy, insolvency, dissolution or liquidation of the General Partner becoming effective, in which event, subject to Clause 10.1.2, the Partnership shall terminate automatically (and without any further action of any of the Partners) and without notice or reinstatement;

(ii)                               the election of the General Partner, upon consent of Limited Partners representing a majority in Partnership Interest.

10.1.2                   The Partnership shall be reconstituted and continue without dissolution if, within 90 days of the date of termination under Clause 10.1.1, a new General Partner which is an Associate of the former General Partner or of the Service Provider has executed a transfer deed pursuant to which the new General Partner assumes the rights and undertakes the obligations of the General Partner.

10.2                     No Early Termination of the Partnership

The Partnership shall not be capable of termination other than as provided for in Clause 10.1.

10.3                      Liquidation of Interests of Partners

10.3.1                   Save as otherwise provided in this Agreement, no Partner shall have the right to the return of any of its Capital Contribution.

10.3.2                   The General Partner shall not be personally liable to the Limited Partners for the return of any amounts paid by the Limited Partners.

10.3.3                   Upon termination of the Partnership, no further activities or operations shall be conducted except for such action as shall be necessary for the winding up of the affairs of the Partnership and the distribution of the Assets amongst the Partners.  The General Partner shall act as liquidating trustee, provided that if the Partnership is terminated for a reason set forth in Clause 10.1.1(i), the Limited Partners may, as approved by the Limited Partners holding at least 50% of the Limited Partner Interests in the aggregate, designate some other Person to act as a liquidating trustee and to receive such remuneration for so acting as the Limited Partners shall, in such approval, agree.

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10.3.4                   Upon termination of the Partnership, the liquidating trustee shall use all reasonable endeavours to sell the Partnership Assets on the best terms available.  If such sale is not possible or not, in the liquidating trustee’s opinion, in the best interests of the Limited Partners, it may either distribute all or any of the Assets in specie on the basis as to value and apportionment set out in Clause 7.6 or may continue to manage such Assets.  Termination will not affect the entitlement of the General Partner to receive the Class A Incentive Amount and the Class B Carried Interest on Assets so realised.  The liquidating trustee shall cause the Partnership to pay all debts, obligations and liabilities of the Partnership and all costs of liquidation and the remaining proceeds and assets to be distributed shall be distributed amongst the Partners on the basis set out in Clauses 7.2, 7.3, 7.4 and 7.5 and the appropriate allocations shall be made in the accounts of each of the Partners in accordance with the provisions of Clause 8.1.

11                         Accounts and Reports

11.1                      Basis and Contents of Accounts

To the extent required for the Partnership to comply with applicable laws and regulations, the General Partner shall prepare the Accounts and deliver or publish the same to each Limited Partner, along with a statement of the accounting policies used in the preparation of the Accounts, as such information shall be required by applicable laws and regulations and such further information as the General Partner shall deem appropriate (the “Accounts”).

11.2                      Other Reports

In connection with the Accounts, the General Partner shall send to the Limited Partners additional tax information in accordance with Clause 5.3.3.

12                        Amendments

12.1                     Amendments by the General Partner

Each Partner agrees that the General Partner, without the consent of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record all such documents as may be required in connection therewith, to reflect:

12.1.1            a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

12.1.2            the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

12.1.3           a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to

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ensure that the Partnership will not be treated as an association taxable as a corporation for U.S. federal income tax purposes;

12.1.4            a change that the General Partner determines (i) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Act) or (ii) is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

12.1.5            a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership;

12.1.6            any amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its general partner, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act, the U.S. Investment Advisers Act of 1940, the Plan Asset Regulations, ERISA, Section 4975 of the Code or Similar Laws;

12.1.7            any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

12.1.8            any amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other Person, in connection with the conduct by the Partnership of activities permitted by the terms of Clause 2.4;

12.1.9            any amendment that would provide additional rights or benefits to the Limited Partners;

12.1.10     any amendment that the General Partner determines to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; and

12.1.11      any other amendments ministerial in nature (and substantially similar to the foregoing).

12.2                     Amendments by the General Partner with Limited Partner Approval

Each Limited Partner agrees that the General Partner may, upon consent of Limited Partners representing a majority in Partnership Interest, amend any provision of this Agreement to reflect any amendment that is not described in Clause 12.1.

13                        General

13.1                     Investment Intent of the Limited Partners

Each Limited Partner agrees to be bound by the terms of this Agreement and thereby warrants to every other Partner and to the Partnership that it understands the need to evaluate the merits and risk of an investment in the Partnership and the need for a

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Limited Partner to evaluate its ability to bear the economic risk and lack of liquidity of an investment in the Partnership.

13.2                     Indemnification and Exculpation

13.2.1                   The General Partner, the Service Provider and any of their respective Associates, and their respective officers, directors, agents, shareholders, partners, members and employees, any Person who serves on the board of directors or other governing body of any Intermediate Company and any Person the General Partner designates as an indemnified Person (each, an “Indemnified Party”) shall, to the fullest extent permitted by law, be indemnified on an after Tax basis out of the Assets (and the General Partner shall be entitled to grant indemnities on behalf of the Partnership, and to make payments out of the Assets, to any Indemnified Party in each case in accordance with this Clause 13.2) against any and all losses, claims, damages, liabilities, costs and expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts (collectively, “Liabilities”) arising from any and all claims, demands, actions, suits and proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Party is or may be involved, or is threatened to be involved, as a party or otherwise, in connection with the business, investments and activities of the Partnership or by reason of such Person being the General Partner or Service Provider, or an Associate, officer, director, agent, shareholder or employee of the General Partner or Service Provider, or a Person who serves on the board of the directors or other governing body of any Intermediate Company, provided that no such Indemnified Party shall be so indemnified, with respect to any matter for which indemnification is sought, to the extent that a court of competent jurisdiction determines pursuant to a final and non-appealable judgment that, in respect of such matter, the Indemnified Party acted in bad faith or engaged in fraud or wilful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnified Party’s conduct was unlawful.  An Indemnified Party shall not be denied indemnification in whole or in part under this Clause 13.2 because the Indemnified Party had an interest in the transaction with respect to which indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

13.2.2                   To the fullest extent permitted by law, amounts incurred in respect of Liabilities incurred by an Indemnified Party in defending any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, shall from time to time be advanced by the Partnership prior to a determination that the Indemnified Party is not entitled to be indemnified, upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall be determined that the Indemnified Party is not entitled to be indemnified as provided by the proviso of Clause 13.2.1.

13.2.3                  The indemnification provided by this Clause 13.2 shall be in addition to any other rights to which an Indemnified Party may be entitled under any agreement, as a matter of the law or otherwise, both as to actions in the

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Indemnified Party’s capacity as an Indemnified Party and as to actions in any other capacity, and shall continue as to any Indemnified Party who has ceased to serve in the capacity in which such Indemnified Party became entitled to indemnification under this Clause 13.2, and shall inure to the benefit of such Person’s heirs, successors, assigns and administrators. The indemnification provisions of this Clause 13.2 are for the benefit of the Indemnified Party, its heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Person.

13.2.4                   No amendment, modification or repeal of this provision or any other provision of this Agreement shall in any manner terminate, reduce or impair the right of any past, present or future Indemnified Party to be indemnified by the Partnership or the obligations of the Partnership to indemnify any such Indemnified Party under and in accordance with the provisions of this Agreement as in effect immediately prior to such amendment, modification or repeal with respect to any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claim, demand, action, suit or proceeding may arise or be asserted.

13.2.5                   Notwithstanding anything to the contrary in this Agreement, no Indemnified Party shall be liable to the Partnership, any Partner or any other Person who has acquired an interest in the Partnership for any Liabilities sustained or incurred by such Person as a result of any act or omission of the Indemnified Party, except to the extent there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Liabilities resulted from the Indemnified Party’s bad faith, fraud, wilful misconduct, or in the case of a criminal matter, actions with knowledge that the conduct was unlawful.

13.2.6                   To the extent that an Indemnified Party has any duties to the Partnership or to the Partners, including fiduciary duties, such Indemnified Party acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

13.2.7                   Any amendment, modification or repeal of this Clause 13.2 (or that otherwise affects Clause 13.2) that limits its scope shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnified Parties under this Clause 13.2 as in effect immediately prior to such amendment, modification or repeal with respect to any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claim, demand, action, suit or proceeding may arise or be asserted, provided that the Indemnified Party became an Indemnified Party hereunder prior to such amendment, modification or repeal.

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13.2.8                   The provisions of this Clause 13.2 shall survive the dissolution of the Partnership.

13.3                     Notices

Any notices or other documents to be given or sent hereunder by the General Partner to a Partner shall be given or sent by fax or letter post or any other manner permitted by law to the address of the Partner specified herein or at such other address as such Partner may notify to the General Partner.  All notices and other communications given in accordance with this agreement are effective as follows:  (i) if delivered by hand or by courier, at the time of delivery; or (ii) if sent by facsimile, at the expiration of 2 hours after completion of transmission.

13.4                      Successors

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors, legal representatives and permitted assigns, subject as provided herein.  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

13.5                     Extent of Partnership

Notwithstanding any other provision of this Agreement, each of the Partners hereby acknowledges and agrees that it is its intention to create a Partnership pursuant to the terms hereof solely with each of the other Partners and any Additional Limited Partners or Substitute Limited Partners who may subsequently be admitted to the Partnership and that no Person other than the Partners shall participate in any income or gain or bear any losses arising in relation to the operations of the Partnership.

13.6                     Governing Law and Jurisdiction

13.6.1                   This Agreement shall be governed by and construed in accordance with the laws of the Island of Guernsey.

13.6.2                   Each Partner irrevocably agrees that the courts in the Island of Guernsey shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this Agreement (respectively “Proceedings” and “Disputes”) and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of Guernsey, provided that the General Partner may at its discretion elect to bring proceedings against any Limited Partner at its domicile.

13.6.3                   Each Partner irrevocably waives any objection which it might at any time have to the courts in the Island of Guernsey being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of Guernsey are not a convenient or appropriate forum for any such Proceedings or Disputes and further irrevocably agrees that a judgment in any Proceedings or Dispute brought in any court referred to in this clause shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

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13.7                     Execution in Counterpart

This Agreement may be executed in counterparts, each of which shall be deemed to be an original hereof.

[Rest of page intentionally left blank]

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In Witness Whereof, the parties hereto have executed this Agreement or otherwise agreed to become party to the same on the date first written above.

KKR PEI ASSOCIATES, L.P.

acting by its general partner, KKR PEI GP LIMITED

By:
Name:
Title:

[•]

By:
Name:
Title:

S-1

Exhibit Q

KKR GUERNSEY GP LIMITED

AUDIT COMMITTEE CHARTER

This charter of the Audit Committee (this “Charter”) was approved by the Board of Directors on July 19, 2009 and shall be effective only when and if the Effective Time (as defined in the Amended and Restated Purchase and Sale Agreement among KKR Private Equity Investors, L.P. (the “Partnership”), KKR Group Holdings L.P. and the other parties thereto) occurs.  This Charter amends and restates the Charter that was effective as of November 7, 2006, which amended and restated the original Charter that was effective as of May 10, 2006.

I.                                         ORGANIZATION

There shall be constituted a standing committee of the Board of Directors (the “Board”) of KKR Guernsey GP Limited (the “Managing General Partner”), the general partner of the Partnership, to be known as the audit committee (the “Audit Committee”).  It is contemplated that the Partnership may also provide separate financial statements of the partnerships containing the business of KKR Group Holdings L.P. and its entities (the “KKR Group Holdings” and, together with the Partnership, the “Partnerships”).

II.                                     COMPOSITION AND SELECTION

The Audit Committee shall be comprised of two or more members, each of whom shall be “Independent Directors” as defined in the Articles of Incorporation of the Managing General Partner (“Independent Directors”).

At least one member of the Audit Committee shall be financially literate, as determined by the Board.  The members of the Audit Committee shall be appointed by the Board, based upon the recommendation of the Nominating and Corporate Governance Committee and may be removed by the Board. Each member of the Audit Committee shall serve until his or her successor is duly elected and qualified. The full Board shall elect a Chairman of the Audit Committee, and if a Chairman is not elected by the full Board, the members of the Audit Committee shall designate a Chairman by majority vote of the full Audit Committee.

III.                                 STATEMENT OF PURPOSE

The primary function of the Audit Committee shall be to represent and assist the Board in discharging its oversight responsibilities relating to: (1) matters relating to financial and accounting processes, including internal controls, of the Partnerships; (2) the integrity of the Partnerships’ financial statements; (3) the Partnerships’ compliance with legal and regulatory requirements; (4) the qualifications, performance and independence of the Partnerships’ independent accountants; and (5) the qualifications, performance and independence of any third party that provides valuation information or assistance for the investments of the Partnerships. In performing its duties, the Audit Committee will maintain effective working relationships with (i) the Board, (ii) the Chief Financial Officer of the Managing General Partner (the “KPE Chief Financial Officer”), (iii) the Chief Financial Officer or Chief Accounting Officer for KKR Group Holdings (the “KKR Chief Financial Officer” and, together with the KPE Chief Financial Officer, the “Chief Financial Officers”), and (iv) the independent accountants of the

Partnerships. To effectively perform his or her role, each Audit Committee member will be responsible for obtaining an understanding of the responsibilities of Audit Committee membership as outlined in this Charter as well as of the Partnership’s business, operations, and risks.

IV.                                 COMMITTEE AUTHORITY AND RESPONSIBILITIES

Among its specific duties and responsibilities, the Audit Committee shall:

A.            Financial Statements and Disclosure Matters

1.             Review and discuss with the Chief Financial Officers and the independent accountants: (a) accounting policies and financial reporting issues and judgments that may be viewed as critical; and (b) analyses prepared by the Chief Financial Officers  and the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements of the Partnerships;

2.             Consider and approve, when appropriate, any significant changes in the Partnerships’ accounting and auditing policies, and review with the Partnerships’ independent accountants and the Chief Financial Officers the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented;

3.             Review and discuss with the Chief Financial Officers and the independent accountants the Partnerships’ annual audited and quarterly unaudited financial statements, including any related financial disclosure accompanying such financial statements and the results of the independent accountants’ reviews of the annual audited and quarterly unaudited financial statements, if any, as well as off-balance sheet structures on such financial statements;

4.             Review and discuss the adequacy and effectiveness of the Partnerships’ internal controls, including any significant changes or deficiencies in internal controls reported to the Audit Committee by the independent accountants or the Chief Financial Officers and any special audit steps adopted in light of control deficiencies;

5.             Review and discuss with the Chief Financial Officers the Partnerships’ policies and practices regarding: (a) earnings press releases; and (b) financial information and earnings guidance given to analysts and ratings agencies;

6.             Discuss with the Chief Financial Officers and the independent accountants the effect of regulatory and accounting initiatives, and any accounting and financial reporting proposals that may have a significant impact on the Partnerships’ financial reports; and

7.             Discuss with the independent accountants the matters required to be discussed by SAS 61, as amended by SAS 89 and SAS 90 dealing with “Communications to Audit Committees” relating to the course of the audit work, any restrictions on the scope of activities or

2

access to requested information, and any significant disagreements with the Chief Financial Officers.

B.            Compliance and Oversight Responsibilities

1.             Receive reports regarding compliance of the Partnerships with legal and regulatory requirements from the Chief Financial Officers, the independent accountants and such other persons as they may deem appropriate;

2.             Review information regarding any material pending legal proceedings involving the Partnerships and other contingent liabilities

C.            Oversight of the Partnerships’ Relationship with the Independent Accountants and Other Third Parties

1.             Be responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the independent accountants and, where appropriate, replacement of the independent accountants or any third party that provides valuation information or assistance for the investments of the Partnerships, and who are responsible to the Board and the Audit Committee;

2.             Consider, at least annually, the independence of the independent accountants or any third party that provides valuation information or assistance for the investments of the Partnerships, including whether the performance of permissible non-audit services is compatible with independence, and, where appropriate, obtain and review a report by the independent accountants or such third party describing all relationships between the independent accountants or such third party and the Partnerships and any other relationships that may adversely affect the independence of the independent accountants or such third party;

3.             Review and discuss with the independent accountants: (a) the audit planning and procedures, including the scope, fees, staffing and timing of the audit; (b) the results of the audit exam, including any problems or difficulties encountered in the course of the audit work and responses thereto by the Chief Financial Officers, and any management letters; and (c) any reports of the independent accountants with respect to any interim period;

4.             Review with the Partnerships’ independent accountants the coordination of audit efforts to provide for completeness of coverage, reduction of redundant efforts and effective use of audit resources; and

5.             Establish hiring policies for employees and former employees of the independent accountants.

D.            Other Matters

Review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval, and annually review the Audit Committee’s performance.

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V.                                     MEETINGS

The Audit Committee shall meet at least four times a year, which meetings shall include meeting separately from the Board with the Chief Financial Officers and the independent accountants.  The Chairman or a majority of the members of the Audit Committee may call meetings of the Audit Committee upon reasonable notice to all members of the Audit Committee. The Audit Committee shall report to the Board at least four times a year with respect to its activities.  The Audit Committee shall meet only outside the United Kingdom.

VI.                                 OUTSIDE ADVISORS

In the course of fulfilling its duties, the Audit Committee shall have, to the extent it deems necessary, the authority to retain outside legal, accounting or other advisors, who shall be appropriately compensated, as determined by the Audit Committee. The amount of such compensation may be treated as an expense of the Partnerships to the extent permitted by the Partnerships’ limited partnership agreements.

VII.                             AMENDMENTS

The Audit Committee shall have the authority to make any amendment to this Charter that is necessary to cure any ambiguity, mistake, defect or inconsistency or any other amendment that is ministerial in nature. Other amendments shall require the approval of the Board of Directors.

VIII.                         SAFE HARBOR STATEMENT

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is the responsibility of the Chief Financial Officers and the independent accountants, and not the duty of the Audit Committee, to determine that their respective financial statements are complete, accurate and in accordance with GAAP and to plan and conduct audits, respectively.  It is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between the Chief Financial Officers and the independent accountants or to assure compliance with applicable laws and regulations or the Partnerships’ limited partnership agreements.

4

Exhibit R

Registration No. 44666

Date of circulation:  [ ] 2009

(“Circulation Date”)

KKR GUERNSEY GP LIMITED
(the “Company”)

Written Resolutions by the Members of the Company

In accordance with section 181(1) of the Companies (Guernsey) Law, 2008 (as amended) (the “Companies Law”) and the Company’s articles of incorporation (“Articles”), the undersigned, being the Members of the Company who, at the Circulation Date, were entitled to receive notice of, and attend and vote at, a general meeting of the Company in respect of the following resolutions (“Written Resolutions”), have, by their signatures below, consented to these Written Resolutions being circulated for signature without prior notice pursuant to the provisions of section 182(2) of the Companies Law and have, by their signatures below, passed these Written Resolutions with intent that they shall take effect as a special resolution of the Company on the occurrence of the Effective Date (as defined below). These Written Resolutions are to be signed in accordance with Note 1 below.

Unless otherwise specified, all capitalised term used in this Written Resolution will have the same meaning as defined in the Articles.

IT IS HEREBY RESOLVED

1.                                     THAT the Articles of Incorporation of the Company be amended by deleting:

a.               the definition of “Investment Agreement” from Article 1;

b.              Article 22(2)(d) in its entirety;

c.               the words, “or an Intermediate Company” from Article 22(2)(e) and inserting in lieu thereof, “directly or indirectly”;

d.              the words, “or any Intermediate Company” from Article 22(2)(f);

e.               the words, “, Partnership or any Intermediate Company” from Article 22(2)(g) and inserting in lieu thereof, “or the Partnership”; and

f.                 the words, “or the Investment Agreement” from Article 22(3).

2.                                     THAT these Written Resolutions shall be effective only if (i) the requisite consent to approve these Written Resolutions by the Members is received by the Company and (ii) the “Effective Time” (as defined in the Amended and Restated Purchase and Sale Agreement by and among KKR & Co. L.P., KKR Private Equity Investors, L.P., KKR Group Holdings L.P., KKR PEI Associates, L.P., KKR Holdings L.P., KKR Management Holdings L.P. and KKR Fund Holdings L.P., dated as of July 19, 2009) occurs.

3.                                     THAT the date of the passing of these Written Resolutions shall be the date on which the Effective Time occurs.

[Signature pages follow]

Registration No. 44666

IN WITNESS WHEREOF, the undersigned have signed these Written Resolutions as of the Effective Time.

Signed by:	Dated	For/Against/Abstain*
(*delete as appropriate)

Henry R. Kravis

Signed by:	Dated	For/Against/Abstain*
(*delete as appropriate)

George R. Roberts

Signed by:	Dated	For/Against/Abstain*
(*delete as appropriate)

Michael W. Michelson

Signed by:	Dated	For/Against/Abstain*
(*delete as appropriate)

Perry Golkin

Signed by:	Dated	For/Against/Abstain*
(*delete as appropriate)

Johannes P. Huth

Signed by:	Dated	For/Against/Abstain*
(*delete as appropriate)

Jacques Garaïalde

Signed by:	Dated	For/Against/Abstain*
(*delete as appropriate)

Reinhard Gorenflos

Signed by:	Dated	For/Against/Abstain*
(*delete as appropriate)

Scott C. Nuttall

Registration No. 44666

Signed by:	Dated	For/Against/Abstain*
(*delete as appropriate)

Dominic P. Murphy

Signed by:	Dated	For/Against/Abstain*
(*delete as appropriate)

Clive Hollick

Signed by:	Dated	For/Against/Abstain*
(*delete as appropriate)

Justin Reizes

Registration No. 44666

Notes:

1.               Please signify your agreement to the resolutions proposed herein by signing and dating your copy (on the date of signing) and returning a pdf or fax copy to the Company as soon as possible, with the original signed copy returned to the Company immediately to be kept with the Company books.

2.               The resolutions set out herein will lapse if not passed within 28 days of the date of circulation of this document.

3.               If you wish to cast all of your votes for or against the resolutions you should delete the relevant words, as appropriate, opposite your nam on the signature page.  If you do so, you are deemed to have voted the total voting rights attributable to the shares you hold as evidenced by the register of members at the Circulation Date (“Register”).

4.               If you wish to cast only certain votes “For” and certain votes “Against” a resolution, you should insert the relevant number of shares in the appropriate box. Where this aggregate number of shares differs from the aggregate number of shares attributable to you on the Register, you will be deemed to have voted the number of shares attributable to you on the Register in the corresponding proportions.

5.               The “Abstain” option is provided to enable you to abstain from voting on a particular resolution.  An “Abstain” is not a vote in law and will not be counted in the calculation of the proportion of the votes “For” or “Against” a resolution.

6.               The Company recommends you vote “For” each of the resolutions. Any vote which is not clearly shown as “For”, “Against”, or “Abstain” will be deemed to be a vote in favour of the resolutions.